Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

PYROPHYTE ACQUISITION CORP. II,

SAKUU CORPORATION

and

PYROPHYTE MERGER SUB, INC.

dated as of

October 14, 2026

- i -

- ii -

- iii -

EXHIBITS

Exhibit A	Form of Company Support Agreement
Exhibit B	Form of Sponsor Support Agreement
Exhibit C	Form of Company Lock-Up Agreement

- iv -

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of October 14, 2026, by and among Pyrophyte Acquisition Corp. II, a Cayman Islands exempted company limited by shares (“Pyrophyte”), Sakuu Corporation, a Delaware corporation (the “Company”), and Pyrophyte Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Pyrophyte, the Company and Merger Sub are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, (a) Pyrophyte is a blank check company incorporated as a Cayman Islands exempted company limited by shares for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities and (b) Merger Sub is a newly incorporated, wholly owned Subsidiary of Pyrophyte;

WHEREAS, pursuant to Pyrophyte’s Governing Documents, Pyrophyte is required to provide an opportunity for its shareholders to have their issued and outstanding Pyrophyte Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Required Pyrophyte Shareholder Approval at the Special Meeting;

WHEREAS, following the execution of this Agreement, certain Company Shareholders are expected to enter into support agreements (each, a “Company Support Agreement”), substantially in the form attached hereto as Exhibit A, on the terms and subject to the conditions set forth therein;

WHEREAS, concurrently with the execution of this Agreement, Pyrophyte Acquisition II LLC, a Delaware limited liability company (the “Sponsor”), Pyrophyte and the Company have entered into the sponsor support agreement, in the form attached hereto as Exhibit B (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed, on the terms and subject to the conditions set forth therein, to (a) vote in favor of the Transaction Proposals and not redeem any Pyrophyte Shares held by the Sponsor, (b) waive certain adjustments to the conversion ratio applicable to the Pyrophyte Class B Shares under Pyrophyte’s Governing Documents, (c) terminate the lock-up provisions applicable to the Sponsor under that certain Letter Agreement, dated July 16, 2025, and become subject to the transfer restrictions set forth in the Sponsor Support Agreement, (d) forfeit or surrender a portion of the Sponsor Promote Shares for the benefit of investors in order to support the minimum Net Closing Cash condition in accordance with the terms of the Sponsor Support Agreement, and (e) pay or otherwise satisfy Pyrophyte Transaction Expenses in excess of the Pyrophyte Transaction Expense Cap;

WHEREAS, on the Closing Date but after the Pyrophyte Shareholder Redemption and prior to the Effective Time, Pyrophyte shall deregister as an exempted company incorporated in the Cayman Islands and transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Act (the “Domestication”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving as the “Surviving Company” in such merger (the “Merger”), the separate existence of Merger Sub will cease, the Surviving Company will become a wholly owned Subsidiary of Pyrophyte, and each share of Company Capital Stock will be automatically converted as of the Effective Time into the right to receive a portion of the Transaction Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, prior to the consummation of the Transactions, Pyrophyte shall, subject to obtaining the Required Pyrophyte Shareholder Approval at the Special Meeting, adopt an equity incentive plan (the “Equity Incentive Plan”) in a form to be mutually agreed upon by Pyrophyte and the Company after the date of this Agreement and prior to Closing;

WHEREAS, at the Closing, (i) the Sponsor, certain directors and officers of Pyrophyte that hold Pyrophyte Class B Shares (together with the Sponsor, collectively, the “SPAC Insiders”) and the Company Shareholders set forth on Section 1.01(b) of the Company Disclosure Schedules (collectively, the “Major Company Shareholders”) shall enter into a registration rights agreement (the “Registration Rights Agreement”), in customary form mutually and reasonably agreed by the Parties prior to the Closing, pursuant to which, among other things, the SPAC Insiders and the Major Company Shareholders will be granted certain registration rights with respect to their respective Pyrophyte Shares, in each case, on the terms and subject to the conditions in the Registration Rights Agreement, and (ii) each Major Company Shareholder, each officer of the Company, and each director of the Company that will become a director of the Surviving Company (collectively, the “Locked-Up Company Persons”) shall enter into a lock-up agreement (each, a “Company Lock-Up Agreement”), substantially in the form attached hereto as Exhibit C, pursuant to which the Locked-Up Company Persons will agree, subject to certain exceptions, not to effect any sale or distribution of any Equity Securities of Pyrophyte issued pursuant to this Agreement during the lock-up period described in each Company Lock-Up Agreement;

WHEREAS, the board of directors of Pyrophyte has (a) approved this Agreement, the other Transaction Documents to which Pyrophyte is or will be a party and the transactions contemplated hereby and thereby and (b) recommended, among other things, approval of this Agreement, the Merger, the Domestication and the Transactions by the holders of Pyrophyte Shares, voting together as a single class, entitled to vote thereon (the “Pyrophyte Board Recommendation”);

WHEREAS, the board of directors of the Company has (a) approved this Agreement, the other Transaction Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby and (b) recommended, among other things, approval of this Agreement, the Merger and the Transactions by the holders of Company Capital Stock entitled to vote thereon (the “Company Board Recommendation”);

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the other Transaction Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, Pyrophyte, as the sole stockholder of Merger Sub, will, as promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, approve and adopt this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby (including the Merger); and

WHEREAS, each of the Parties intends that, for U.S. federal income tax purposes, (i) this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder, (ii) the Domestication shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and (iii) the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code (collectively, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

Article I
CERTAIN DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“280G Approval” has the meaning specified in Section 7.06.

“280G Waived Benefits” has the meaning specified in Section 7.06.

“Additional Pyrophyte SEC Reports” has the meaning specified in Section 6.08.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning specified in the preamble hereto.

“AI Technology” means any (a) techniques that enable computers to mimic human intelligence, including deep learning, machine learning and other artificial intelligence (AI) technologies and algorithms, software, or systems that make use of or employ neural networks, statistical learning algorithms or reinforcement learning, and (b) Software and hardware used to operate, train, test, improve, develop, and deploy any such techniques.

“Allocation Schedule” has the meaning specified in Section 3.03(a).

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery, money laundering or anti-corruption (governmental or commercial), including the U.S. Foreign Corrupt Practices Act (as amended), the U.K. Bribery Act (as amended) and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Benefit Plan” means any retirement, pension, profit sharing, deferred compensation, savings, bonus or incentive (whether cash or equity), cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, welfare, holiday, vacation, employment, consulting, independent contractor, personal services, retention, severance, change of control, equity purchase, equity option, restricted equity, phantom equity, equity appreciation right, other equity-based, loan, fringe benefit or other compensation or benefit plan, fund, policy, program, practice, Contract, agreement or arrangement of any kind (including any “employee benefit plan,” as defined in Section 3(3) of ERISA), whether or not subject to ERISA, whether written or oral and whether covering a single individual or a group of individuals.

“Business Combination Proposal” has the meaning specified in Section 9.03(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in (a) New York, New York or (b) the Cayman Islands are authorized or required by Law to close.

“Cayman Islands Act” means the Companies Act (As Revised) of the Cayman Islands.

“Certificate” has the meaning specified in Section 2.01(d)(ii)(g).

“Certificate of Merger” has the meaning specified in Section 2.01(c).

“Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount payable to any Person as a result of or in connection with this Agreement or the Transactions (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events; provided that no severance payments or benefits relating to individuals terminated by or at the written direction of Pyrophyte or by the individual’s resignation as a result of a constructive termination due to the actions or omissions of Pyrophyte or the Surviving Company following, and not otherwise in connection with or arising out of, the Closing shall constitute Change of Control Payments).

“Change of Control Transaction” means, after the Closing, any transaction or series of related transactions (a) under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of assets, businesses or Equity Securities of another Person, and (b) that results, directly or indirectly, in the shareholders of Pyrophyte as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares of Pyrophyte (or any successor or parent company of Pyrophyte) immediately after the consummation thereof (in the case of each of clauses (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of Equity Securities or otherwise); provided that a transaction in which the Person issues Equity Securities primarily for the purposes of financing will not be a Change of Control Transaction.

“Charter Proposal” has the meaning specified in Section 9.03(b).

“Closing” has the meaning specified in Section 3.01.

“Closing Company Financial Statements” has the meaning specified in Section 4.06(b).

“Closing Date” has the meaning specified in Section 3.01.

“Closing Equity Liquidity Financing” means the issuance and sale of Equity Securities of the Company (or any Indebtedness that is convertible into such Equity Securities and for which all interest, principal and any other required payments may be paid without restriction, other than compliance with applicable securities laws, in the form of the Company Common Stock at the election of the Company), in each case after the date of this Agreement and prior to or at the Effective Time and on terms reasonably satisfactory to Pyrophyte, and which results in net cash proceeds being available without restriction for use by the Company or Surviving Company upon funding (but in any event on or prior to the Effective Time).

“Closing Filing” has the meaning specified in Section 9.07(e).

“Closing Indebtedness Liquidity Financing” means any Indebtedness (other than Indebtedness that is convertible into such Equity Securities) incurred after the date of this Agreement on terms reasonably satisfactory to Pyrophyte, and which is available without restriction for use by the Company upon funding (but in any event on or prior to the Effective Time).

“Closing Press Release” has the meaning specified in Section 9.07(e).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the preamble hereto.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) the Company or any of its controlled Affiliates or (ii) all or a material portion of the assets, Equity Securities or businesses of the Company or any of its controlled Affiliates (in the case of each of clauses (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its controlled Affiliates (other than the issuance of the applicable class of shares of capital stock of the Company upon the exercise or conversion of any Company Options or other equity awards outstanding on the date of this Agreement in accordance with the terms of the applicable Company equity plan (if any) and the underlying grant, award or similar agreement). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Assets” has the meaning specified in Section 4.16(d).

“Company Benefit Plan” means each Benefit Plan which is sponsored, maintained, contributed to or required to be contributed to by the Company, any ERISA Affiliate or any PEO (or to which the Company, any ERISA Affiliate or any PEO is a party) for the benefit of any current or former employee, officer, director, member, manager, consultant, independent contractor, or other service provider of or to the Company, or under or with respect to which the Company has (or could have) any Liability, other than any Benefit Plan that is maintained by a Governmental Authority.

“Company Board Recommendation” has the meaning specified in the Recitals.

“Company Bridge Preferred Stock” means preferred stock, par value $0.0001 per share, of the Company designated as “Bridge Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Certificate of Incorporation” means the Seventh Amended and Restated Certificate of Incorporation of the Company, as then currently in effect.

“Company Closing Statement” has the meaning specified in Section 3.04.

“Company Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company Convertible Noteholders” means, collectively, the holders of Company Convertible Notes as of any applicable determination time prior to Closing.

“Company Convertible Notes” means any Indebtedness that is convertible into Company Capital Stock.

“Company D&O Persons” has the meaning specified in Section 7.03(a).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Pyrophyte by the Company on the date of this Agreement.

“Company Financings” means, collectively, the Closing Equity Liquidity Financing and the Closing Indebtedness Liquidity Financing.

“Company Fundamental Representations” means the representations and warranties set forth in Section 4.01 (Corporate Organization), Section 4.03 (Due Authorization), Section 4.05(a) (Capitalization), and Section 4.20 (Brokers).

“Company Incentive Pool” has the meaning specified in Section 2.03(a).

“Company Incentive Pool Allocation Framework” means the objective framework governing awards from the Company Incentive Pool, including (a) the eligible-participant categories (limited to then-current employees, directors and natural-person individual service providers of the Company or the Surviving Company rendering bona fide services), (b) basic eligibility criteria (including role, tenure and continued service), (c) an overall cap on the aggregate number of New Pyrophyte Common Shares that may be awarded from the Company Incentive Pool, (d) per-person limits on awards and (e) allocation tiers or ranges, in each case established at or prior to the Closing and set forth on the schedule titled “Company Incentive Pool Allocation Framework”.

“Company Incentive Pool Shares” means the New Pyrophyte Common Shares issuable or reserved for issuance into the Company Incentive Pool pursuant to Section 2.03.

“Company Intellectual Property” has the meaning specified in Section 4.17(a).

“Company Lock-Up Agreements” has the meaning specified in the Recitals.

“Company Material Adverse Effect” means any change, event, effect, state of facts or occurrence that, individually or in the aggregate with any other change, event, effect, state of facts, or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Company, or (b) the ability of the Company (whether on behalf of itself or on behalf of the Company Securityholders, as applicable) to consummate the Transactions; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur: any change, event, effect, state of facts or occurrence from or related to (i) general business or economic conditions in or affecting the United States, Cayman Islands or any other country, or changes therein, or the global economy generally; (ii) any national or international political or social conditions in the United States, Cayman Islands or any other country, including the engagement by the United States, Cayman Islands or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, or sabotage; (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States, Cayman Islands or any other country, or changes therein, including changes in interest rates in the United States, Cayman Islands or any other country and changes in exchange rates for the currencies of any countries; (iv) changes generally affecting the industries or markets in which the Company operates; (v) changes in any applicable Laws coming into effect after the date of this Agreement; (vi) any failure in and of itself by the Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (provided that this clause (vi) shall not prevent or otherwise affect a determination that any change or effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (vii) any hurricane, tornado, flood, earthquake, tsunami, mudslide, wild fire or other natural disaster, epidemic, pandemic, disease outbreak or quarantine, weather condition, explosion, act of God or other comparable event in the United States, Cayman Islands or any other country, or any escalation of the foregoing; or (viii) any action taken by, or at the written request of, Pyrophyte or that is required by the terms of this Agreement; provided, however, that any change, event, effect, state of facts or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (vii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur if such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the Company relative to other participants operating in the industries or markets in which the Company operates.

“Company Option” means each outstanding option (whether vested or unvested) to purchase Company Common Stock granted under the Legacy Equity Incentive Plan.

“Company Optionholders” means, collectively, the holders of Company Options as of any applicable determination time prior to Closing.

“Company-Owned Intellectual Property” means, collectively, the Registered Intellectual Property and all other Intellectual Property owned or purported to be owned by the Company.

“Company Preferred Stock” means the Company Series A Preferred Stock, the Company Series A-1 Preferred Stock, the Company Series A-2 Preferred Stock, the Company Series A-3 Preferred Stock, the Company Series B Preferred Stock, the Company Series B-1 Preferred Stock, and the Company Bridge Preferred Stock, collectively.

“Company Related Party” has the meaning specified in Section 4.21.

“Company Related Party Transactions” has the meaning specified in Section 4.21.

“Company SAFEs” means, collectively, all Simple Agreements for Future Equity (SAFEs) issued by the Company and outstanding immediately prior to the Effective Time.

“Company Securityholders” means, collectively, the Company Shareholders, Company Optionholders, Company Warrantholders and Company Convertible Noteholders.

“Company Series A Preferred Stock” means preferred stock, par value $0.0001 per share, of the Company designated as “Series A Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series A-1 Preferred Stock” means preferred stock, par value $0.0001 per share, of the Company designated as “Series A-1 Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series A-2 Preferred Stock” means preferred stock, par value $0.0001 per share, of the Company designated as “Series A-2 Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series A-3 Preferred Stock” means preferred stock, par value $0.0001 per share, of the Company designated as “Series A-3 Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series B Preferred Stock” means preferred stock, par value $0.0001 per share, of the Company designated as “Series B Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Series B-1 Preferred Stock” means preferred stock, par value $0.0001 per share, of the Company designated as “Series B-1 Preferred Stock” pursuant to the Company Certificate of Incorporation.

“Company Shareholder Agreements” means, collectively, (i) that certain second amended and restated investor’s rights agreement, dated as of May 7, 2024, by and among the Company and the parties thereto, (ii) that certain second amended and restated voting agreement, dated as of May 7, 2024, by and among the Company and the parties thereto, and (iii) that certain second amended and restated right of first refusal and co-sale agreement, dated as of May 7, 2024, by and among the Company and the parties thereto.

“Company Shareholders” means, collectively, the holders of shares of Company Capital Stock as of any applicable determination time prior to Closing.

“Company Support Agreements” has the meaning specified in the Recitals.

“Company Transaction Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are unpaid as of the Closing (and not otherwise expressly allocated to Pyrophyte pursuant to the terms of this Agreement or any other Transaction Document) by the Company in connection with the negotiation, preparation or execution of this Agreement or any other Transaction Document, the performance of its covenants or agreements in this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, (b) Change of Control Payments and (c) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any other Transaction Document.

“Company Warrantholders” means, collectively, the holders of Company Warrants as of any applicable determination time prior to Closing.

“Company Warrants” means all outstanding and unexercised (in whole or in part) warrants to purchase shares of Company Capital Stock.

“Compensation Committee” has the meaning specified in Section 2.03(a).

“Confidentiality Agreement” has the meaning specified in Section 12.08.

“Contract” means any oral or written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Converted Stock Option” has the meaning specified in Section 2.01(d)(iii).

“Converted Warrant” has the meaning specified in Section 2.01(d)(iv).

“Converted Warrant Shares” has the meaning specified in Section 2.01(d)(iv).

“DGCL” means the Delaware General Corporation Law.

“Dissenting Shares” has the meaning specified in Section 2.01(d)(vii).

“Domestication” has the meaning set forth in the Recitals.

“Domestication Proposal” has the meaning specified in Section 9.03(b).

“Dormant Subsidiary” has the meaning specified in Section 4.02.

“Draft Allocation Schedule” has the meaning specified in Section 3.03(a).

“Earnout Achievement Date” means the First Earnout Achievement Date or the Second Earnout Achievement Date.

“Earnout Period” has the meaning specified in Section 2.03(a).

“Earnout Service Condition” has the meaning specified in Section 2.03(e)(i).

“Earnout Triggering Event” has the meaning specified in Section 2.03(d).

“Effective Time” has the meaning specified in Section 2.01(c).

“Enforceability Exceptions” has the meaning specified in Section 4.03.

“Environmental Laws” means any and all applicable Laws relating to the protection of (a) human health and safety, (b) the environment, (c) natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (d) pollution (or the cleanup thereof), (e) worker health or safety, or (f) the use, storage, emission, disposal or release of, or exposure to, Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Legal Proceedings, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Governmental Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“Environmental Permit” has the meaning specified in Section 4.18(b).

“Equity Incentive Plan” has the meaning specified in the Recitals.

“Equity Securities” means, with respect to any Person, (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including any interest, the value of which is in any way based on, linked to or derived from any interest described in clause (a), including stock appreciation, phantom stock, profit participation or other similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all of the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with the Company, is (or, at any relevant time, was) treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means Continental Stock Transfer & Trust Company, a New York limited purpose trust company.

“Exchange Fund” has the meaning specified in Section 3.02(a).

“Exchange Ratio” means (a) 60,000,000 divided by (b) the Fully Diluted Company Capitalization.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning specified in Section 4.06(a).

“First Earnout Achievement Date” has the meaning specified in Section 2.03(a).

“Foreign Antitrust Laws” has the meaning specified in Section 2.03(c).

“Fully Diluted Company Capitalization” means the sum, without duplication, of (x) the aggregate number of shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time, (y) the aggregate number of shares of Company Common Stock that are issuable upon the exercise or settlement of Company Warrants, Company Options, Company Convertible Notes or other direct or indirect rights to acquire shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time, and (z) the aggregate number of shares of Company Common Stock that would be issuable upon the conversion of all convertible Equity Securities of the Company (other than Company Common Stock, Company Warrants, Company Options and Company Convertible Notes) that are issued and outstanding as of immediately prior to the Effective Time (including the conversion of all shares of Company Preferred Stock into shares of Company Common Stock), but in each case, excluding shares of Company Common Stock that are issued and outstanding or issuable under (or issuable upon conversion or exercise of any warrants, convertible securities, or other direct or indirect rights to acquire shares of Company Common Stock issued or issuable) in any Closing Equity Liquidity Financing.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation, and the “Governing Documents” of a Cayman Islands exempted company limited by shares are its memorandum of association (as amended and/or restated) and articles of association (as amended and/or restated).

“Governmental Authority” means any (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, stock exchange or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Governmental Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Authority.

“Hazardous Material” means any chemical, compound, material, mixture, substance, product or waste whether solid, liquid or gas that is identified, listed, regulated, or otherwise defined as a “hazardous material”, “hazardous substance”, “hazardous waste”, “regulated substance”, “hazardous chemical”, “toxic chemical”, “toxic substance”, “toxic waste”, “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under, or for which liability or standards of conduct may be imposed pursuant to applicable Environmental Laws, or any other chemical, compound, material, mixture, substance, product or waste that could result in the imposition of Liability or responsibility under any Environmental Law including oil, petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, mold, radon, radioactive materials, per- and polyfluoroalkyl substances, flammable or explosive substances, urea formaldehyde insulation or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board.

“Income Tax” means any Tax imposed upon or measured by net income or gain (however denominated).

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money, (b) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, as of such time of such Person, and (c) all obligations of the type referred to in clauses (a) and (b) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. For purposes of this definition, all lease obligations of such Person, including those which are required to be capitalized in accordance with GAAP or IFRS, shall be excluded.

“Intellectual Property” means all intellectual property or proprietary rights of any type in any jurisdiction, including all: (a) patents, patent applications, and patent disclosures and improvements thereto together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof (“Patents”); (b) trademarks, service marks, logos, get-up, trade names, and other indicia of origin; (c) copyrights, works of authorship, mask works, and copyrightable works (including copyrights in Software) and moral rights; (d) trade secrets and confidential information, rights to inventions (whether patentable or not), rights in Software, know-how, technology, data, databases, designs, processes, recipes, formulations, methods, techniques, procedures, and documentation thereof, utility models; (e) domain names, websites, social media identifiers, and the content thereon; and (f) all other intellectual property rights, in each case, together with all goodwill associated therewith and, in each case, whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights, and all rights or forms of protection having equivalent or similar effect anywhere in the world.

“Intended Tax Treatment” has the meaning specified in the Recitals.

“Interim Period” has the meaning specified in Section 7.01(a).

“IP Contracts” has the meaning specified in Section 4.10(a)(x).

“IRS” means the U.S. Internal Revenue Service.

“IT Systems” means all computer systems, servers, networks, network equipment, firmware, Software, hardware, information technology systems or infrastructure, electronic data processing systems, communication networks, interfaces, platforms, peripherals and data or information contained therein or transmitted thereby, and other information technology equipment, in each case, whether owned, used, held for use, outsourced, leased or licensed by the Company.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Labor Agreement” has the meaning specified in Section 4.10(a)(xviii).

“Law” means any statute, law (including common law), act, code, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, subleased, licensed or similarly used or occupied by the Company.

“Leases” has the meaning specified in Section 4.16(b).

“Legacy Equity Incentive Plan” means the Company’s 2017 Stock Option Plan.

“Letter of Transmittal” has the meaning specified in Section 3.02(b).

“Liability”, “liability” or “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Governmental Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, purchase option, right of first refusal, covenant, restriction, security interest, license, restriction on transfer, title defect, encroachment or other survey defect, or other similar lien or encumbrance.

“Locked-Up Company Persons” has the meaning specified in the Recitals.

“Major Company Shareholders” has the meaning specified in the Recitals.

“Material Contracts” has the meaning specified in Section 4.10(a).

“Material Leased Real Property” has the meaning specified in Section 4.16(b).

“Material Permits” has the meaning specified in Section 4.15.

“Merger” has the meaning specified in the Recitals.

“Merger Proposal” has the meaning specified in Section 9.03(b).

“Merger Sub” has the meaning specified in the preamble hereto.

“Most Recent Balance Sheet” has the meaning specified in Section 4.06(a).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Net Closing Cash” means (a) the sum of all cash that is available to the Surviving Company or Pyrophyte without restriction for use by the Surviving Company or Pyrophyte immediately following the Effective Time, which includes for the avoidance of doubt funds from the Trust Account after deducting the amount required to satisfy the Pyrophyte Shareholder Redemption and amounts available from a Company Financing or a PIPE Financing, minus (b) the sum of (i) any Pyrophyte Transaction Expenses (which for the purposes of this definition shall include any then-unpaid obligations under any Contracts to which Pyrophyte is a party), other than any amount in excess of the Pyrophyte Transaction Expense Cap that is required to be paid or otherwise satisfied by the Sponsor pursuant to Section 8.10 and (ii) any Indebtedness of Pyrophyte outstanding as of the Effective Time, plus (c) to the extent paid prior to the Effective Time, or accrued but unpaid and included in clause (b), the reasonable fees and expenses of Pyrophyte’s outside counsel, and the costs of any settlement effected in compliance with Section 9.09, in each case, with respect to any Transaction Litigation. For clarity, Net Closing Cash will be determined prior to any use of available funds at or in connection with Closing, including for Pyrophyte Transaction Expenses and Indebtedness and Company Transaction Expenses and Indebtedness.

“New Pyrophyte Common Shares” has the meaning specified in Section 2.01(a).

“NYSE” means the New York Stock Exchange.

“Officers” has the meaning specified in Section 9.01(a).

“Other Pyrophyte Shareholder Approval” means the approval, at the Special Meeting where a quorum is present, of each of the Transaction Proposals (other than the Business Combination Proposal, the Merger Proposal and the Domestication Proposal), by an ordinary resolution in accordance with the Governing Documents of Pyrophyte requiring the affirmative vote of a simple majority of the votes cast by the holders of the issued Pyrophyte Shares, voting together as a single class, who, being entitled to do so, attend, in person or by proxy, and vote at the Special Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Pyrophyte, the Cayman Islands Act and applicable Law.

“Parties” has the meaning specified in the preamble hereto.

“Party” has the meaning specified in the preamble hereto.

“PCAOB” has the meaning specified in Section 4.06(b).

“PEO” means any professional employer organization, co-employer organization, human resources and benefits outsourcing entity, or other similar vendor or provider.

“Permits” has the meaning specified in Section 4.09(c).

“Permitted Liens” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, and (i) that relate to amounts not yet due and payable or (ii) that are being contested in good faith through appropriate Proceedings and for which appropriate reserves for the amount being contested have been established in accordance with GAAP, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Proceedings for which appropriate reserves have been established in accordance with GAAP, (d) Liens, encumbrances and restrictions of record affecting title to real property (including easements, covenants, rights of way and similar restrictions of record) that do not, individually or in the aggregate, materially interfere with the use or occupancy of such real property or the business of the Company, (e) rights, interests, Liens, or titles of, or through, a lessor or sublessor under any lease or other similar real property being leased, (f) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Company and do not prohibit or materially interfere with any of the Company’s use or occupancy of such real property or the business of the Company, (g) non-exclusive licenses of Intellectual Property, in each case, entered into in the ordinary course of business and (h) Liens described on Section 1.01(f) of the Company Disclosure Schedules.

“Person” means any individual, firm, corporation, company, exempted company, exempted limited partnership, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, or Governmental Authority.

“Personal Information” means any information relating to an identified or identifiable natural person or household, including “personal data” and “personally identifiable information” (each as defined under any applicable Laws) that identifies, can be used to identify or is otherwise associated with an individual person or device, whether or not such information is associated with an identified individual, including for instance: (a) names, addresses, telephone numbers, email addresses, financial information, financial account numbers, personal health information, drivers’ license numbers and government-issued identification numbers; and (b) Internet Protocol addresses, device identifiers or other persistent identifiers.

“PIPE Financing” means the private placement of ordinary shares of Pyrophyte (or, following the Domestication, New Pyrophyte Common Shares) at a price of $10.00 per share to mutually acceptable third-party investors, which Pyrophyte and the Company shall use reasonable best efforts to have committed reasonably promptly following the execution and delivery of this Agreement. Notwithstanding the foregoing or anything to the contrary herein, any such PIPE Financing shall require Pyrophyte’s prior consent, which shall not be unreasonably withheld, conditioned or delayed.

“Post-Closing Bylaws” means the bylaws of Pyrophyte to be entered into in connection with the Closing as set forth herein.

“Post-Closing Certificate of Incorporation” means the certificate of incorporation of Pyrophyte to be filed in connection with the Closing as set forth herein.

“Pre-Closing Pyrophyte Holders” means the holders of Pyrophyte Shares as of any specified time prior to the Effective Time.

“Privacy Requirements” means all of the following, to the extent applicable, relating to the Processing (including cross-border transfers), security (both technical and physical), or protection of Personal Information or breach notification in connection with Personal Information: (a) any and all applicable Laws, legal requirements and binding self-regulatory guidelines (including of any applicable foreign jurisdiction), including the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), General Data Protection Regulation, Regulation 2016/679/EU (GDPR), the UK Data Protection Act 2018, the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018, the Privacy and Electronic Communications (EC Directive) Regulations 2003, and the e-Privacy Directive (2002/58/EC), the Payment Card Industry Data Security Standard (PCI DSS), including any predecessor, successor or implementing legislation in respect of the foregoing, any amendments or reenactments of the foregoing (clause (a), collectively, the “Privacy Laws”); (b) the Company’s own rules, policies, and procedures; and (c) agreements the Company has entered into or by which it is bound.

“Private Placement Warrants” means the Private Placement Warrants (as defined in the Warrant Agreement).

“Proceeding” means any lawsuit, litigation, action, audit, examination or investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative, and whether public or private) pending by or before or otherwise involving any Governmental Authority.

“Process” (or “Processing” or “Processed”) means any operation or set of operations which is performed on Personal Information or on sets of Personal Information, which shall include access, receipt, collection, compilation, use, storage, processing, protection, sharing, safeguarding, disposal, destruction, disclosure, dissemination, transfer, sorting, distribution, treatment, manipulation, performance of operations on, enhancement, aggregation, destruction, or disposal.

“Public Warrants” means the Public Warrants (as defined in the Warrant Agreement).

“Pyrophyte” has the meaning specified in the preamble hereto.

“Pyrophyte Acquisition Proposal” means (a) any transaction or series of related transactions under which Pyrophyte or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets, Equity Securities or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise) or (b) any equity or similar investment in Pyrophyte or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby shall constitute a Pyrophyte Acquisition Proposal.

“Pyrophyte Arrangements” has the meaning specified in Section 7.06.

“Pyrophyte Board Recommendation” has the meaning specified in the Recitals.

“Pyrophyte Class A Shares” means, prior to the consummation of the Domestication, the Class A ordinary shares, par value of $0.0001 per share, of Pyrophyte.

“Pyrophyte Class B Shares” means, prior to the consummation of the Domestication, the Class B ordinary shares, par value of $0.0001 per share, of Pyrophyte.

“Pyrophyte Closing Statement” has the meaning specified in Section 3.04.

“Pyrophyte Common Share Price” means, on any date prior to the Closing, the closing sale price per share of Pyrophyte Class A Shares, or on any date after the Closing, the closing sale price per share of New Pyrophyte Common Shares, in each case as reported as of 4:00 p.m. (New York time) on such date by Bloomberg, or if not available on Bloomberg, as reported by Morningstar.

“Pyrophyte D&O Persons” has the meaning specified in Section 8.05(a).

“Pyrophyte Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Pyrophyte on the date of this Agreement.

“Pyrophyte Financial Statements” has the meaning specified in Section 6.09(d).

“Pyrophyte Fundamental Representations” means the representations and warranties set forth in Section 5.01 (Corporate Organization), Section 5.02 (Due Authorization), Section 5.03 (Capitalization), Section 5.06 (Brokers), Section 6.01 (Corporate Organization), Section 6.02 (Due Authorization), Section 6.07 (Brokers) and Section 6.13 (Capitalization).

“Pyrophyte Material Adverse Effect” means any change, event, effect, state of facts or occurrence that, individually or in the aggregate with any other change, event, effect, state of facts or occurrence, has had or would reasonably be expected to have a material adverse effect on the ability of Pyrophyte or Merger Sub to consummate the Transactions.

“Pyrophyte Material Contracts” has the meaning specified in Section 6.14(a).

“Pyrophyte Related Party” has the meaning specified in Section 6.15.

“Pyrophyte SEC Reports” has the meaning specified in Section 6.08.

“Pyrophyte Shareholder Approval” means, collectively, the Required Pyrophyte Shareholder Approval and the Other Pyrophyte Shareholder Approval.

“Pyrophyte Shareholder Redemption” means the right of the holders of Pyrophyte Class A Shares to redeem all or a portion of their Pyrophyte Class A Shares in connection with the Transactions as set forth in Pyrophyte’s Governing Documents.

“Pyrophyte Shares” means, (a) prior to the Domestication, collectively, the Pyrophyte Class A Shares and the Pyrophyte Class B Shares and (b) from and after the Domestication, the New Pyrophyte Common Shares.

“Pyrophyte Transaction Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are unpaid as of the Closing (and not otherwise expressly allocated to the Company, pursuant to the terms of this Agreement or any other Transaction Document) by Pyrophyte or any of its Subsidiaries, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, placement agents, or other agents or service providers of Pyrophyte and its Subsidiaries (including, but not limited to, any such fees and expenses in connection with Pyrophyte’s initial public offering, its listing, its reporting with the SEC, and the negotiation, preparation or execution of this Agreement, any other Transaction Document or any other Contract in place as of the Closing (or in connection with any discussions, negotiations or preparation of any agreement with any other party with respect to a business combination transaction), the performance of their covenants or agreements in this Agreement, under any other Transaction Document, under any “tail” policy providing directors’ and officers’ liability insurance policy or under any other Contract in place as of the Closing, or the consummation of the Transactions) (b) any other fees, expenses, commissions or other amounts that are expressly allocated to Pyrophyte or any of its Subsidiaries pursuant to this Agreement or any other Transaction Document and (c) any Indebtedness or other amounts owed to the Sponsor. Notwithstanding the foregoing or anything to the contrary herein, Pyrophyte Transaction Expenses shall not include (i) any Company Transaction Expenses or (ii) any other fees, expenses, commissions or other amounts that are expressly allocated to Sponsor, and not to Pyrophyte, pursuant to this Agreement or any other Transaction Document.

“Pyrophyte Transaction Expense Cap” means the amount specified in Section 1.01 of the Pyrophyte Disclosure Schedules.

“Pyrophyte Warrants” means, collectively, the Private Placement Warrants and the Public Warrants.

“Qualified Plan” has the meaning specified in Section 4.11(a).

“Registered Intellectual Property” has the meaning specified in Section 4.17(a).

“Registration Rights Agreement” has the meaning specified in the Recitals.

“Registration Statement/Proxy Statement” means a registration statement on Form S-4 relating to the Transactions and containing a proxy statement of Pyrophyte.

“Release” or “Released” means any actual or threatened release, spill, emission, leaking, pumping, pouring, emptying, injection, deposit, dumping, disposal, discharge, dispersal, escaping, migrating or leaching into or through the indoor or outdoor environment, including without limitation, indoor or ambient air, soil, sediments, surface water or groundwater.

“Remedial Legal Proceeding” means all actions to (a) investigate, clean up, remove, treat, or in any other way address any Hazardous Material, (b) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (d) correct or otherwise respond to a condition of noncompliance with Environmental Laws.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors and consultants of such Person.

“Required Company Shareholders’ Consent” means the Company Shareholders’ approval of this Agreement, the other Transaction Documents to which the Company is a party, and the Transactions by the affirmative votes of the Company Shareholders holding (i) at least a majority (on an as-converted basis) of the then outstanding shares of Company Capital Stock and (ii) at least a majority of the then outstanding shares of Company Preferred Stock, consenting or voting (as the case may be) as a separate class, including any election or waiver required under the Company Certificate of Incorporation with respect to the treatment of the Merger as a Deemed Liquidation Event or the conversion of the Company Preferred Stock immediately prior to the Effective Time, in each case as required in accordance with the DGCL and the Company’s Governing Documents, as obtained in writing or at a shareholders’ meeting where a quorum is present, called and convened in accordance with the Company’s Governing Documents, for the purposes of obtaining such vote.

“Required Pyrophyte Shareholder Approval” means the approval, at the Special Meeting where a quorum is present, (a) in the case of the Business Combination Proposal, by an ordinary resolution in accordance with the Governing Documents of Pyrophyte, the Cayman Islands Act and applicable Laws requiring the affirmative vote of at least a simple majority of the votes cast by the holders of the issued Pyrophyte Shares, voting together as a single class, who, being entitled to do so, attend, in person or represented by proxy, and vote at the Special Meeting (or any adjournment or postponement thereof), (b) in the case of the Merger Proposal, by a special resolution in accordance with the Governing Documents of Pyrophyte and applicable Laws requiring the affirmative vote of at least a two-thirds majority of the votes cast by the holders of the issued Pyrophyte Shares, voting together as a single class, who, being entitled to do so, attend, in person or represented by proxy, and vote at the Special Meeting (or any adjournment or postponement thereof), and (c) in the case of the Domestication Proposal, by a special resolution in accordance with the Governing Documents of Pyrophyte and applicable Laws requiring the affirmative vote of at least a two-thirds majority of the votes cast by the holders of the issued Pyrophyte Class B Shares who, being entitled to do so, attend, in person or represented by proxy, and vote at the Special Meeting (or any adjournment or postponement thereof).

“Sanctioned Person” has the meaning specified in Section 4.09(b).

“Sanctions and Export Control Laws” means any Law in any part of the world applicable to the Company relating to (a) import and export controls, including the U.S. Export Administration Regulations, or (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations and His Majesty’s Treasury of the United Kingdom, as well as the anti-boycott Laws administered by the U.S. Department of Commerce and the Internal Revenue Service.

“Schedules” means the Company Disclosure Schedules and/or the Pyrophyte Disclosure Schedules, as the context requires.

“SEC” means the United States Securities and Exchange Commission.

“Second Earnout Achievement Date” has the meaning specified in Section 2.03(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws and the rules and regulations promulgated thereunder.

“Security Incident” means any actual or, to the knowledge of the Company, alleged breach of security, phishing incident, ransomware or malware attack affecting the Company or affecting any IT Systems owned or controlled by the Company or, to the knowledge of the Company, other IT Systems or in which Personal Information or confidential information of the Company was or may have been accessed, disclosed, destroyed, processed, used or exfiltrated in an unauthorized manner (whether any of the foregoing was possessed or controlled by or on behalf of the Company).

“Signing Filing” has the meaning specified in Section 9.07(e).

“Signing Press Release” has the meaning specified in Section 9.07(e).

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“SPAC Insiders” has the meaning specified in the Recitals.

“Special Meeting” has the meaning specified in Section 9.03(b).

“Sponsor” has the meaning specified in the Recitals.

“Sponsor Promote Shares” means the 7,135,721 Pyrophyte Class B Shares held by the Sponsor (or its Affiliates) constituting the Sponsor’s sponsor promote.

“Sponsor Support Agreement” has the meaning specified in the Recitals.

“Stock Exchange” means Nasdaq or the NYSE, as applicable.

“Subsidiary” means, with respect to a Person, any corporation, exempted company or other organization (including a limited liability company, an exempted limited partnership or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests, having by their terms ordinary voting power to elect a majority of the board of directors or board of managers (as the case may be) or others performing similar functions with respect to such corporation, exempted company or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surviving Company” has the meaning specified in the Recitals.

“Surviving Company Share” has the meaning specified in Section 2.01(d)(ii)(e).

“Tax” means any federal, state, provincial, territorial, local, foreign and other net Income Tax, alternative or add-on minimum tax, base erosion minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding, employer payroll tax or social security contributions), ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties and sales or use tax, environmental tax, unclaimed property or escheat payments, digital services tax, or other tax or like assessment, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether disputed or not and whether as a primary obligor or as a secondary obligor as a result of being a transferee or successor of another Person or member of an affiliated, consolidated, unitary, combined or other group pursuant to Law or Contract.

“Tax Proceeding” means any audit, examination, contest, litigation, deficiency, assessment, claim, dispute or other proceeding with respect to Taxes.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, election, estimate, schedule, form or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Termination Date” has the meaning specified in Section 11.01(d).

“Trading Day” means any day on which New Pyrophyte Common Shares are actually traded on the applicable Stock Exchange or any other principal securities exchange or securities market on which New Pyrophyte Common Shares are then traded.

“Transaction Conditions” shall mean the conditions set forth in Article X of this Agreement.

“Transaction Consideration” means 60,000,000 newly issued New Pyrophyte Common Shares (which equals the result of (a) $600,000,000.00 divided by (b) $10.00).

“Transaction Documents” shall mean this Agreement, the Company Support Agreements, the Sponsor Support Agreement, the Registration Rights Agreement, the Company Lock-Up Agreements and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transaction Litigation” has the meaning specified in Section 9.09.

“Transaction Proposals” has the meaning specified in Section 9.03(b).

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the Merger, the Pyrophyte Shareholder Redemptions and the Domestication.

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 6.06.

“Trust Agreement” has the meaning specified in Section 6.06.

“Trustee” has the meaning specified in Section 6.06.

“Virus” means any Software code or other mechanism that (a) contains any “back door,” virus, malware, Trojan horse or similar device, (b) may disrupt, disable, erase or harm the operation of Software, or cause any Software to damage or corrupt any data, hardware, storage media, programs, equipment or communications, or (c) permits any Person to access any Software, data, hardware, storage media, programs, equipment or communications without authorization.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws.

“Warrant Agreement” means that certain Warrant Agreement, dated as of July 16, 2025, by and between Pyrophyte and the Exchange Agent, as the warrant agent.

“Withholding Party” has the meaning specified in Section 2.04.

Section 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s business, consistent with past practice.

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) References to “$” or “dollar” or “US$” shall be references to United States dollars.

(h) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(i) The phrases “provided to,” “furnished to,” “made available to” and phrases of similar import when used herein, unless the context otherwise requires, mean that a copy of the information or material referred to has been provided to the Party to which such information or material is to be provided or furnished (i) no later than 8:00 p.m. (Pacific time) on the second day prior to the date of this Agreement in the virtual “data room” set up by the Company in connection with this Agreement if notice of the addition of the information or material to the virtual “data room” was sent to the Party or (ii) no later than 8:00 p.m. (Pacific time) on the day prior to the date of this Agreement by delivery to such Party and its legal counsel via electronic mail.

Section 1.03 Knowledge. As used herein, the phrase “knowledge” shall mean the actual knowledge, after due inquiry, of (a) in the case of the Company, Robert Bagheri, Michael Lin and Arwed Niestroj and (b) in the case of Pyrophyte, Bernard Duroc-Danner and Sten Gustafson.

Section 1.04 Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Capital Stock or Pyrophyte Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach of this Agreement by Pyrophyte with respect to its Pyrophyte Shares or rights to acquire Pyrophyte Shares, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Capital Stock or Pyrophyte Shares, as applicable, will be appropriately adjusted to provide to the holders of Company Capital Stock or Pyrophyte Shares, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not be construed to permit any Party to take any action with respect to their respective securities or otherwise that is prohibited by the terms and conditions of this Agreement.

Article II
THE CLOSING TRANSACTIONS

Section 2.01 The Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur on the Closing Date in the order set forth in this Section 2.01:

(a) Domestication. On the Closing Date, prior to the Effective Time, Pyrophyte shall cause the Domestication to occur in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Act, including by (i) filing with the Delaware Secretary of State a certificate of corporate domestication with respect to the Domestication, in form and substance reasonably acceptable to Pyrophyte and the Company, together with the Post-Closing Certificate of Incorporation, and (ii) making all filings and payments required to be made with the Registrar of Companies in the Cayman Islands under Part XII of the Cayman Islands Act in connection with the Domestication. In accordance with applicable Law, the Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any holder of the issued Pyrophyte Shares, Pyrophyte shall cause (i) each Pyrophyte Class A Share and each Pyrophyte Class B Share that is issued and outstanding immediately prior to the Domestication to be converted automatically, on a one-for-one basis, into shares of Common Stock, par value $0.0001 per share, of Pyrophyte (collectively, the “New Pyrophyte Common Shares”), (ii) the Governing Documents of Pyrophyte to become the Post-Closing Certificate of Incorporation and the Post-Closing Bylaws, and (iii) Pyrophyte’s name to be changed to “Sakuu Holdings, Inc.” or such other name as mutually agreed to by Pyrophyte and the Company prior to obtaining approval of the holders of the issued Pyrophyte Shares and set forth in the Post-Closing Certificate of Incorporation. All references to Pyrophyte in this Agreement shall include Pyrophyte following the Domestication. Pyrophyte shall effect the Domestication in such a way that the representations and warranties of Pyrophyte set forth in Article VI remain true and correct, in compliance with all applicable Laws and in a manner so as to properly effectuate this Agreement and the Transactions. All filing fees, legal fees and other costs and expenses for and in relation to the Domestication shall be borne solely by Pyrophyte.

(b) The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL:

(i) Merger. At the Effective Time, (A) Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, (B) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Company, and (C) the Surviving Company shall become a wholly-owned Subsidiary of Pyrophyte.

(ii) Plan of Merger. The Parties intend that this Agreement shall constitute a “plan of merger” for all purposes under the DGCL.

(c) Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger in form and substance reasonably acceptable to the Company and Pyrophyte, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the Parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

(d) Effect of the Merger; Treatment of Equity Securities.

(i) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

(ii) Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Pyrophyte, Merger Sub, the Company or the holders of any shares of capital stock of any of them:

(a) Cancellation of Certain Shares of Company Capital Stock. Each share of Company Capital Stock, if any, that, immediately prior to the Effective Time, is (i) owned by Pyrophyte or Merger Sub (or any other Subsidiary of Pyrophyte) or (ii) held by the Company as treasury stock, shall be automatically cancelled and retired without any conversion thereof and will cease to exist, and no consideration shall be paid with respect thereto.

(b) Conversion of Shares of Company Preferred Stock. Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Preferred Stock cancelled pursuant to Section 2.01(d)(ii)(a) and any Dissenting Shares) shall, in accordance with the Company Certificate of Incorporation, be converted into the right to receive a number of New Pyrophyte Common Shares equal to the product of (x) the number of shares of Company Common Stock into which such share of Company Preferred Stock would be converted in accordance with the Company Certificate of Incorporation as of immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio.

(c) Conversion of Shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Common Stock cancelled pursuant to Section 2.01(d)(ii)(a) and any Dissenting Shares) shall, in accordance with the Company Certificate of Incorporation, be converted into the right to receive a number of New Pyrophyte Common Shares equal to the Exchange Ratio.

(d) Company SAFEs. Immediately prior to the Effective Time, conditioned upon the occurrence of the Merger, with respect to each Company SAFE that is then outstanding, such Company SAFE shall, without any action on the part of the Company, any holder of such Company SAFE or any other Person, be terminated, cancelled, and converted into a right to receive a number of New Pyrophyte Common Shares in accordance with the terms of such Company SAFE Agreement.

(e) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one newly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Company (each such share, a “Surviving Company Share”).

(f) No Change to Pyrophyte Shares. For the avoidance of doubt, each issued and outstanding Pyrophyte Share immediately prior to the Effective Time, and after giving effect to the Domestication, shall remain issued and outstanding, and no Pyrophyte Share shall be converted into, exchanged for, cancelled or extinguished, or otherwise modified as a result of the Merger except as provided in this Agreement.

(g) No Further Ownership Rights in Company Capital Stock. At the Effective Time, all Company Capital Stock shall be canceled and shall cease to exist and will only represent the right to receive the Transaction Consideration pursuant and subject to the terms and conditions of this Agreement. As of the Effective Time, each holder of Company Capital Stock shall cease to have any other rights with respect to such Company Capital Stock, except as required under applicable Law, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Capital Stock on the stock transfer books of the Surviving Company. If, after the Effective Time, certificates formerly representing shares of Company Capital Stock (each, a “Certificate”) are presented to the Surviving Company, subject to the terms and conditions set forth herein, they shall be cancelled and exchanged for the Transaction Consideration provided for, and in accordance with the procedures set forth, in Section 2.01(d).

(iii) Treatment of Company Options.

(a) Prior to the Closing, the board of directors of the Company (or, if appropriate, any committee thereof administering the Legacy Equity Incentive Plan) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all Company Options as necessary to provide that, at the Effective Time, each Company Option shall be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Company Option, the number of New Pyrophyte Common Shares (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share of New Pyrophyte Common Shares (rounded up to the nearest whole cent) equal to (x) the exercise price per share of Company Common Stock of such Company Option as of immediately prior to the Effective Time, divided by (y) the Exchange Ratio (each option to purchase a New Pyrophyte Common Share resulting from the conversion of such Company Option, a “Converted Stock Option”). Each Converted Stock Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option as of immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other immaterial administrative or ministerial changes as the board of directors of Pyrophyte (or the compensation committee of the board of directors of Pyrophyte) may determine in good faith are appropriate to effectuate the administration of the Converted Stock Option. Such conversion shall occur in a manner intended to comply with (x) for any Converted Stock Option that is an Incentive Stock Option (as such term is defined in Section 422(b) of the Code), the requirements of Section 424 of the Code and (y) in each case, the requirements of Section 409A of the Code.

(b) At the Effective Time, Pyrophyte shall assume all obligations of the Company under the Legacy Equity Incentive Plan, each Converted Stock Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Pyrophyte shall deliver to the holders of Converted Stock Options appropriate notices setting forth such holders’ rights, and the agreements evidencing the grants of such Converted Stock Options shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by this Section 2.01 after giving effect to the Merger).

(iv) Assumption by Pyrophyte of Company Warrants. At the Effective Time, by virtue of the Merger and without any action of any Party or other Person, each Company Warrant that is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire Company Capital Stock, shall be assumed by Pyrophyte and shall be cancelled in exchange for a warrant to acquire New Pyrophyte Common Shares (each a “Converted Warrant”) on the same contractual terms and conditions as were in effect with respect to Company Warrants immediately prior to the Effective Time under the terms of the relevant agreements governing such Company Warrants, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other immaterial administrative or ministerial changes as the board of directors of Pyrophyte may determine in good faith are appropriate to effectuate the administration of the Converted Warrants. Each Converted Warrant shall represent the right to acquire the number of New Pyrophyte Common Shares (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Capital Stock subject to such Company Warrant as of immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share of New Pyrophyte Common Shares (rounded up to the nearest whole cent) equal to (x) the exercise price per share of Company Capital Stock of such Company Warrant divided by (y) the Exchange Ratio (such number of New Pyrophyte Common Shares resulting from the conversion of all of the Converted Warrants, the “Converted Warrant Shares”).

(v) Converted Stock Option Shares and Converted Warrant Shares. From and after the Effective Time, Pyrophyte shall (i) reserve for issuance the aggregate number of New Pyrophyte Common Shares issuable upon the exercise or settlement, as applicable, of all Converted Stock Options and Converted Warrants, and (ii) issue or cause to be issued the appropriate number of New Pyrophyte Common Shares upon the exercise of the Converted Stock Options and the exercise of the Converted Warrants. If registration under the Securities Act is required with respect to the New Pyrophyte Common Shares issuable upon exercise of the Converted Stock Options, Pyrophyte shall use reasonable best efforts to prepare and file, as promptly as practicable after the date Pyrophyte is first allowed to file a registration statement on Form S-8 following the Closing (or any such earlier date permitted by applicable Law), a registration statement on Form S-8 registering the number of New Pyrophyte Common Shares necessary to fulfill Pyrophyte’s obligations under Section 2.01(d)(iii) and Section 2.01(d)(iv).

(vi) Treatment of Company Convertible Notes. At the Effective Time, each Company Convertible Note that has not been optionally converted by its holder immediately prior to the Effective Time shall be converted into New Pyrophyte Common Shares in accordance with its terms and, upon such conversion, shall cease to be outstanding.

(vii) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01(d), shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Capital Stock cancelled in accordance with Section 2.01(d)(ii)(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such Company Capital Stock in accordance with Section 262 of the DGCL (such shares of Company Capital Stock being referred to collectively as the “Dissenting Shares”) shall not be converted into a right to receive a portion of the Transaction Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Transaction Consideration to which such holder is entitled pursuant to the applicable subsections of Section 2.01(d)(ii), without interest thereon, upon surrender of the Certificate or Certificates representing such Dissenting Shares in accordance with Section 3.02. The Company shall promptly provide Pyrophyte written notice of any demands received by the Company for appraisal of shares of Company Capital Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Pyrophyte shall have the reasonable opportunity to participate in all negotiations and proceedings with respect to such demands; provided, that the Company shall not under any circumstance settle or agree to such demands without the prior written consent of Pyrophyte.

(e) Governing Documents.

(i) At the Effective Time, the Governing Documents of the Company shall be amended and restated to be in the forms of certificate of incorporation and bylaws to be mutually agreed by Pyrophyte and the Company prior to the Closing Date, which shall be the certificate of incorporation and bylaws of the Surviving Company until thereafter duly amended in accordance with the terms thereof and applicable Law. The name of the Surviving Company set forth in the certificate of incorporation of the Surviving Company, as amended and restated, shall be “Sakuu, Inc.”.

Section 2.02 Further Assurances; Total Transaction Consideration. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right and title to, and possession of, all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the Company and Merger Sub will use commercially reasonable efforts to take, or cause to be taken, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement. For clarity, in no event will the holders of Company Capital Stock, Company Options, Company Warrants and Company Convertible Notes receive consideration under this Section 2.01 in excess of 60,000,000 New Pyrophyte Common Shares.

Section 2.03 Company Incentive Pool.

(a) If, at any time during the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing (the “Earnout Period”), the Pyrophyte Common Share Price is greater than or equal to $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period (such time when the foregoing is first satisfied, the “First Earnout Achievement Date”), Pyrophyte shall promptly allocate and reserve for issuance 5,000,000 New Pyrophyte Common Shares under a management incentive pool (the “Company Incentive Pool”), to be granted solely as incentive compensation for services under the Equity Incentive Plan and not as consideration in the Merger or in respect of any shares of Company Capital Stock or other Equity Securities of the Company. Awards from the Company Incentive Pool may be made solely to then-current employees, directors and natural-person individual service providers of the Company or the Surviving Company who render bona fide services, in accordance with the eligibility criteria, overall pool cap, per-person limits and allocation tiers set forth in the Company Incentive Pool Allocation Framework, and no Company Securityholder shall be entitled to any award in its capacity as a holder of Equity Securities of the Company. The management of the Surviving Company may recommend award recipients and allocations, and the compensation committee of the board of directors of Pyrophyte, composed solely of independent directors (the “Compensation Committee”), shall make the final determination of all awards; provided that awards to employees and service providers who are not executive officers, directors or Sponsor-affiliated persons may instead be approved by the board of directors of Pyrophyte; provided, further, that any award to an executive officer, director or Person affiliated with the Sponsor shall be approved solely by the disinterested members of the Compensation Committee, with the affected individual(s) recused. Awards from the Company Incentive Pool shall be issued under the Equity Incentive Plan approved by the Pre-Closing Pyrophyte Holders as part of the Transaction Proposals, and Pyrophyte shall register such awards on Form S-8 to the extent the recipients are eligible under applicable Law. The Company Incentive Pool Shares shall be in addition to, and shall not reduce, the initial share reserve provided for under Section 8.08. For the avoidance of doubt, the Company Incentive Pool is purely incremental to, and shall not reduce, offset or reallocate, the Transaction Consideration payable to any Company Securityholder under the Allocation Schedule, which shall be unaffected by any allocation of the Company Incentive Pool.

(b) If, at any time during the Earnout Period, the Pyrophyte Common Share Price is greater than or equal to $15.00 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period (such time when the foregoing is first satisfied, the “Second Earnout Achievement Date”), Pyrophyte shall promptly allocate and reserve for issuance 5,000,000 New Pyrophyte Common Shares under the Company Incentive Pool, to be granted solely as incentive compensation for services under the Equity Incentive Plan in accordance with Section 2.03(a) and the Company Incentive Pool Allocation Framework.

(c) Notwithstanding the foregoing, no New Pyrophyte Common Shares comprising the Company Incentive Pool shall be issued, released or settled to any recipient of a Company Incentive Pool award who is required to file notification pursuant to the HSR Act or under any applicable antitrust or other competition Laws of any non-U.S. jurisdictions (collectively, “Foreign Antitrust Laws”) until any applicable waiting period pursuant to the HSR Act or Foreign Antitrust Laws has expired or been terminated (provided that any such Person has notified Pyrophyte of such required filing pursuant to the HSR Act or Foreign Antitrust Laws in connection therewith following reasonable advance notice from Pyrophyte of the reasonably anticipated issuance of New Pyrophyte Common Shares).

(d) If, on or before the last day of the Earnout Period, there is a Change of Control Transaction that will result in the holders of New Pyrophyte Common Shares receiving a per share price equal to or in excess of the applicable price threshold required in connection with any earnout triggered under this Section 2.03 (each an “Earnout Triggering Event”), then immediately prior to the consummation of such Change of Control Transaction: any Earnout Triggering Event for which the applicable price threshold is achieved or exceeded in connection with such Change of Control Transaction that has not previously occurred shall be deemed to have occurred, and the applicable 5,000,000 New Pyrophyte Common Shares shall be allocated and reserved for awards under the Company Incentive Pool and awarded in accordance with Section 2.03(a), and the applicable recipients shall receive the same per share consideration (whether stock, cash or other property) in respect of such New Pyrophyte Common Shares as the holders of New Pyrophyte Common Shares participating in such Change of Control Transaction.

(e) Any Company Incentive Pool Shares awarded from the Company Incentive Pool shall be subject to vesting as follows:

(i) Company Incentive Pool Shares shall be earned by a recipient only if such recipient continues to provide services (whether as an employee, director or individual independent contractor) to Pyrophyte or one of its Subsidiaries through the earlier of (A) the applicable Earnout Achievement Date and (B) an applicable Earnout Triggering Event (the “Earnout Service Condition”).

(ii) In addition to the Earnout Service Condition, each award of Company Incentive Pool Shares shall vest and be settled on such additional time- or service-based vesting terms as the Compensation Committee determines and sets forth in the applicable award agreement under the Equity Incentive Plan, consistent with the Company Incentive Pool Allocation Framework; provided that such vesting terms shall not automatically replicate the vesting schedule applicable to any recipient’s Company Options as in effect immediately prior to the Effective Time, and the Compensation Committee shall establish such terms in its discretion.

(iii) Any award of Company Incentive Pool Shares that fails to vest or is otherwise forfeited pursuant to this Section 2.03(e) or the terms of the applicable award agreement shall remain in or be returned to the Company Incentive Pool and may be reallocated by the Compensation Committee in accordance with Section 2.03(a) and the Company Incentive Pool Allocation Framework. No such forfeited or unvested Company Incentive Pool Shares shall be reallocated to, or otherwise affect, the Transaction Consideration payable to any Company Securityholder under the Allocation Schedule.

(f) In the event of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, consolidation or exchange of shares or any similar event (other than, for the avoidance of doubt, the Transactions) affecting the New Pyrophyte Common Shares after the date of this Agreement, the Earnout Triggering Events and the number of New Pyrophyte Common Shares to be issued into the Company Incentive Pool (and the overall cap and per-person limits under the Company Incentive Pool Allocation Framework) shall be equitably adjusted to preserve the same economic effect as contemplated by this Agreement prior to such event.

(g) For clarity, no Company Incentive Pool Shares shall become available for award under this Section 2.03 unless an applicable Earnout Achievement Date or Earnout Triggering Event occurs during the Earnout Period.

Section 2.04 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, the Parties and the Surviving Company and their respective Affiliates, and any applicable withholding agent (each, a “Withholding Party”) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided that, other than with respect to compensatory payments to employees or service providers, if any Withholding Party determines that any amount payable pursuant to this Agreement is subject to deduction and/or withholding, then such Withholding Party shall (a) provide notice to such Person as soon as reasonably practicable after such determination and (b) cooperate with such Person to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.

Article III
CLOSING

Section 3.01 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF) and via electronic signature management software) commencing as promptly as practicable (and in any event no later than 10:00 a.m. (New York time) on the third Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the Transaction Conditions (other than any Transaction Conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such Transaction Conditions) or (b) at such other place, time or date as the Parties may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 3.02 Surrender and Payment.

(a) Exchange Fund. On the Closing Date, Pyrophyte shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the Company Shareholders, for exchange in accordance with Section 2.01(d)(ii), the number of New Pyrophyte Common Shares (in uncertificated form or book-entry form) sufficient to deliver the aggregate Transaction Consideration payable pursuant to this Agreement (such New Pyrophyte Common Shares, the “Exchange Fund”). Pyrophyte shall cause the Exchange Agent, pursuant to irrevocable instructions, to issue the Transaction Consideration out of the Exchange Fund in accordance with the Allocation Schedule and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(b) Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time (but in no event prior to the Effective Time), Pyrophyte shall cause the Exchange Agent to deliver to each Company Shareholder whose shares, as of immediately prior to the Effective Time, are represented by a certificate or book-entry position, a letter of transmittal and instructions for use in exchanging such Company Shareholder’s shares of Company Capital Stock for such Company Shareholder’s applicable portion of the Transaction Consideration from the Exchange Fund, and which shall be in form and contain provisions which the Company shall specify and which are reasonably acceptable to Pyrophyte (a “Letter of Transmittal”), and promptly following receipt of a Company Shareholder’s properly executed Letter of Transmittal, deliver such Company Shareholder’s applicable portion of the Transaction Consideration to such Company Shareholder.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Transaction Consideration that remains undistributed to the Company Shareholders for two (2) years after the Effective Time shall be delivered to Pyrophyte, upon demand, and any Company Shareholders who have not theretofore complied with this Section 3.02 shall thereafter look only to Pyrophyte for their portion of the Transaction Consideration. Any portion of the Exchange Fund remaining unclaimed by Company Shareholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Pyrophyte free and clear of any claims or interest of any person previously entitled thereto.

Section 3.03 Allocation Schedule.

(a) At least thirty (30) Business Days prior to the Closing Date, the Company shall deliver to Pyrophyte a draft allocation schedule (the “Draft Allocation Schedule”) setting forth as of the Effective Time:

(i) the number of shares of Company Capital Stock held by the Company Shareholders (including Company Common Stock resulting from the conversion of the Company Preferred Stock and other convertible Equity Securities of the Company (other than Company Common Stock) after giving effect to such conversions) immediately prior to the Effective Time;

(ii) the number of shares of Company Common Stock subject to Company Warrants held by the Company Warrantholders immediately prior to the Effective Time, and the aggregate exercise price applicable to such Company Warrants;

(iii) the number of shares of Company Common Stock subject to Company Options held by the Company Optionholders immediately prior to the Effective Time, the exercise price of each such Company Option, and vesting arrangements with respect to each such Company Option (including the vesting schedule, vesting status and the vesting commencement date);

(iv) the number of shares of Company Common Stock subject to Company Convertible Notes held by the Company Convertible Noteholders immediately prior to the Effective Time;

(v) the Fully Diluted Company Capitalization;

(vi) (A) the Exchange Ratio and (B) the portion of the Transaction Consideration (specifying the number of New Pyrophyte Common Shares) allocated to each share of Company Common Stock pursuant to Section 2.01(d)(ii) (after giving effect to the conversion of the Company Preferred Stock and Equity Securities of the Company (other than Company Capital Stock) into Company Common Stock) based on the Exchange Ratio, including reasonably detailed calculations with respect to the components and subcomponents thereof (including any exchange (or similar) ratio on which such calculations are based);

(vii) for each Converted Stock Option, the exercise price therefor, the number of New Pyrophyte Common Shares subject to such Converted Stock Option and the extent to which such Converted Stock Option is vested or unvested; and

(viii) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clauses (i) through (vii) of this Section 3.03(a) are, and, as of immediately prior to the Effective Time, will be (A) true and correct in all respects and (B) prepared in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company, the Company Shareholder Agreements, and applicable Laws. The Company will review any reasonable comments to the Draft Allocation Schedule provided by Pyrophyte or any of its Representatives that are consistent with this Agreement and, based on the Company’s good faith assessment, are warranted or appropriate, incorporate any reasonable comments proposed by Pyrophyte or any of its Representatives and, not less than five (5) Business Days prior to the Closing Date, the Company shall deliver to Pyrophyte the final allocation schedule (the “Allocation Schedule”) setting forth as of the Effective Time the information and calculations required pursuant to clauses (i) through (vii) of this Section 3.03(a).

(b) Notwithstanding the foregoing or anything to the contrary herein, (i) the aggregate number of New Pyrophyte Common Shares that each Company Securityholder will have a right to receive under this Agreement will be rounded down to the nearest whole share, (ii) in no event shall the aggregate number of New Pyrophyte Common Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, the Company Securityholders), exceed the Transaction Consideration, (iii) Pyrophyte, the Surviving Company and the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the Transaction Consideration to the Company Securityholders under this Agreement and (iv) upon delivery, payment and issuance of the Transaction Consideration on the Closing Date to the Exchange Agent, Pyrophyte and its Affiliates shall be deemed to have satisfied all obligations with respect to the payment of consideration under this Agreement (including with respect to the Transaction Consideration), and none of them shall have (A) any further obligations to the Company or any other Person with respect to the payment of any consideration under this Agreement (including with respect to the Transaction Consideration), or (B) any Liability with respect to the allocation of the consideration under this Agreement, and the Company and the Company Securityholders hereby irrevocably waive and release Pyrophyte and its Affiliates (and, on and after the Closing, the Company and its Affiliates) from any and all claims arising out of or resulting from or related to such Allocation Schedule and the allocation of the Transaction Consideration, as the case may be, among the Company Securityholders as set forth in such Allocation Schedule.

Section 3.04 Closing Statements. At least ten (10) Business Days prior to the Closing Date, the Company shall deliver to Pyrophyte a statement (the “Company Closing Statement”) setting forth the Company Transaction Expenses (including a breakdown by Person of amounts owed by the Company). Two (2) Business Days prior to the Special Meeting and, in any event, not earlier than the time that the holders of Pyrophyte Class A Shares may no longer elect to redeem their Pyrophyte Class A Shares in accordance with the Pyrophyte Shareholder Redemption, Pyrophyte shall deliver to the Company a statement (the “Pyrophyte Closing Statement”) setting forth: (a) the aggregate amount of cash in the Trust Account (prior to giving effect to the Pyrophyte Shareholder Redemption), (b) the aggregate amount of all payments required to be made in connection with the Pyrophyte Shareholder Redemption, (c) the Pyrophyte Transaction Expenses (including a breakdown by Person of amounts owed by Pyrophyte), (d) the number of Pyrophyte Shares to be outstanding as of immediately prior to the Effective Time after giving effect to the Pyrophyte Shareholder Redemption, and (e) the number of Pyrophyte Class A Shares that may be issued upon the exercise of all Pyrophyte Warrants issued and outstanding as of immediately prior to the Effective Time and the exercise prices therefor. From and after the delivery of the Company Closing Statement or the Pyrophyte Closing Statement, as the case may be, until the Closing Date, each of the Company and Pyrophyte shall (i) provide the other Parties and their Representatives with reasonable access to information reasonably requested by Pyrophyte or the Company or any of their respective Representatives in connection with the review of the Company Closing Statement or the Pyrophyte Closing Statement, as the case may be, (ii) consider in good faith any comments to the Company Closing Statement or the Pyrophyte Closing Statement, as the case may be, provided by any other Party at least three (3) Business Days prior to the Closing Date and (iii) revise the Company Closing Statement or the Pyrophyte Closing Statement, as the case may be, as needed to reflect any reasonable comments that are consistent with this Agreement and, based on the delivering Party’s good faith assessment, are warranted or appropriate and deliver such revised Company Closing Statement or Pyrophyte Closing Statement, as the case may be, to any other Party prior to the Closing Date reflecting any such changes.

Section 3.05 Adjustment. The Transaction Consideration and Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to New Pyrophyte Common Shares occurring prior to the date the shares comprising the Transaction Consideration are issued.

Section 3.06 Lost or Destroyed Certificates. Notwithstanding the foregoing, if any Certificate shall have been lost, stolen or destroyed, then upon the making of a customary affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed in a form reasonably acceptable to the Company, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the portion of the Transaction Consideration to be paid in respect of the shares of Company Capital Stock formerly represented by such Certificate(s) as contemplated under this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Except as set forth in the Company Disclosure Schedules (but subject to the terms of Section 12.07), the Company hereby represents and warrants to Pyrophyte, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

Section 4.01 Corporate Organization. The Company is duly incorporated and is validly existing under the laws of Delaware. The Company has the requisite corporate power and authority to own, operate and lease its properties, rights and assets and to conduct its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to be, individually or in the aggregate, material to the Company. The copies of the Company’s Governing Documents and the Company Shareholder Agreements as in effect on the date hereof previously made available by the Company to Pyrophyte are true, correct and complete, are in full force and effect and have not been amended. The Company is duly licensed or qualified as a foreign entity in each jurisdiction in which the ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to be, individually or in the aggregate, material to the Company.

Section 4.02 Subsidiaries. Section 4.02 of the Company Disclosure Schedules sets forth the name and jurisdiction of organization of the Company’s sole Subsidiary (the “Dormant Subsidiary”). The Company owns, directly or indirectly, one hundred percent (100%) of the outstanding Equity Securities of the Dormant Subsidiary, free and clear of all Liens (other than transfer restrictions under applicable Securities Laws), and there are no other Equity Securities of the Dormant Subsidiary issued or outstanding. The Dormant Subsidiary is duly organized and validly existing (and in good standing, to the extent such concept is applicable) under the Laws of its jurisdiction of organization and, since its formation, has not conducted any business or operations, owned any assets, incurred any Liabilities, employed or engaged any employees or other service providers, or entered into any Contracts. Except for the Dormant Subsidiary, the Company does not directly or indirectly own, or have any right to acquire, any Equity Securities or other interests in any Person. Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Article IV shall not apply to the Dormant Subsidiary, except for the representations and warranties set forth in this Section 4.02.

Section 4.03 Due Authorization. The Company has the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which the Company is or will be a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the Required Company Shareholders’ Consent, the execution, delivery and performance of this Agreement, the other Transaction Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Transaction Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement has been, and each other Transaction Document to which the Company is, or upon execution thereof will be, a party has been or will be, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution thereof, as applicable, assuming due and valid power and authority of, and due and valid execution and delivery by the other party hereto or thereto, a valid, legal and binding agreement of the Company (assuming this Agreement has been and each such other Transaction Document to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”).

Section 4.04 Consents and Requisite Governmental Approvals; No Violations.

(a) No action by, notice, consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Company with respect to the Company’s execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby, except for (i) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, (ii) such filings with and approvals of the applicable Stock Exchange to permit New Pyrophyte Common Shares to be issued in accordance with this Agreement to be listed on the Stock Exchange, (iii) the Required Company Shareholders’ Consent, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (v) any filing required under the HSR Act and the expiration or termination of the applicable waiting period thereunder, or (vi) any actions, notices, consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Company or would not materially impede the Closing.

(b) Neither the execution or delivery by the Company of this Agreement or the other Transaction Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of the Company, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract to which the Company is a party (other than any breach, default, right of termination or acceleration arising under Indebtedness for borrowed money set forth on Section 4.10(b) of the Company Disclosure Schedules) or (B) any Material Permits, (iii) violate, or constitute a breach under, any Governmental Order or applicable Law to which the Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of the Company, except, in the case of any of clauses (ii) through (iv) above, as would not reasonably be expected to be, individually or in the aggregate, material to the Company.

Section 4.05 Capitalization.

(a) Section 4.05 of the Company Disclosure Schedules sets forth, as of the date of this Agreement, and the Allocation Schedule will set forth, as of immediately prior to the Effective Time, a true and complete statement of (i) the number and class or series (as applicable) of all authorized, issued and outstanding shares of Company Capital Stock and (ii) all other outstanding Equity Securities of the Company. All issued and outstanding shares of Company Capital Stock and other outstanding Equity Securities of the Company, as applicable, (A) were not issued in violation of the Governing Documents of the Company, the Company Shareholder Agreements or any other Contract to which the Company is party or bound, (B) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (C) have been offered, sold and issued in compliance with applicable Law, including Securities Laws and (D) are free and clear of all Liens (other than (i) Liens that would not delay, impair or prohibit the participation of any such Equity Securities in the Merger or (ii) transfer restrictions under applicable Securities Laws or under the Company Shareholder Agreements). All issued and outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Section 4.05 of the Company Disclosure Schedules, the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock units, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company’s Equity Securities nor any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the shareholders of the Company may vote.

(b) Section 4.05(b) of the Company Disclosure Schedules sets forth a list of all Change of Control Payments.

(c) Section 4.05(c) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Company as of September 30, 2026, including the principal amount of such Indebtedness, the outstanding balance as of such date, and the debtor and the creditor thereof.

Section 4.06 Financial Statements.

(a) The Company made available to Pyrophyte true, correct and complete copies of (i) the unaudited consolidated balance sheets of the Company as of December 31, 2024 and December 31, 2025 and the related unaudited consolidated statements of income and cash flows of the Company for the years then ended, and (ii) the unaudited consolidated balance sheet of the Company as of June 30, 2026 (the “Most Recent Balance Sheet”) and the related unaudited consolidated statements of income and cash flows of the Company for the six-month period then ended (collectively, the “Financial Statements,” each of which is attached to Section 4.06 of the Company Disclosure Schedules). Each of the Financial Statements (including the notes thereto) (x) was prepared on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (y) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein.

(b) Each of the financial statements or similar reports of the Company required to be included in the Registration Statement/Proxy Statement or any other filings to be made by the Company with the SEC in connection with the Transactions (the financial statements described in this sentence, which the Parties acknowledge shall, with respect to historical financial statements, solely consist of the audited financial statements as of and for the years ended December 31, 2025 and 2026 and any interim unaudited financial statements required by applicable Securities Laws (including the Most Recent Balance Sheet and the related unaudited consolidated statements of income and cash flows of the Company for the six-month period then ended), collectively, the “Closing Company Financial Statements”) when delivered following the date of this Agreement in accordance with Section 7.04, (i) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be, individually or in the aggregate, material) and the absence of notes thereto), (ii) will fairly present, in all material respects, the financial position, results of operations, stockholders’ deficit and cash flows of the Company as at the date thereof and for the period indicated therein (subject to, in the case of any unaudited financial statements, normal year-end audit adjustments (none of which is expected to be, individually or in the aggregate, material)), (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and will contain a report of the Company’s auditors and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of such delivery (including Regulation S-X or Regulation S-K, as applicable).

(c) The Company has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s assets. The Company maintains and, for all periods covered by the Financial Statements and the Closing Company Financial Statements, has maintained books and records of the Company in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Company in all material respects.

(d) Since January 1, 2024, the Company has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Company, (ii) a “material weakness” in the internal controls over financial reporting of the Company or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

Section 4.07 No Undisclosed Liabilities. Other than (a) Liabilities reflected or reserved for on the Most Recent Balance Sheet, (b) Liabilities incurred in the ordinary course of business since the date of the Most Recent Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, misappropriation or violation of Law other than any Liabilities covered by clauses (c) or (d) of this Section 4.07), (c) Liabilities for Company Transaction Expenses, (d) as set forth in Section 4.07 of the Company Disclosure Schedules, and (e) Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company does not have any Liabilities.

Section 4.08 Litigation. Except as set forth on Section 4.08 of the Company Disclosure Schedules, there is (and since January 1, 2024 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against or involving (a) the Company, (b) any of the Company’s material assets or properties, (c) any of the Company’s managers, officers or directors or, to the Company’s knowledge, any of the Company’s employees (in each case, in their capacities as such) (in the case of each of clauses (a) through (c), that would, individually or in the aggregate, reasonably be expected to be material to the Company or have an adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement and consummate the Transactions) or (d) any of the foregoing in such capacity in a criminal Proceeding. Except as set forth on Section 4.08 of the Company Disclosure Schedules, neither the Company nor any of its properties or assets is subject to any outstanding Governmental Order that would reasonably be expected to be, individually or in the aggregate, material to the Company. As of the date hereof, except as set forth on Section 4.08 of the Company Disclosure Schedules, neither the Company, nor to the Company’s knowledge, any of its officers, in their capacities as such, is subject to any written settlement arrangement or is engaged in discussions concerning settlement or arrangement regarding any material dispute or material claim. Except as set forth on Section 4.08 of the Company Disclosure Schedules, as of the date of this Agreement, there are (and since January 1, 2024 there have been) no material Proceedings by the Company pending against any other Person.

Section 4.09 Compliance with Laws.

(a) The Company is (and since its incorporation has been) in compliance with all applicable Laws, except in each case as would not reasonably be expected to be, individually or in the aggregate, material to the Company.

(b) (i) Neither the Company, nor any of its directors, officers, employees or managers, nor, to the knowledge of the Company, any of its Representatives, agents or other Persons acting on its behalf, has taken, directly or indirectly, any act in furtherance of an offer, payment, promise to pay, authorization, ratification, solicitation, or acceptance of the payment, directly or indirectly, of any gift, money, payment, contribution or anything of value to or from any Person to secure any improper advantage or to obtain or retain business, or that would otherwise cause the Company to be in violation of Anti-Corruption Laws, (ii) the Company has not been subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, and (iii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law or Sanctions and Export Control Law. The Company has in place policies and procedures designed to prevent its directors, officers, employees, managers, agents and other Persons acting on its behalf from undertaking any activity, practice or conduct that would constitute an offense under Anti-Corruption Laws and Sanctions and Export Control Laws. Neither the Company nor any of its directors, officers, employees or managers nor, to the knowledge of the Company, any of its other Representatives or agents acting on its behalf are or at any time since January 1, 2022 have been, (A) (1) a Person named on any Sanctions and Export Control Laws-related list of designated or blocked Persons maintained by a Governmental Authority, including the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); (2) located, organized or resident in a country or territory (or government thereof) which is itself the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, Cuba, Iran, North Korea, Venezuela, and the Crimea, so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine); (3) an entity fifty percent (50%) or greater owned, directly or indirectly, by one or more Persons described in clause (1) or (2) (each such Person in clause (1), (2) or (3), a “Sanctioned Person”); or (4) otherwise in violation of any applicable Sanctions and Export Control Laws; or (B) has violated any applicable Laws relating to economic sanctions since January 1, 2019.

(c) Since January 1, 2024, the Company has not received any written notice of any violations of applicable Laws, Governmental Orders or licenses, approvals, consents, registrations, franchises or permits (the “Permits”) held by the Company, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company.

Section 4.10 Material Contracts.

(a) Section 4.10(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which the Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 4.10(a) of the Company Disclosure Schedules, together with each Contract entered into after the date of this Agreement that would be required to be set forth on Section 4.10(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”). True, complete and correct copies of the Material Contracts have been made available to Pyrophyte.

(i) each of the ten (10) largest Contracts (determined based on aggregate annual consideration received by the Company thereunder) of the Company for the calendar years ended December 31, 2024 and 2025 and 9-months ended September 30, 2026, in each case in excess of $100,000;

(ii) each of the ten (10) largest Contracts (determined based on aggregate annual consideration paid by the Company thereunder) of the Company for the calendar years ended December 31, 2024 and 2025 and 9-months ended September 30, 2026, in each case in excess of $100,000;

(iii) any Contract relating to (A) Indebtedness for borrowed money of the Company in an aggregate principal amount of $250,000 or greater or (B) the placing of a Lien (other than a Permitted Lien) on any material assets or properties of the Company;

(iv) any Contract for the disposition of any portion of the assets or business of the Company or for the acquisition by the Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which the Company has any continuing obligation with respect to an “earnout,” contingent purchase price or other contingent or deferred payment obligation;

(v) any Contract under which the Company is a lessee of, or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;

(vi) any Contract under which the Company is a lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by the Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;

(vii) any Contract with outstanding obligations for the sale or purchase of personal property, fixed assets or real estate having a value in excess of $250,000, other than sales or purchases in the ordinary course of business consistent with past practices and sales of obsolete equipment;

(viii) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by the Company in an amount in excess of $2,500,000 in the aggregate over the term of the agreement;

(ix) any Contract that (A) limits or purports to limit, in any material respect, the freedom of the Company to engage or compete in any line of business or with any Person or in any area that would so limit or purport to limit, in any material respect, the operations of Pyrophyte or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions in favor of the Company’s counterparty to such Contract, (C) contains “take or pay” requirements or other similar provisions obligating the Company to provide the quantity of goods or services required by another Person, or (D) contains any other provisions restricting or purporting to restrict the ability of the Company to sell, manufacture, develop, commercialize, directly or indirectly through third parties, or to solicit any potential employee or customer, except in the case of each of the foregoing clauses (A), (B), (C) and (D), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company (or Pyrophyte and its Affiliates, taken as a whole, after the Closing);

(x) any Contract that (A) relates to (1) the licensing of, or grant of other rights under, any Intellectual Property to or from the Company, or (2) the ownership, development or use of any Intellectual Property, or (B) affects the Company’s ability to use, enforce or disclose any Intellectual Property in connection with the resolution of any claim or dispute related to Intellectual Property, in the case of each of the foregoing clauses (A) and (B), excluding (v) nonexclusive end-user licenses for unmodified, commercially available, off-the-shelf Software with an aggregate fee of less than $25,000, (w) nonexclusive licenses granted by the Company to customers or suppliers in the ordinary course of business, (x) licenses to open source software, (y) non-disclosure and confidentiality agreements entered into by the Company in the ordinary course of business, and (z) agreements with employees, independent contractors or consultants that are on the Company’s standard form of proprietary information and invention assignment agreement or consultant agreement (copies of which have been made available to Pyrophyte) (collectively, the “IP Contracts”);

(xi) any Contract requiring the Company to guarantee the Liabilities of any Person (other than the Company) or pursuant to which any Person (other than the Company) has guaranteed the Liabilities of the Company, in each case in excess of $250,000;

(xii) any Contract under which the Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person outside of the ordinary course of business or, individually or in the aggregate, in an amount in excess of $250,000 or made any capital contribution to, or other investment in, any Person;

(xiii) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments in excess of $250,000 in the aggregate after the date of this Agreement, (B) with a Governmental Authority or (C) that imposes or is reasonably likely to impose, at any time in the future, any material nonmonetary obligations on the Company (or Pyrophyte and its Affiliates, taken as a whole, after the Closing);

(xiv) any Contract with any founder or managing director of the Company, or any executive or individual employee or service provider of the Company with annual base compensation in excess of $250,000 or that provides for any change in control benefits or severance, or similar payments;

(xv) any Lease involving annual lease payments in excess of $250,000;

(xvi) any (A) material advertising, agency, original equipment manufacturer, dealer, distributor, joint marketing, joint development, research and development or other similar Contract, and (B) any Contract establishing any joint venture, profit-sharing, partnership, co-promotion, commercialization, strategic alliance or other similar collaboration that is material to the business of the Company;

(xvii) any other Contract the performance of which requires aggregate payments to or from the Company in excess of $250,000 in any 12-month period or $1,000,000 over the term of the agreement; and

(xviii) any collective bargaining agreement or other Contract with any labor union, works council or labor organization (each, a “Labor Agreement”).

(b) Except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Company, each Material Contract is (i) in full force and effect and (ii) a legal, valid and binding obligation of the Company, enforceable in accordance with its terms against the Company and, to the knowledge of the Company, the other parties thereto, in each case, subject to the Enforceability Exceptions. Except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Company, there is no material breach or default by the Company or, to the knowledge of the Company, any third party under any Material Contract, and, to the knowledge of the Company, (A) no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof, by any party to such Material Contract, except for any breaches, defaults, events of default, rights of termination or acceleration that are set forth on Section 4.10(b) of the Company Disclosure Schedules, and (B) no party to a Material Contract has claimed a force majeure with respect thereto. Except as set forth on Section 4.10(b) of the Company Disclosure Schedules and except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Company, since January 1, 2024, the Company has not received notice of (i) any breach or default under any Material Contract or (ii) the intention of any third party under any Material Contract to cancel, terminate or modify the terms of any such Material Contract, or accelerate the obligations of the Company thereunder.

Section 4.11 Company Benefit Plans.

(a) Section 4.11 of the Company Disclosure Schedules sets forth a true, correct and complete list of all material Company Benefit Plans. Each Company Benefit Plan has been established, documented, maintained, funded, operated and administered in all material respects in accordance with its terms and in material compliance with all applicable Laws, including ERISA and the Code, and the Company and, to the knowledge of the Company, each other Person (including the Company’s PEO) has properly performed in all material respects all of its duties and obligations (whether arising by operation of Law, by Contract or otherwise) under or with respect to each Company Benefit Plan. Each Company Benefit Plan that was or is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code (each such Company Benefit Plan, a “Qualified Plan”) is so qualified and its related trust is exempt from taxation under Section 501(a) of the Code. Each Qualified Plan has received an unrevoked favorable determination letter from the Internal Revenue Service (or utilizes a preapproved plan document that is the subject of a current, unrevoked favorable opinion letter from the Internal Revenue Service upon which the Company is entitled, under applicable IRS guidance, to rely) as to its qualified status, and nothing has occurred or failed to occur, and no facts or circumstances exist, that could reasonably be expected to adversely affect the qualification of such Qualified Plan. Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, contributed to or been obligated to contribute to, or has any Liability (whether direct, contingent or otherwise) under or with respect to, (i) any “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject thereto), (ii) any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), (iii) any plan that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (iv) any “multiple employer plan” (as defined in Section 210 of ERISA or Section 413(c) of the Code), (v) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, (vi) any self-insured (or self-funded) group health plan (including any such plan pursuant to which a stop-loss policy or Contract applies), or (vii) any compensation or benefit plan, scheme, fund, policy, program, practice, Contract, agreement or arrangement covering employees outside of the United States or subject to the Laws of any jurisdiction outside the United States (whether or not United States Law also applies). The Company has not incurred (whether or not assessed), and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company, the Surviving Company, Pyrophyte or any of their respective Subsidiaries or Affiliates could reasonably be expected to incur, directly or indirectly, any assessable payment, penalty, Tax, fine, Lien or Liability under ERISA, the Code or any other applicable Law with respect to any Company Benefit Plan. The Company has no material Liability (whether or not assessed), nor could it incur any Liability, on account of at any time being considered a single employer under Section 414 of the Code with any other Person. All contributions and premiums required to be made with respect to the Company Benefit Plans on or before the date hereof have been timely made and all such amounts for any period ending on or before the Closing Date that are not yet due have been made or properly and sufficiently accrued for in the respective Financial Statements.

(b) The Company has, at all relevant times, been in compliance in all material respects with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, and all regulations and guidance issued thereunder, including the market reform mandates, the employer shared responsibility provisions relating to the offer of medical coverage that qualifies as “minimum essential coverage” that is “affordable” and provides “minimum value” to “full-time employees” and their “dependents” (as those terms are defined in Section 4980H of the Code and the related Treasury Regulations), and the applicable information reporting requirements under Sections 6055 and 6056 of the Code.

(c) Except as set forth on Section 4.11(c) of the Company Disclosure Schedules, no claim or Proceeding with respect to any Company Benefit Plan (other than routine claims for benefits or domestic relations order Proceedings) is pending or, to the Company’s knowledge, threatened. There has been no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.

(d) Neither the Company nor any Company Benefit Plan provides (or contributes toward the cost of) or has any obligation or agreement to provide (or contribute toward the cost of) life insurance, medical or other welfare benefits to any current or former owner, employee, officer, director, member, manager, consultant, independent contractor, or other service provider of or to the Company or any ERISA Affiliate after his or her retirement or other termination of ownership, employment or service, except for continuation coverage mandated by Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA (or any comparable provision of state Law) for which the covered individual pays the entire premium cost.

(e) There has been no amendment, interpretation or other announcement (written or oral) by the Company or any other Person relating to, or change in participation or coverage under, any Company Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining such Company Benefit Plan (or the Company Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements.

(f) Each Company Benefit Plan can be unilaterally amended or terminated by the Company at any time (whether before or after the Closing) and without any penalty, cost, expense or Liability to the Company, Pyrophyte, any of their respective Subsidiaries or Affiliates or such Company Benefit Plan (including any surrender charge, market rate adjustment or other early termination charge or penalty), other than de minimis administrative expenses of the type typically incurred in the terminations of similar employee benefit plans.

(g) With respect to each Company Benefit Plan, the Company has provided Pyrophyte copies of (to the extent applicable): (i) the current plan and trust documents (and all amendments thereto); (ii) the three (3) most recent summary plan descriptions provided to participants (and all summaries of material modifications); (iii) the three (3) most recent Forms 5500 annual reports (and all schedules and attachments thereto); (iv) all Contracts related to such Company Benefit Plan, including all insurance contracts, other funding arrangements and service provider agreements, in each case, as currently in effect; (v) the most recent determination, advisory or opinion letter received from the Internal Revenue Service; (vi) all non-routine correspondence with any Governmental Authority; (vii) all nondiscrimination, top-heavy and Code Section 415 tests performed for the three (3) most recently completed plan years; and (viii) Forms 1094-C and a sample Form 1095-C filed with the Internal Revenue Service for each calendar year in which the Company was considered an “applicable large employer,” as defined in Section 4980H(c)(2) of the Code.

(h) Neither the execution and delivery of this Agreement by the Company nor the consummation of the Transactions would (whether alone or in connection with any subsequent event) (i) result in the acceleration or creation of any rights of any Person to payments or benefits or increases in any payments or benefits under any Company Benefit Plan or otherwise, (ii) result in the acceleration of the time of payment, funding or vesting, or forfeiture, of any compensation or benefits to any Person under any Company Benefit Plan or otherwise, (iii) result in severance pay or any increase in severance pay upon any termination of employment, or (iv) impair any of the rights of the Company, the Surviving Company, Pyrophyte or any of their respective Subsidiaries or Affiliates with respect to any Company Benefit Plan, including the right to amend, terminate, merge or transfer the assets of any Company Benefit Plan.

(i) Except for tax equalization agreements set forth on Section 4.11 of the Company Disclosure Schedules, the Company does not maintain any obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A, 457A or 4999 of the Code or otherwise.

(j) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code or Section 457A of the Code has been established, documented, operated and maintained in material compliance with Section 409A of the Code or Section 457A of the Code and all applicable regulations and notices issued thereunder, such that no participant therein has been or could reasonably be expected to be subject to any Tax, penalty or interest under Section 409A or 457A of the Code.

(k) No payment, amount or benefit that would be, or has been, received by or provided to (whether in cash or property or the vesting of cash or property or the cancellation of indebtedness) any current or former employee, officer, shareholder, director or other individual service provider of the Company or any of its Affiliates as a result of the execution and delivery of this Agreement or the consummation of the Transactions (whether alone or in connection with any subsequent event) would, separately or in the aggregate, reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

Section 4.12 Labor Matters.

(a) The Company is not a party to (including through membership in an employer’s association), or bound by (including for the avoidance of doubt being bound by any Governmental Order), any Labor Agreement, nor is there any duty or obligation on the part of the Company to consult or bargain with, receive consent from or notify any labor union, works council, labor organization or other employee representative, which is representing any employee of the Company in connection with the Transactions, prior to the execution of this Agreement. To the knowledge of the Company, none of the Company’s employees are represented by any labor union, works council or labor organization with respect to their employment with the Company. To the knowledge of the Company, there are no, and during the past three (3) years there have been no, pending or threatened activities or proceedings by any labor union, works council or other labor organization to organize any of the Company’s employees. There is no, and during the past three (3) years there has been no, actual or, to the knowledge of the Company, threatened unfair labor practices charge, material labor dispute, material labor grievance, material labor arbitration, strike, slowdown, lockout, material concerted refusal to work overtime, or organized labor work stoppage against or affecting the Company. There are no pre-signing notice, consent, information, consultation or bargaining obligations owed to any employee or employee representative, including any works council or other labor organization, or labor authority, under applicable Law, Labor Agreements or other Contracts, in connection with the execution of this Agreement or the consummation of the Transactions.

(b) Except as set forth on Section 4.12(b) of the Company Disclosure Schedules, the Company is, and in the past three (3) years has been, in compliance in all material respects with all applicable Laws regarding labor, employment and employment practices, including all applicable Laws respecting terms and conditions of employment, health and safety, exempt and nonexempt employee and independent contractor classification, discrimination, harassment, retaliation, whistleblowing, wages and hours, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act or comparable local Laws), short-time work or furlough, affirmative action, workers’ compensation, labor relations, employee leave issues, employee trainings and notices, and unemployment insurance.

(c) Except as set forth on Section 4.12(c) of the Company Disclosure Schedules and except as would not result in material Liability for the Company: (i) the Company has fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that have come due and payable to its current or former employees and independent contractors under applicable Law, Contract or policy; and (ii) each individual, who is providing or, within the past three (3) years, has provided services to the Company as an independent contractor, consultant, leased employee, or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes.

(d) Since January 1, 2024, there have been no employment harassment allegations (including sexual harassment allegations) or employment discrimination allegations raised, brought, settled, or, to the Company’s knowledge, threatened relating to any officer, director, executive or supervisory employee of the Company other than, except with respect to officers or directors, any such allegations which have been investigated and with respect to which the Company (i) concluded there was no unlawful action or (ii) took prompt corrective action reasonably calculated to prevent further improper conduct. The Company does not reasonably expect any material liabilities with respect to any such allegations, and is not aware of any allegations relating to officers, directors, employees, contractors, or agents of the Company, that, if known to the public, would bring the Company into material disrepute.

(e) No executive or other employee of the Company with an annual base compensation of more than $250,000 has provided notice to (and to the knowledge of the Company no such individual intends to) terminate his or her employment prior to the one (1)-year anniversary of the Closing. To the knowledge of the Company, no current or former employee or independent contractor of the Company is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation owed to: (i) the Company; or (ii) any third party with respect to such person’s right to be employed or engaged by the Company.

Section 4.13 Taxes. Except in each case as set forth on Section 4.13 of the Company Disclosure Schedules:

(a) All income and other material Tax Returns required by Law to be filed by the Company have been filed, and all such Tax Returns are true, correct and complete in all material respects.

(b) All income and other material amounts of Taxes due and owing by the Company have been paid, other than Taxes which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP.

(c) The Company has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d) The Company is not engaged in any material audit, administrative proceeding or judicial proceeding with respect to Taxes. The Company has not received any written notice from a Governmental Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the knowledge of the Company, no such claims have been threatened. No written claim has been made by any Governmental Authority in a jurisdiction where the Company does not file a Tax Return of a particular type that the Company is or may be subject to Tax by that jurisdiction in respect of any Taxes of such type, and, to the knowledge of the Company, no such claim has been threatened. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Company and no written request for any such waiver or extension is currently pending.

(e) Neither the Company nor any predecessor thereof has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Income Tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) since the Company’s incorporation.

(f) The Company has not been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). The Company has not conducted any tax avoidance transactions particularly designed to avoid or circumvent the tax treatment intended by applicable law, including any transactions leading to notifications of cross-border arrangements involving the Company as relevant taxpayer under the EU Council Directive 2011/16 (as amended by EU Council Directive 2018/822 and EU Council Directive 2020/876), other than notifications in connection with the Merger.

(g) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) any “closing agreement” with respect to Taxes with a Governmental Authority executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; or (iv) deferred revenue or prepaid amount received outside the ordinary course of business on or prior to the Closing.

(h) There are no Liens with respect to Taxes on any of the assets of the Company, other than Permitted Liens.

(i) The Company does not have any material liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case of clauses (i), (ii) and (iii), for liabilities pursuant to commercial contracts not primarily relating to Taxes).

(j) The Company is not a party to, or bound by, or has any material obligation to any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreement (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes) that would reasonably be expected to give rise to a payment obligation after the Closing.

(k) The Company is not considered a Tax resident in any jurisdiction outside its country of formation.

(l) The Company does not have and is not reasonably expected to have any material liability under Section 482 of the Code (or any similar provision of state, local or foreign Law).

(m) The Company has not taken or agreed to take any action not contemplated by this Agreement and/or any other Transaction Document that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(n) The Company is, and has at all times since its inception (or formation) been, classified as a C corporation for U.S. federal (and applicable state and local) income tax purposes, and is, and has at all times since its formation been, classified as a domestic corporation for U.S. federal income tax purposes.

(o) The Company has not claimed any employee retention credit pursuant to Section 2301 of the CARES Act (or any corresponding or similar provision of state or local Law).

(p) The Company has never had a permanent establishment, office, branch, fixed place of business or other taxable presence in any country other than its country of organization.

(q) The Company has not requested and is not the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement issued by, or entered into with, any Governmental Authority with respect to Taxes, and no such request is pending or outstanding.

(r) The Company does not own, and has never owned, directly or indirectly, any equity interest in any entity that is or was a “controlled foreign corporation” within the meaning of Section 957 of the Code or a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(s) The Company has not deferred any payroll Taxes under Section 2302 of the CARES Act or deferred any Taxes (including the deposit or payment of applicable employment Taxes) under IRS Notice 2020-65 or Presidential Memorandum dated August 8, 2020, or any similar provision of state or local Law.

(t) The Company has not received, applied for or been granted any Tax holidays, Tax incentives, Tax credits (other than credits claimed on timely filed Tax Returns in the ordinary course of business) or Tax rulings.

(u) The Company is not, and has not been, a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

(v) The Company has not entered into any gain recognition agreement under Section 367 of the Code.

(w) The Company has complied in all material respects with all applicable transfer pricing Laws, and all intercompany transactions have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of state, local or foreign Law. The Company has maintained contemporaneous documentation in compliance with Section 6662(e) of the Code and the Treasury Regulations promulgated thereunder with respect to all material intercompany transactions.

(x) Section 4.13(x) of the Company Disclosure Schedules sets forth (i) the amount of all net operating loss carryforwards, capital loss carryforwards, Tax credit carryforwards and other material Tax attributes of the Company as of the date of this Agreement (including the taxable year in which each such attribute arose and the scheduled expiration date thereof) and (ii) whether the Company has undergone an “ownership change” within the meaning of Section 382(g) of the Code (or any similar provision of state, local or foreign Law) and, if so, the date of each such ownership change and the annual limitation imposed under Section 382 of the Code (or any similar provision of state, local or foreign Law) as a result thereof. No Tax attributes of the Company are subject to any limitation under Section 382, Section 383 or Section 384 of the Code (or any similar provision of state, local or foreign Law), except as set forth on Section 4.13(x) of the Company Disclosure Schedules.

Section 4.14 Insurance. Section 4.14 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, cyber, casualty and other forms of insurance owned or held by the Company as of the date of this Agreement (excluding any Company Benefit Plans). All such policies are in full force and effect as of the date of this Agreement, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies set forth on Section 4.14 of the Company Disclosure Schedules have been made available to Pyrophyte. As of the date of this Agreement, no claim by the Company is pending under any such policies as to which coverage has been denied by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company.

Section 4.15 Permits. Other than as set forth in Section 4.15 of the Company Disclosure Schedules, the Company holds all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company (the “Material Permits”). Except as is not and would not reasonably be expected to be material to the Company, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company. The Company is, and since January 1, 2024 has been, in compliance with the terms of all the Material Permits except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company. To the Company’s knowledge, no event, circumstance, or state of facts has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of the Company to be in compliance in all material respects with the terms of the Material Permits.

Section 4.16 Property.

(a) Owned Real Property. The Company does not own, and has never owned, any real property.

(b) Leased Real Property. Section 4.16(b) of the Company Disclosure Schedules lists, as of the date of this Agreement, the address of each Leased Real Property (other than temporary construction site offices relating to individual projects) in respect of which the Company is required to pay $250,000 or more annually in rent (the “Material Leased Real Property”). The Company has made available to Pyrophyte true, correct and complete copies of the Contracts (including all modifications, amendments, guarantees, supplements, waivers, extensions, renewals, side letters and other agreements with respect thereto) pursuant to which the Company uses or occupies (or has been granted an option to use or occupy) the Material Leased Real Property or is otherwise a party with respect to the Material Leased Real Property (the “Leases”). Except as set forth in Section 4.16(b) of the Company Disclosure Schedules, each Lease is in full force and effect and is a valid, legal and binding obligation of the Company, enforceable in accordance with its terms against the Company and, to the Company’s knowledge, each other party thereto, subject, in each case, to the Enforceability Exceptions, and the Company has a valid and subsisting leasehold estate in, and enjoys peaceful and materially undisturbed possession of, all Leased Real Property, subject only to Permitted Liens. The Company has not subleased, licensed, or otherwise contractually granted to any Person the right to use or occupy any Leased Real Property or any portion thereof. Except as set forth on Section 4.16(b) of the Company Disclosure Schedules, to the Company’s knowledge, the Company is not in material breach or default under any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a material breach or default under any Lease or would permit termination by any party to any Lease. The Leased Real Property identified in Section 4.16(b) of the Company Disclosure Schedules comprises all of the real property used in the business of the Company as contemplated as of the date of this Agreement. The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, encumbered, or collaterally assigned or granted any other security interest in any Lease or any interest therein.

(c) Personal Property. The Company owns and has good and marketable title to, or a valid leasehold interest in, license to or right to use, all material equipment, tangible personal property and other tangible assets and properties reflected in the Financial Statements or thereafter acquired by the Company, except for assets disposed of in the ordinary course of business, in each case free and clear of all Liens other than Permitted Liens.

(d) Assets; Sufficiency. The tangible assets and properties of the Company are in good operating condition in all material respects (normal wear and tear excepted) and are fit, in all material respects, for use in the ordinary course of business, and no material uninsurable damage has, since the date of the Most Recent Balance Sheet, occurred with respect to such assets and properties. Immediately after the Effective Time, the assets (which, for the avoidance of doubt, shall include any assets held pursuant to valid leasehold interest, license or other similar interests or right to use any assets) of the Company will constitute all of the assets necessary to conduct the business immediately after the Closing in all material respects as it is conducted on the date of this Agreement. The Company owns, leases, licenses or has the legal right to use or otherwise hold good, valid and enforceable title to all the properties, assets, tangible or intangible, of the Company reflected on the Financial Statements (collectively, the “Company Assets”), except (i) for any Company Assets that have been sold or otherwise disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet, or (ii) as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company. The Company Assets are not subject to any Liens (other than Permitted Liens), except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company. At the Closing, the Company will own, with good, valid and enforceable title, or lease, under valid and enforceable leases, or have legal right or license to use, the Company Assets, free and clear of any Liens (other than Permitted Liens), except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company.

Section 4.17 Intellectual Property; Data Privacy and Security.

(a) Section 4.17(a) of the Company Disclosure Schedules lists (i) each Patent, trademark, service mark, copyright or domain name owned or purported to be owned by the Company for which applications have been filed or registrations or patents have been obtained (collectively, the “Registered Intellectual Property”) and (ii) any material unregistered trademarks included in the Company-Owned Intellectual Property. All of the issued or registered Registered Intellectual Property is subsisting and, to the knowledge of the Company, valid and enforceable, and all applications included in the Registered Intellectual Property are subsisting and have been duly applied for. The Company (A) exclusively owns and possesses all right, title and interest in and to all Company-Owned Intellectual Property and (B) has sufficient rights to use pursuant to a valid written license, sublicense, agreement or permission, all Intellectual Property used in the operation of the business of the Company as presently conducted and as currently proposed to be conducted (the “Company Intellectual Property”), in each case of (A) and (B), free and clear of all Liens except for Permitted Liens (it being understood that this Section 4.17(a) is not a representation or warranty with respect to non-infringement of third party Intellectual Property). No item of Registered Intellectual Property has been abandoned, dedicated to the public domain, or adjudged invalid or unenforceable. The Company has taken commercially reasonable steps to avoid revocation, cancellation, lapse, or other events that would adversely affect the enforceability, use, or priority of the Registered Intellectual Property.

(b) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) result in the loss or impairment of any of the Company Intellectual Property; (ii) give rise to any right of any Person to terminate any rights under any IP Contract or exercise any new or additional rights under any Company Intellectual Property; (iii) result in the release, disclosure, or delivery of any Company Intellectual Property by or to any escrow agent or other Person; or (iv) require the payment by Pyrophyte or Merger Sub of any additional consideration for Pyrophyte’s or Merger Sub’s right to own, maintain, or continue to use any of the Company Intellectual Property.

(c) Except as expressly set forth in Section 4.17(c) of the Company Disclosure Schedules, no third party has any joint ownership in any inventions claimed by any issued Patents or pending claims in any applications for Patents included in the Company-Owned Intellectual Property.

(d) No funding, facilities or personnel of any educational institution or Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company-Owned Intellectual Property. The Company is not, and has not been, a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the Company to grant or offer to any third Person any license or right to any Company-Owned Intellectual Property.

(e) The Company: (i) has made all necessary filings and paid all necessary registration, maintenance, renewal, and other fees required for registering and maintaining the Registered Intellectual Property; (ii) has timely filed all necessary documents, certificates, statements of use, and affidavits with the relevant Registered Intellectual Property registrar, or other authorities in the United States or foreign jurisdictions for the purpose of registering and maintaining in full force and effect such Registered Intellectual Property; (iii) has properly identified all inventors on all Patents included in the Registered Intellectual Property in accordance with the laws of the applicable jurisdiction; and (iv) has complied in all material respects with all Laws regarding the duty of disclosure, candor, and good faith in connection with each Patent included in the Company-Owned Intellectual Property, including the filing of applicable affidavits of inventorship, ownership, use, and continuing use.

(f) (i) The Company is diligently prosecuting all Patent applications it has filed, (ii) the Company is diligently preparing to file Patent applications for all inventions in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application, (iii) the Company is diligently preparing and filing Patent applications for all identified inventions that have come to the attention of senior engineering management personnel and (iv) all prior art known to the Company and material to the patentability of the claims in any issued Patents or pending Patent applications of the Company has been cited in the respective issued Patents, applications or associated file histories thereof.

(g) The Company-Owned Intellectual Property does not include any Software.

(h) Neither the Company nor the conduct of its business currently infringes, misappropriates or otherwise violates, or during the past six (6) years has infringed, misappropriated or otherwise violated, any Intellectual Property rights of any Person. In the past six (6) years, the Company has not received any communication, and no Proceeding has been instituted, settled or, to the knowledge of the Company, threatened in writing, that alleges any such infringement, violation or misappropriation, or otherwise challenging the validity, ownership, or enforceability of any Company Intellectual Property. To the knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any Intellectual Property of the Company nor, to the knowledge of the Company, has any third party, in the six (6) years prior to the date of this Agreement, infringed upon, misappropriated or otherwise violated any Intellectual Property of the Company (including any unsolicited demand or request from any Person to license any Intellectual Property), and no such claims have been made against any Person by the Company.

(i) The Company has taken all reasonable measures to maintain and protect all of the Company-Owned Intellectual Property (including the confidentiality thereof). No trade secrets or other confidential information included in the Company-Owned Intellectual Property have been disclosed to or misappropriated by any Person except pursuant to written, valid and appropriate non-disclosure and/or license agreements, which have not been breached. The Company is in compliance with all Contracts relating to third-party trade secrets to which the Company is a party or that otherwise bind the Company. Each current and former employee, consultant, and contractor of the Company, working or engaged under the direction or supervision of the Company, has entered into a valid and enforceable written agreement with the Company assigning to the Company all Intellectual Property created by such Person within the scope of such Person’s duties to the Company and prohibiting such Person from using or disclosing trade secrets or confidential information of the Company. To the knowledge of the Company, no current or former employee, consultant, or contractor of the Company is or has been in breach of any such agreement.

(j) The Company takes, and has taken, commercially reasonable actions and measures necessary to protect and maintain (i) the ownership and confidentiality of all Company Intellectual Property and (ii) the security, confidentiality, continuous operation and integrity of all its IT Systems and Software (and all data stored therein or transmitted thereby), including the implementation of commercially reasonable procedures designed to ensure that the IT Systems and Software are free of any Viruses. The Company has back-up and disaster recovery arrangements for the continued operation of its business in the event of a failure of its IT Systems or Software that are adequate and consistent with standard industry practice applicable to similarly situated entities. Since January 1, 2024, the Company has not experienced any Security Incident.

(k) The IT Systems (i) are sufficient for, and operate and perform as needed by, the Company to adequately conduct its business as currently conducted and as proposed to be conducted, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner, (ii) are in good working condition to effectively perform all information technology operations and include a sufficient number of licenses as necessary for the current and currently anticipated operation of the Company, (iii) are exclusively owned by the Company, or the Company has a valid lease or license to access and use all such IT Systems, and (iv) are free from Viruses. Since January 1, 2023, there have been no material failures, breakdowns, continued substandard performance, or other adverse events affecting any IT Systems or the business of the Company that have caused any material disruption of or material interruption in or to the use of any IT Systems.

(l) The Company’s use of AI Technology and practices relating to the operation of any AI Technology and any resulting outputs complies (and at all times has complied) in all material respects with: (i) applicable Law; (ii) Privacy Laws or other data privacy obligations; and (iii) applicable contractual obligations and industry standards to which the Company is bound. The Company does not use facial recognition with AI Technologies. The Company does not train, test, improve, or develop any AI Technologies and has not tested, improved, or developed any AI Technologies. The Company (x) owns or has all necessary rights in and to any data that it uses to operate AI Technologies and (y) maintains and adheres to industry-standard policies, protocols, and procedures relating to the ethical and responsible use of AI Technologies. There has been no actual or alleged non-compliance with any such policies, protocols, and procedures, and the Company has not received any notice or communication from any Governmental Authority or other Person concerning the Company’s use of AI Technologies.

(m) The Company’s Processing of Personal Information complies in all material respects with, and since January 1, 2023 has complied in all material respects with any applicable Privacy Requirements. The Company has implemented and maintained adequate policies, procedures and systems in accordance with applicable Privacy Requirements. None of the Company’s privacy policies or notices have contained any material omissions or been misleading or deceptive. The Company has not received any written complaints, notices of investigation, written notices, orders, correspondence or claims from any consumers, Governmental Authority, or Person alleging a breach of, or noncompliance with, the Privacy Requirements, and no circumstances exist which are likely to result in any such complaints, investigations, notices, orders, correspondence or claims being sent, served, given or made. The consummation of the transactions contemplated by this Agreement, including the transfer of Personal Information in connection therewith, will not result in any breach or violation of any Privacy Requirement. The Company is not subject to any contractual requirements or other legal obligations that, following the Closing, would prohibit Pyrophyte or Merger Sub from Processing any Personal Information in the manner in which the Company Processed such Personal Information prior to the Closing.

(n) There have been no breaches, security incidents, misuse of, or unauthorized access to, or disclosure of any Personal Information in the possession or control of the Company or collected, used, or Processed by or on behalf of the Company, and the Company has not provided or been required to provide any notices to any Person in connection with any disclosure of any Personal Information. The Company has implemented reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans, to the extent required, to safeguard all data and Personal Information in its possession or control. The Company has conducted privacy and data security testing or audits at reasonable and appropriate intervals and has resolved or remediated any privacy or data security issues or vulnerabilities identified. Neither the Company nor any third party acting at the direction or authorization of the Company has paid (i) any perpetrator of any data breach incident or cyber-attack or (ii) any third party with actual or alleged information about any data breach incident or cyber-attack.

Section 4.18 Environmental Matters.

(a) Other than as set forth in Section 4.18(a) of the Company Disclosure Schedules, the Company is, and since January 1, 2022 has been, in compliance in all material respects with all applicable Environmental Laws with respect to its operations at any Leased Real Property or other location, and all past material non-compliance with any Environmental Law has been resolved in all material respects without ongoing obligations or costs.

(b) Except as set forth on Section 4.18(b) of the Company Disclosure Schedules, the Company holds and is in compliance in all material respects with, and since January 1, 2022 has held and been in compliance in all material respects with, all Permits that are required under applicable Environmental Laws to own, lease or operate its properties and assets and to conduct its business (each, an “Environmental Permit”), and each such Environmental Permit is valid and in full force and effect. The Company has not received any notice from any Governmental Authority alleging that it is in material violation of, or lacking, any such Environmental Permit and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, modification, lapse or limitation of any Environmental Permit. The Company has made available to Pyrophyte copies of all Environmental Permits.

(c) No Proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its assets or properties alleging a material violation of any Environmental Law or Environmental Permit, and no Proceeding is pending, threatened in writing or, to the knowledge of the Company, threatened verbally with respect to the revocation, modification or termination of an Environmental Permit.

(d) Neither the Company nor any of its properties, facilities or operations has received or is the subject of any outstanding Governmental Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Law or Environmental Permit, (ii) Remedial Legal Proceeding or (iii) Release of a Hazardous Material.

(e) The Company has not manufactured, treated, stored, transported, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to result in a material Environmental Liability. To the knowledge of the Company, no fact, circumstance, or condition exists in respect of the Company or any property currently or formerly operated or leased by the Company, or any other property that would reasonably be expected to result in any material Environmental Liability.

(f) The Company has not received notice from any Governmental Authority of any investigation of its business, operations, or currently or formerly operated or leased property of the Company that could lead to the imposition of any Liens or material Environmental Liabilities and, to the knowledge of the Company, no such investigations are pending or threatened in writing.

(g) Since January 1, 2022, except as set forth on Section 4.18(g) of the Company Disclosure Schedules, the Company has not received any written notice or report of any violations of, or liabilities arising under, Environmental Laws, including any violations concerning any Hazardous Materials.

(h) There has been no Release of, contamination by, or exposure of any Person to, any Hazardous Materials at, in, on or under any Leased Real Property, or at any other location in connection with the Company’s operations, in each case, that has resulted or would result in material liabilities for the Company arising under Environmental Law. The Company is not currently conducting any remediation or cleanup activities at any facility currently or formerly operated by the Company or any third-party site.

(i) The Company has not assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any material liability of any other Person arising under Environmental Law.

(j) The Company has provided or otherwise made available to Pyrophyte all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes) that have been prepared for or by the Company within the past three (3) years.

(k) The Company has provided or otherwise made available to Pyrophyte copies of all environmental reports, audits, assessments, liability analyses, memoranda and other environmental documents related to the Company’s operations (including the Leased Real Property), in each case, in the Company’s possession or under its reasonable control, or prepared for or on behalf of the Company and including the environmental condition of any Leased Real Property, the Company’s Environmental Liabilities or the Company’s compliance with Environmental Laws and Environmental Permits.

Section 4.19 Absence of Changes. During the period beginning on the date of the Most Recent Balance Sheet and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b) except as expressly contemplated by this Agreement, any other Transaction Document or in connection with the transactions contemplated hereby and thereby, (i) the Company has conducted its business in the ordinary course in all material respects and (ii) the Company has not taken any action that would require the consent of Pyrophyte if taken during the period from the date of this Agreement until the Closing pursuant to Section 7.01(b)(i), Section 7.01(b)(ii), Section 7.01(b)(iii), Section 7.01(b)(iv), Section 7.01(b)(v), Section 7.01(b)(vi), Section 7.01(b)(vii), Section 7.01(b)(viii), Section 7.01(b)(ix), Section 7.01(b)(x), Section 7.01(b)(xi), Section 7.01(b)(xii), Section 7.01(b)(xiii), Section 7.01(b)(xiv), Section 7.01(b)(xv), Section 7.01(b)(xvi), Section 7.01(b)(xviii), or Section 7.01(b)(xix) (or Section 7.01(b)(xx) with respect to the foregoing clauses).

Section 4.20 Brokers. Other than J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division, and other than as set forth in Section 4.20 of the Company Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or its Affiliates for which the Company has any obligation.

Section 4.21 Transactions with Affiliates. Except for the Contracts and transactions set forth on Section 4.21 of the Company Disclosure Schedules, there are no Contracts or transactions between (a) the Company, on the one hand, and any (b) officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Company or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”) other than (1) Contracts with respect to a Company Related Party’s employment with (including Company Benefit Plans and other ordinary course compensation from) the Company entered into in the ordinary course of business, (2) the Company Shareholder Agreements and (3) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 7.01(b) or entered into in accordance with Section 7.01(b). No Company Related Party (A) owns any interest in any material asset or property used in the Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, vendor, partner, customer, lessor or other material business relation of the Company, (C) is a supplier, vendor, partner, customer, lessor, or other material business relation of the Company or (D) owes any material amount to, or is owed any material amount by, the Company (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business or pursuant to any transaction entered into after the date of this Agreement that is either permitted pursuant to Section 7.01 or entered into in accordance with Section 7.01). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.21 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.21) are referred to herein as “Company Related Party Transactions.”

Section 4.22 Information Supplied. None of the information supplied or to be supplied by, or on behalf of, the Company expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective or when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Pyrophyte Holders or at the time of the Special Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.23 No TID U.S. Business. The Company is not a TID U.S. business (as such term is defined at 31 CFR § 800.248).

Article V
REPRESENTATIONS AND WARRANTIES
RELATING TO MERGER SUB

Except as set forth in the Pyrophyte Disclosure Schedules (but subject to the terms of Section 12.07), Merger Sub hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

Section 5.01 Corporate Organization. Merger Sub is a corporation duly organized, incorporated, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation.

Section 5.02 Due Authorization. Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party or will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the approvals and consents to be obtained by Merger Sub pursuant to Section 8.06, the execution, delivery and performance of this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Merger Sub and no other proceeding on the part of Merger Sub is necessary to authorize this Agreement or such other Transaction Documents or performance by Merger Sub hereunder or thereunder. This Agreement has been, and each other Transaction Document to which Merger Sub will be party will be, duly and validly executed and delivered by Merger Sub and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such other Transaction Document to which Merger Sub will be party will constitute, a legal, valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.03 Capitalization.

(a) On the Closing Date, immediately prior to Closing, the authorized share capital of Merger Sub consists of 1,000 shares, with a par value of $0.0001 per share, of which 1,000 shares are issued and outstanding and are held by Pyrophyte. The issued and outstanding shares of Merger Sub have been duly authorized, validly issued and are fully paid and nonassessable. The issued and outstanding shares of Merger Sub were issued in compliance with the Governing Documents of Merger Sub and applicable Law, and were not issued in breach or violation of any preemptive rights or Contract. All of the outstanding shares of Merger Sub are owned directly by Pyrophyte, free and clear of all Liens (other than transfer restrictions under applicable Securities Law).

Section 5.04 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Merger Sub with respect to Merger Sub’s execution, delivery or performance of its obligations under this Agreement or the other Transaction Documents to which it is or will be party or the consummation of the transactions contemplated hereby or by the other Transaction Documents, except for (i) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, (ii) such filings with and approvals of the Stock Exchange to permit New Pyrophyte Common Shares to be issued in accordance with this Agreement to be listed on the Stock Exchange, (iii) filing of the Certificate of Merger under the DGCL, (iv) the approvals and consents to be obtained by Merger Sub pursuant to Section 8.06, or (v) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the ability of Pyrophyte and Merger Sub to consummate the Transactions.

(b) Neither the execution, delivery or performance by Merger Sub of this Agreement nor the other Transaction Documents to which it is or will be a party nor the consummation of the transactions contemplated hereby and thereby will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in any breach of any provision of Merger Sub’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which Merger Sub is a party, (iii) violate, or constitute a breach under, any Governmental Order or applicable Law to which Merger Sub or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens), except, in the case of any of clauses (ii) through (iv) above, as would not reasonably be expected to be, individually or in the aggregate, material to the ability of Pyrophyte and Merger Sub to consummate the Transactions.

Section 5.05 Business Activities. Merger Sub was organized solely for the purpose of entering into this Agreement and the other Transaction Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its organization or formation or the negotiation, preparation or execution of this Agreement or any other Transaction Documents, the performance of its covenants or agreements in this Agreement or any other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. Merger Sub has no Liabilities.

Section 5.06 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of Merger Sub or any of its Affiliates for which Merger Sub has any obligation.

Section 5.07 Tax Matters.

(a) Merger Sub has not taken or agreed to take any action not contemplated by this Agreement or any other Transaction Document that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Section 5.08 Investment Company Act. Merger Sub is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case, within the meaning of the Investment Company Act of 1940, as amended.

Article VI
REPRESENTATIONS AND WARRANTIES RELATING TO PYROPHYTE

Except as set forth in (a) the Pyrophyte Disclosure Schedules (but subject to the terms of Section 12.07) or (b) any Pyrophyte SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statement disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), Pyrophyte hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing Date, as follows:

Section 6.01 Corporate Organization; Subsidiaries. Pyrophyte is an exempted company with limited liability duly incorporated, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the applicable law of the Cayman Islands. The copies of Pyrophyte’s Governing Documents as in effect on the date hereof previously made available by Pyrophyte to the Company are true, correct and complete, are in full force and effect and have not been amended. Other than Merger Sub, Pyrophyte does not have and has not had any Subsidiaries and does not own and has not owned, directly or indirectly, any equity interest in, or any interest convertible or exchangeable or exercisable for, any Equity Securities in, any Person.

Section 6.02 Due Authorization. Pyrophyte has the requisite exempted company power and authority to execute and deliver this Agreement and each other Transaction Document to which Pyrophyte is or will be a party and to perform all obligations to be performed by Pyrophyte hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the Required Pyrophyte Shareholder Approval by the Pre-Closing Pyrophyte Holders at the Special Meeting, the execution, delivery and performance of this Agreement, the other Transaction Documents to which Pyrophyte is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Transaction Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary exempted company action on the part of Pyrophyte. This Agreement has been, and each other Transaction Document to which Pyrophyte is, or upon execution thereof will be, a party has been duly and validly executed and delivered by Pyrophyte and constitutes or will constitute, upon execution thereof, as applicable, assuming due power and authority of, and due execution and delivery by, the Company, a valid, legal and binding agreement of Pyrophyte (assuming this Agreement has been and the other Transaction Documents to which Pyrophyte is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against Pyrophyte in accordance with their terms, subject to the Enforceability Exceptions.

Section 6.03 Litigation. There is (and since its incorporation there has been) no Proceeding pending or, to Pyrophyte’s knowledge, threatened against or involving Pyrophyte or any of its officers, in their capacities as such, that would, individually or in the aggregate, reasonably be expected to be material to Pyrophyte or have an adverse effect on the ability of Pyrophyte to enter into and perform its obligations under this Agreement and consummate the Transactions. Neither Pyrophyte nor any of its properties or assets is subject to any Governmental Order that would, individually or in the aggregate, reasonably be expected to be material to Pyrophyte. As of the date hereof, neither Pyrophyte nor, to Pyrophyte’s knowledge, any of its officers, in their capacities as such, is subject to any written settlement arrangement or is engaged in discussions concerning any settlement or arrangement regarding any material dispute or material claim. As of the date of this Agreement, there are no material Proceedings by Pyrophyte pending against any other Person.

Section 6.04 Compliance with Applicable Law.

(a) Pyrophyte is (and since its incorporation has been) operating in a manner that is customary for businesses similar to Pyrophyte and is (and since its incorporation has been) in compliance with all applicable Laws, except in each case as would not reasonably be expected to be, individually or in the aggregate, material to Pyrophyte.

(b) (i) Neither Pyrophyte, nor any of its directors, officers, employees or managers, or, to the knowledge of Pyrophyte, any other Representatives, agents or other Persons acting on its behalf, has taken, directly or indirectly, any act in furtherance of an offer, payment, promise to pay, authorization, ratification, solicitation, or acceptance of the payment, directly or indirectly, of any gift, money, payment, contribution or anything of value to or from any Person to secure any improper advantage or to obtain or retain business, or that would otherwise cause Pyrophyte to be in violation of Anti-Corruption Laws, (ii) Pyrophyte has not been subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, and (iii) Pyrophyte has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law or Sanctions and Export Control Law. Pyrophyte has in place policies and procedures designed to prevent its directors, officers, employees, agents and other Persons acting on its behalf from undertaking any activity, practice or conduct that would constitute an offense under Anti-Corruption Laws or Sanctions and Export Control Laws. Neither Pyrophyte nor any of its officers, directors, managers, or employees nor, to the knowledge of Pyrophyte, any of its other Representatives or agents (A) is or at any time since its incorporation has been, (1) a Sanctioned Person; (2) located, organized or resident in a country or territory (or government thereof) which is itself a Sanctioned Person; (3) an entity fifty percent (50%) or greater owned, directly or indirectly, by one or more Sanctioned Persons; or (4) otherwise in violation of any applicable Sanctions and Export Control Laws; or (B) has violated any applicable Laws relating to economic sanctions since its incorporation. Since its incorporation, Pyrophyte has not received any written notice of any violations of applicable Laws, Governmental Orders or Permits.

Section 6.05 Consents and Requisite Government Approvals; No Violations.

(a) No action by, notice, consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Pyrophyte with respect to Pyrophyte’s execution, delivery and performance of this Agreement or the other Transaction Documents to which it is or will be party or the consummation of the Transactions, except for (i) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, (ii) such filings with and approvals of the applicable Stock Exchange to permit New Pyrophyte Common Shares to be issued in accordance with this Agreement to be listed on the Stock Exchange, (iii) filing of the Certificate of Merger under the DGCL, (iv) the approvals and consents to be obtained in connection with, and the applicable filings required to consummate, the Domestication, (v) the approvals and consents to be obtained by Merger Sub pursuant to Section 8.06, (vi) the Pyrophyte Shareholder Approval or (vii) any actions, notices, consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to Pyrophyte.

(b) Neither the execution or delivery by Pyrophyte of this Agreement or the other Transaction Documents to which Pyrophyte is or will be a party, nor the performance by Pyrophyte of its obligations hereunder or thereunder, nor the consummation by Pyrophyte of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of Pyrophyte’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which Pyrophyte is a party or by which Pyrophyte or any of its properties or assets are bound, (iii) violate, or constitute a breach under, any Governmental Order or applicable Law to which Pyrophyte or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of Pyrophyte, except in the case of clauses (ii) and (iii) above, as would not reasonably be expected to be, individually or in the aggregate, material to Pyrophyte.

Section 6.06 Trust Account. As of the date of this Agreement, Pyrophyte has approximately $209,640,000 in cash in a trust account (the “Trust Account”). As of the date of this Agreement, the funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of one hundred eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated July 16, 2025 (the “Trust Agreement”), between Pyrophyte and the Exchange Agent, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Pyrophyte SEC Reports to be inaccurate in any material respect and/or that would entitle any Person to any portion of the proceeds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing Pyrophyte Holders who shall have elected to redeem their Pyrophyte Class A Shares pursuant to the Governing Documents of Pyrophyte or (iii) if Pyrophyte fails to complete a business combination within the allotted time period set forth in the Governing Documents of Pyrophyte and liquidates the Trust Account, subject to the terms of the Trust Agreement, Pyrophyte (in limited amounts to permit Pyrophyte to pay the expenses of the Trust Account’s liquidation) and then the Pre-Closing Pyrophyte Holders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Pyrophyte and the Trust Agreement. As of the date of this Agreement, Pyrophyte has performed all material obligations required to be performed by it to date under, and is not in material breach or default, or delinquent in performance in any material respect, under the Trust Agreement, and, to the knowledge of Pyrophyte, no event has occurred which (with due notice or lapse of time or both) would constitute a material default under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending with respect to the Trust Account. Upon the consummation of the transactions contemplated hereby (including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes, (B) to the Pre-Closing Pyrophyte Holders who have elected to redeem their Pyrophyte Class A Shares pursuant to the Governing Documents of Pyrophyte and (C) Pyrophyte, each in accordance with the terms of and as set forth in the Trust Agreement), Pyrophyte shall have no further obligation under either the Trust Agreement or the Governing Documents of Pyrophyte to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 6.07 Brokers. Other than UBS Securities LLC and Arcadia Securities LLC, acting through its Brookline Capital Markets division, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of Pyrophyte or any of its Subsidiaries or Affiliates for which Pyrophyte has any obligation.

Section 6.08 SEC Filings. Except as disclosed in the Pyrophyte SEC Reports (as defined below), Pyrophyte has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing through the date hereof, the “Pyrophyte SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement/Proxy Statement, the “Additional Pyrophyte SEC Reports”). Each of the Pyrophyte SEC Reports, as of their respective dates of filing, or, if amended prior to the date of this Agreement, as of the date of any such amendment or filing that superseded the initial filing, complied and each of the Additional Pyrophyte SEC Reports, as of their respective dates of filing, or, if amended prior to the date of this Agreement, as of the date of any such amendment or filing that superseded the initial filing, will comply, in all material respects, with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Pyrophyte SEC Reports or the Additional Pyrophyte SEC Reports (for purposes of the Additional Pyrophyte SEC Reports, assuming that the representation and warranty set forth in Section 4.22 is true and correct in all respects with respect to all information supplied by or on behalf of the Company expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, or, if amended prior to the date of this Agreement, as of the date of any such amendment or filing that superseded the initial filing, the Pyrophyte SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Pyrophyte SEC Reports.

Section 6.09 Internal Controls; Listing; Financial Statements.

(a) Since its initial public offering, (i) Pyrophyte has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Pyrophyte’s financial reporting and the preparation of Pyrophyte’s financial statements for external purposes in accordance with GAAP and (ii) Pyrophyte has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Pyrophyte is made known to Pyrophyte’s principal executive officer and principal financial officer by others within Pyrophyte.

(b) Pyrophyte has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Except as set forth on Section 6.09(c) of the Pyrophyte Disclosure Schedules or in the Pyrophyte SEC Reports, since its initial public offering, Pyrophyte has complied in all material respects with all applicable listing and corporate governance rules and regulations of the NYSE. The Pyrophyte Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. As of the date of this Agreement, there is no Proceeding pending or, to Pyrophyte’s knowledge, threatened against Pyrophyte by the NYSE or the SEC with respect to any intention by such entity to deregister Pyrophyte Class A Shares or prohibit or terminate the listing of Pyrophyte Class A Shares on the NYSE. Pyrophyte has not taken any action that is designed to terminate the registration of Pyrophyte Class A Shares under Section 12(b) of the Exchange Act or terminate the listing of Pyrophyte Class A Shares on the NYSE.

(d) The Pyrophyte SEC Reports, as amended or revised, contain true and complete copies of Pyrophyte’s financial statements (collectively, the “Pyrophyte Financial Statements”). The Pyrophyte Financial Statements (i) fairly present in all material respects the financial position of Pyrophyte as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be, individually or in the aggregate, material) and the absence of notes thereto), (iii) in the case of the audited Pyrophyte Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements, with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) Pyrophyte has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Pyrophyte’s and its Subsidiaries’ assets. Pyrophyte maintains and, for all periods covered by the Pyrophyte Financial Statements, has maintained books and records of Pyrophyte in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets, and liabilities of Pyrophyte in all material respects.

(f) Except as disclosed in the Pyrophyte SEC Reports, since its incorporation, Pyrophyte has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Pyrophyte, (ii) a “material weakness” in the internal controls over financial reporting of Pyrophyte or (iii) fraud, whether or not material, that involves management or other employees of Pyrophyte who have a significant role in the internal controls over financial reporting of Pyrophyte.

Section 6.10 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 6.10 of the Pyrophyte Disclosure Schedules, (b) for Pyrophyte Transaction Expenses, (c) reflected or reserved for in the most recent balance sheet in the Pyrophyte Financial Statements, (d) that have arisen since the date of the most recent balance sheet included in the Pyrophyte SEC Reports in the ordinary course of business (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law other than for the avoidance of doubt any such Liabilities that would be covered by clauses (b) or (c) of this Section 6.10), or (e) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to Pyrophyte, Pyrophyte has no Liabilities.

Section 6.11 Business Activities.

(a) Since formation, Pyrophyte has not conducted any business activities other than (i) activities related to Pyrophyte’s initial public offering or directed toward the evaluation, negotiation, accomplishment or consummation of a business combination (including the Transactions) or (ii) activities that are both administrative and immaterial in nature.

(b) Except as set forth in Pyrophyte’s Governing Documents, there is no Contract binding upon Pyrophyte or to which Pyrophyte is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing). Except for this Agreement, the other Transaction Documents, the Transactions and the Pyrophyte Transaction Expenses (including, for the avoidance of doubt, Contracts with providers of accounting, legal, due diligence, tax and other services) or as set forth in Section 6.11(b) of the Pyrophyte Disclosure Schedules, Pyrophyte is not a party to any Contract with any other Person that would require payments by Pyrophyte as of the date hereof in excess of $100,000 in the aggregate with respect to any individual Contract.

(c) Except for the Transactions, Pyrophyte does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(d) Pyrophyte does not own or lease any real or personal property.

(e) Except as disclosed in the Pyrophyte SEC Reports prior to the date of this Agreement, Pyrophyte does not have any Indebtedness and Pyrophyte has not entered into any Contract or arrangement pursuant to which it is obligated to incur, assume or guarantee any Indebtedness.

Section 6.12 Tax Matters.

(a) All income and other material Tax Returns required by Law to be filed by Pyrophyte have been filed, and all such Tax Returns are true, correct and complete in all material respects.

(b) All income and other material amounts of Taxes due and owing by Pyrophyte have been paid, other than Taxes which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP.

(c) Pyrophyte has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d) Pyrophyte is not engaged in any material audit, administrative proceeding or judicial proceeding with respect to Taxes. Pyrophyte has not received any written notice from a Governmental Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the knowledge of Pyrophyte, no such claims have been threatened. No written claim has been made by any Governmental Authority in a jurisdiction where Pyrophyte does not file a Tax Return that Pyrophyte is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of Pyrophyte and no written request for any such waiver or extension is currently pending.

(e) Neither Pyrophyte nor any predecessor thereof has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Income Tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) since Pyrophyte’s incorporation.

(f) Pyrophyte will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) any “closing agreement” with respect to Taxes with a Governmental Authority executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; or (iv) prepaid amount received outside the ordinary course of business on or prior to the Closing.

(g) There are no Liens with respect to Taxes on any of the assets of Pyrophyte, other than Permitted Liens.

(h) Pyrophyte does not have any material liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case of clauses (i), (ii) and (iii), for liabilities pursuant to commercial contracts not primarily relating to Taxes).

(i) Pyrophyte is not a party to, or bound by, or has any material obligation to any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreement (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes) that would reasonably be expected to give rise to a payment obligation after the Closing.

(j) Pyrophyte is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(k) Pyrophyte is not considered a Tax resident in any jurisdiction outside its country of formation. No claim has ever been made by a Governmental Authority in a jurisdiction where Pyrophyte does not file Tax Returns that Pyrophyte may be subject to taxation by that jurisdiction.

(l) For U.S. federal income Tax purposes, Pyrophyte is, and has been since the date of its formation, treated as an association taxable as a corporation.

(m) Pyrophyte has not taken or agreed to take any action not contemplated by this Agreement and/or any other Transaction Document that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Section 6.13 Capitalization.

(a) All outstanding Equity Securities of Pyrophyte (except to the extent such concepts are not applicable under the applicable Law of Pyrophyte’s jurisdiction of incorporation or other applicable Law) prior to the consummation of the Domestication have been duly authorized and validly issued and, as applicable, are fully paid and non-assessable (to the extent such concepts are relevant in Pyrophyte’s jurisdiction of incorporation). Prior to the consummation of the Domestication, such Equity Securities (i) were not issued in violation of the Governing Documents of Pyrophyte and (ii) are not subject to or issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than as set forth under the Governing Documents of Pyrophyte or transfer restrictions under applicable Securities Laws). Except (i) for this Agreement and the transactions contemplated hereby, (ii) the other Transaction Documents and the transactions contemplated thereby, (iii) as set forth in the Governing Documents of Pyrophyte and (iv) as set forth on Section 6.13(a) of the Pyrophyte Disclosure Schedules, there are no outstanding (A) equity appreciation, phantom equity, profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require Pyrophyte, and, except as expressly contemplated by this Agreement or the other Transaction Documents, there is no obligation of Pyrophyte, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Pyrophyte. There are no outstanding bonds, debentures, notes or other indebtedness of Pyrophyte having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the shareholders of Pyrophyte may vote. Except as disclosed in the Pyrophyte SEC Reports, there are no registration rights, and Pyrophyte is not a party to any stockholders or shareholders agreement, voting agreement or registration rights agreement, rights plan, anti-takeover plan or similar agreements relating to Pyrophyte Shares or any other equity interests of Pyrophyte.

(b) As of the date of this Agreement, (i) the authorized share capital of Pyrophyte consists of 200,000,000 Pyrophyte Class A Shares, 20,000,000 Pyrophyte Class B Shares and 1,000,000 preference shares of a par value of $0.0001 per share and (ii) all of the issued and outstanding Pyrophyte Shares (A) have been issued in compliance in all material respects with applicable Law and (B) were not issued in breach or violation of any preemptive rights or Contract to which Pyrophyte is a party or bound.

Section 6.14 Material Contracts; No Defaults.

(a) Pyrophyte has filed as an exhibit to the Pyrophyte SEC Reports every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, Pyrophyte is a party or by which any of its respective assets are bound (the “Pyrophyte Material Contracts”). True, complete and correct copies of the Pyrophyte Material Contracts have been made available to the Company or are available as exhibits to the Pyrophyte SEC Reports.

(b) Except for any Pyrophyte Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing, and except as has not had and would not reasonably be expected to be, individually or in the aggregate, material to Pyrophyte, (i) each such Pyrophyte Material Contract is in full force and effect and represents the legal, valid and binding obligations of Pyrophyte, enforceable in accordance with its terms against Pyrophyte and, to the knowledge of Pyrophyte, the other parties thereto, in each case, subject to the Enforceability Exceptions, (ii) Pyrophyte and, to Pyrophyte’s knowledge, the counterparties thereto are not in material breach of or material default (or would not be in material breach, violation or default but for the existence of a cure period) under any such Pyrophyte Material Contract and (iii) Pyrophyte has not received any written or oral claim or notice of breach of or default under any such Pyrophyte Material Contract.

Section 6.15 Related Party Transactions. Pyrophyte is not subject to any Contracts or transactions between (a) Pyrophyte, on the one hand, and (b) the Sponsor (or any Affiliate of the Sponsor) or any officer, director, employee, partner, member, manager or Affiliate of either Pyrophyte or the Sponsor or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Pyrophyte Related Party”), other than Contracts (i) disclosed in the Pyrophyte SEC Reports or (ii) entered into after the date of this Agreement that are either permitted pursuant to Section 8.01 or entered into in accordance with Section 8.01.

Section 6.16 Absence of Changes. Since the date of Pyrophyte’s formation and ending on the date of this Agreement, (a) there has not been any event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on the ability of Pyrophyte to enter into and perform its obligations under this Agreement or the other Transaction Documents; and (b) Pyrophyte has not taken any action that would require the consent of the Company if taken after the date of this Agreement and prior to Closing pursuant to Section 8.01.

Section 6.17 Investment Company Act; JOBS Act. Pyrophyte is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case, within the meaning of the Investment Company Act of 1940, as amended. Pyrophyte constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 6.18 Employees; Employee Benefit Plans.

(a) Pyrophyte has no employees as of the date of this Agreement other than employees whose employment is terminable by Pyrophyte at will without the payment of severance, or similar payments, upon a termination of the applicable Contract by Pyrophyte.

(b) Pyrophyte does not maintain, contribute to or have any obligation or liability, and would not reasonably be expected to have any obligation or liability, under, any Benefit Plan with respect to which Pyrophyte or any of its Affiliates have any remaining obligations or liabilities, and neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in combination with another event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of Pyrophyte, or (ii) result in the acceleration, vesting or creation of any rights of any shareholder, director, officer or employee of Pyrophyte to payments or benefits or increases in any existing payments or benefits or any loan forgiveness. No payment, amount or benefit that could be, or has been, received by or provided to (whether in cash or property or the vesting of cash or property or the cancellation of indebtedness) any current or former employee, officer, shareholder, director or other individual service provider of Pyrophyte as a result of the execution and delivery of this Agreement or the consummation of the Transactions (whether alone or in connection with any subsequent event) could, separately or in the aggregate, reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

Section 6.19 Information Supplied. None of the information supplied or to be supplied by, or on behalf of, Pyrophyte expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective or when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Pyrophyte Holders or at the time of the Special Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Article VII
COVENANTS OF THE COMPANY

Section 7.01 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, except as (i) expressly contemplated by this Agreement or any other Transaction Document, (ii) as required by applicable Law, (iii) as set forth on Section 7.01 of the Company Disclosure Schedules, or (iv) as consented to in writing by Pyrophyte (such consent not to be unreasonably withheld, conditioned or delayed), (A) use its commercially reasonable efforts to operate the business of the Company in the ordinary course in all material respects and (B) use commercially reasonable efforts to maintain and preserve intact the business organization, material assets and properties of the Company.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, except (i) as expressly contemplated by this Agreement or any other Transaction Document, (ii) as required by applicable Law, (iii) as set forth on Section 7.01 of the Company Disclosure Schedules or (iv) as consented to in writing by Pyrophyte (such consent, other than in the case of Section 7.01(b)(i) through Section 7.01(b)(iv) or Section 7.01(b)(xiv), not to be unreasonably withheld, conditioned or delayed), do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of the Company or repurchase or redeem any outstanding Equity Securities of the Company, except as may be required pursuant to the Company Certificate of Incorporation or the terms of any warrant, option or convertible note outstanding as of the date hereof;

(ii) (A) merge, consolidate, combine or amalgamate the Company with any Person; (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof; or (C) form any new Subsidiary of the Company;

(iii) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any of the Equity Securities of the Company;

(iv) adopt any amendments, supplements, restatements or modifications to the Company’s Governing Documents or the Company Shareholder Agreements;

(v) (A) sell, assign, abandon, lease, license or otherwise dispose of any material assets or properties of the Company, other than pursuant to a Permitted Lien (excluding Liens described on Section 1.01(f) of the Company Disclosure Schedules) or the disposition of inventory or obsolete equipment in the ordinary course of business, (B) create, subject or incur any Lien on any material assets or properties of the Company (other than a Permitted Lien) or (C) permit or allow the foreclosure or similar disposition of any material Company asset subject to a Lien described on Section 1.01(f) of the Company Disclosure Schedules;

(vi) (A) transfer, sell, assign, abandon, let lapse, lease, license, let expire (other than expiration of Intellectual Property rights in accordance with its maximum statutory term) or otherwise dispose of any Intellectual Property of the Company, other than (1) non-exclusive licenses in the ordinary course of business consistent with past practice or (2) abandoning, allowing to lapse or otherwise disposing of immaterial or obsolete Company-Owned Intellectual Property that the Company, in the exercise of its good faith business judgment, has determined to abandon, allow to lapse or otherwise dispose of, or (B) disclose any trade secrets (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonable protections of, and preserving all rights of, the Company in such trade secrets);

(vii) except as otherwise expressly contemplated by this Agreement or any other Transaction Document, transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien other than Permitted Liens, (A) any Equity Securities of the Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating the Company to issue, deliver or sell any Equity Securities of the Company, except for (1) issuances or settlements required by the terms of existing Company Benefit Plans or any Contract (including any warrant, option, restricted stock unit or convertible note) outstanding as of the date hereof and disclosed to Pyrophyte and (2) issuances in connection with the Company Financings;

(viii) incur, create or assume any Indebtedness for borrowed money in excess of $500,000, other than (A) ordinary course trade payables, (B) the Company Financings and (C) as set forth in Section 7.01(b)(viii) of the Company Disclosure Schedules;

(ix) (A) amend, modify or terminate any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any Material Contract pursuant to its terms or entering into additional work or purchase orders pursuant to, and in accordance with the terms of, any Material Contract), (B) waive any material benefit or right under any Material Contract or (C) enter into any Contract that would constitute a Material Contract, in each case, other than in the ordinary course of business (unless such Contract would constitute a Material Contract under Section 4.10(a)(ix), Section 4.10(a)(xi) or Section 4.10(a)(xviii));

(x) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than the reimbursement of expenses of employees in the ordinary course of business;

(xi) except as required under the terms of any existing Company Benefit Plan set forth on Section 4.11(a) of the Company Disclosure Schedules or as required by applicable Law, (A) establish, amend, modify, adopt, enter into or terminate any Company Benefit Plan or any benefit or compensation plan, policy, program or Contract that would be a Company Benefit Plan if in effect as of the date of this Agreement (other than immaterial amendments or modifications made in the ordinary course of business to a Company Benefit Plan that do not, individually or in the aggregate, materially increase the costs under or with respect to such Company Benefit Plan, and amendments to or grants of new awards under any Company Benefit Plan or any plan, policy, program, agreement or other arrangement that would be a Company Benefit Plan if in effect as of the date of this Agreement in an amount not in excess of $100,000), (B) increase or decrease, or agree to increase or decrease, the compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company (other than increases in compensation or bonus opportunities and grants of Company Options made in the ordinary course of business consistent with past practice), (C) take any action to accelerate any payment, right to payment or benefit, vesting of any right to payment or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company, (D) enter into an employment Contract with or hire or engage any executive officer or any new employee or individual independent contractor if such new employee or individual independent contractor will receive annual base cash compensation in excess of $250,000, (E) terminate the employment or engagement, other than for cause, death or disability, of any employee or individual independent contractor with annual base cash compensation in excess of $250,000, (F) amend, modify, negotiate, adopt, enter into, extend, renew or terminate any Contract with any labor organization, works council or labor union, employee delegate, representative or other employee collective group that is representing any employee of the Company, (G) recognize or certify any labor organization, works council, labor union or group of employees of the Company as the bargaining representative for any employees of the Company, (H) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company, or (I) implement or announce any plant closings, material reductions in force, furloughs or material work schedule changes that would implicate the WARN Act;

(xii) make, change or revoke any material Tax election, amend any material Tax Return, adopt or change any material method of accounting with respect to Taxes, enter into any closing agreement with respect to any material Tax, settle or compromise any material Tax claim or assessment, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, enter into any material Tax sharing or material Tax indemnification agreement, or fail to pay any material Taxes when due (including estimated Taxes), except, in each case, in the ordinary course of business or as required by applicable law;

(xiii) enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Company in excess of $250,000 or that imposes, or by its terms will impose at any point in the future, any material, nonmonetary obligations on the Company;

(xiv) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving the Company;

(xv) change the Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xvi) voluntarily fail to maintain, cancel or materially reduce coverage under any insurance policy maintained with respect to the Company and its assets and properties; provided that such coverage remains reasonably available (other than in connection with normal annual renewal activities and insurance program management);

(xvii) enter into any Contract with any broker, finder, financial advisor, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;

(xviii) enter into, conduct, engage in or otherwise operate any new line of business (provided, for the avoidance of doubt, that any expansion of the Company’s products and services (or products and services that are under development) shall not be considered a new line of business so long as such expansion is an extension of, or reasonably related to, existing products and services), or discontinue or make any material change to the business of the Company;

(xix) make any Change of Control Payment that is not set forth on Section 4.05(b) of the Company Disclosure Schedules;

(xx) cause or permit the Dormant Subsidiary to issue any Equity Securities, conduct any business or operations, acquire any assets, incur any Liabilities, employ or engage any employees or other service providers or enter into any Contract; or

(xxi) enter into any Contract to take, or cause to be taken, or resolve to take, any of the actions set forth in this Section 7.01(b).

(c) Notwithstanding anything in this Section 7.01 or this Agreement to the contrary, nothing set forth in this Agreement shall give Pyrophyte, directly or indirectly, the right to control or direct the operations of the Company during the Interim Period.

Section 7.02 Trust Account Waiver. The Company acknowledges that Pyrophyte is a blank check company with the power and privileges to effect a business combination and that the Company has read Pyrophyte’s final prospectus, dated July 16, 2025, and other Pyrophyte SEC Reports, Pyrophyte’s Governing Documents and the Trust Agreement and understands that Pyrophyte has established the Trust Account described therein for the benefit of Pyrophyte’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledges that, if the Transactions or, in the event this Agreement is terminated pursuant to its terms, another business combination, are not consummated by July 18, 2027 or such later date as is approved by the shareholders of Pyrophyte to complete a business combination, Pyrophyte will be obligated to return to its shareholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates), notwithstanding anything to the contrary in this Agreement, hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by Pyrophyte or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever; provided that nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Pyrophyte or any of its Affiliates for legal relief against assets held outside of the Trust Account (including from and after the consummation of a business combination other than as contemplated by this Agreement) or pursuant to Section 12.14 for specific performance or other injunctive relief (so long as such claim would not affect Pyrophyte’s ability to fulfill its redemption obligations). This Section 7.02 shall survive the termination of this Agreement for any reason.

Section 7.03 Company D&O Indemnification and Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors, officers and employees of the Company, as provided in the Company’s Governing Documents or otherwise in effect as of the Closing Date, in either case, solely with respect to any matters occurring on or prior to the Closing, shall survive the Transactions and shall continue in full force and effect from and after the Closing for a period of six (6) years and (ii) the Company will perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Pyrophyte shall advance expenses in connection with such indemnification as provided in the Company’s Governing Documents or other applicable agreements. The indemnification and liability limitation or exculpation provisions of the Company’s Governing Documents or other applicable agreements shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Closing in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Closing or at any time prior to the Closing, were directors, officers or employees of the Company (the “Company D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to Closing and relating to the fact that such Company D&O Person was a director, officer or employee of the Company prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.

(b) Neither Pyrophyte nor the Company shall have any obligation under this Section 7.03 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Closing, and Pyrophyte shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Closing Date, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company as of the date of this Agreement with respect to matters occurring on or prior to the Closing. Such “tail” policy shall provide coverage on terms (including with respect to coverage and amount) that are substantially the same as or better than (and no less favorable in the aggregate to the insured than) the coverage provided under the Company’s directors’ and officers’ liability insurance policies as of the Closing Date.

(d) If Pyrophyte or any of its respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Pyrophyte or the Company shall assume all of the obligations set forth in this Section 7.03.

(e) The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 7.03 are intended to be third-party beneficiaries of this Section 7.03. This Section 7.03 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of the Company.

Section 7.04 Financial Information.

(a) The Company shall deliver to Pyrophyte (i) the Closing Company Financial Statements as soon as reasonably practicable following the date of this Agreement, and in any event not later than (A) December 15, 2026 with respect to the audited financial statements for the year ended December 31, 2025 and (B) February 14, 2027 with respect to the audited financial statements for the year ended December 31, 2026; and (ii) as soon as reasonably practicable following the completion of each interim period occurring after the date of this Agreement, the unaudited financial statements for such interim periods that are required by applicable Securities Laws. The Closing Company Financial Statements (A) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be, individually or in the aggregate, material) and the absence of notes thereto), (B) shall fairly present the financial position, results of operations, stockholders’ deficit and cash flows of the Company as at the date thereof and for the period indicated therein, (C) in the case of any audited financial statements, shall be audited in accordance with the standards of the PCAOB and will contain a report of the Company’s independent registered public accounting firm that satisfies the requirements applicable to the Registration Statement/Proxy Statement under applicable Securities Laws and (D) shall comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

(b) The Company shall use its reasonable best efforts (i) to assist in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement/Proxy Statement and any other filings to be made by Pyrophyte with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 7.05 Company Related Party Transactions. The Company shall take, or cause to be taken, all actions necessary or advisable to terminate at or prior to the Closing all Company Related Party Transactions set forth on Section 7.05 of the Company Disclosure Schedules without any further obligations of Liabilities to the Company or any of its Affiliates (including, from and after the Closing, Pyrophyte and its Affiliates). On or prior to the Closing, each of the Company Shareholders and the Company shall, and shall cause their respective Affiliates to, repay or cause to be repaid in full, or otherwise satisfy and settle, all Indebtedness, receivables, payables and other similar arrangements between the Company, on the one hand, and any Company Shareholder or any of its Affiliates, on the other hand. Notwithstanding the foregoing, the provisions of this Section 7.05 shall not apply to the Contracts and transactions specifically identified on Section 7.05 of the Company Disclosure Schedules as continuing following the Closing.

Section 7.06 Section 280G. Prior to the Closing Date, to the extent required to avoid the imposition of Taxes under Section 4999 of the Code and/or the loss of deductions under Section 280G of the Code, in each case, with respect to any payment or benefit due in connection with the transactions contemplated by this Agreement (including, without limitation, upon the occurrence of an event after the Closing Date), the Company shall deliver to its stockholders a disclosure statement that satisfies the stockholder approval requirements of Section 280G(b)(5)(B) of the Code, soliciting the consent of its stockholders for the payments and benefits due in connection with the transactions contemplated hereby, as disclosed therein. Prior to soliciting the consent of its stockholders, the Company shall solicit, and use commercially reasonable efforts to obtain, from each “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) who has the right (even if contingent) to receive any payments or benefits that, individually or in the aggregate, could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), a waiver of such disqualified individual’s rights to some or all of such payments and/or benefits to the extent such payments and/or benefits are not approved by the stockholders of the Company, so that any remaining payments and/or benefits will not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder) (such payments and/or benefits, solely to the extent waived, the “280G Waived Benefits”). At least five (5) Business Days prior to soliciting the waivers from the disqualified individuals and the consent of its stockholders, the Company shall provide the analysis under Section 280G of the Code, the waivers and the disclosure and approval materials to Pyrophyte for its review and comment. The Company shall consider Pyrophyte’s reasonable comments in good faith. If any potential parachute payment results from any contract, agreement, or plan being provided by Pyrophyte or any of its Affiliates (the “Pyrophyte Arrangements”), then Pyrophyte shall provide the Company with the material terms of such Pyrophyte Arrangement (to the extent the Company does not have knowledge of such material terms) at least eight (8) Business Days before the Closing Date and shall cooperate with the Company in good faith to calculate or determine the value (for the purposes of Section 280G of the Code) of any payments or benefits granted or contemplated in the Pyrophyte Arrangements. If any of the 280G Waived Benefits fail to be approved as contemplated above, such 280G Waived Benefits will not be retained by or made or provided to the “disqualified individual.” To the extent applicable and solely with respect to the 280G Waived Benefits, prior to the Closing Date, the Company shall deliver to Pyrophyte evidence reasonably acceptable to Pyrophyte that a vote of the Company’s stockholders was solicited in accordance with the foregoing provisions of this Section 7.06 and that either (a) the requisite number of votes of the Company’s stockholders was obtained with respect to the 280G Waived Benefits (the “280G Approval”), or (b) the 280G Approval was not obtained, and, as a result, no 280G Waived Benefits were retained, made or provided.

Section 7.07 Company Convertible Notes. Prior to the Effective Time, the Company shall take all actions, and deliver all notices, required under the terms of the Company Convertible Notes (and any agreements governing the Company Convertible Notes) to cause each Company Convertible Note that has not been optionally converted by its holder prior to the Effective Time to be converted into New Pyrophyte Common Shares as contemplated by Section 2.01(d)(vi), effective as of the Effective Time, including delivering any required conversion, redemption or change of control notices, soliciting any required holder elections, and obtaining or delivering any required consents, officer’s certificates or supplemental instruments, in each case within the time periods and in the form required by the applicable Company Convertible Note. The Company shall (a) provide Pyrophyte with drafts of any such material notices and related materials a reasonable period in advance and consider in good faith Pyrophyte’s reasonable comments thereon, (b) keep Pyrophyte reasonably informed of the status of such conversions, and (c) deliver such notices sufficiently in advance of the anticipated Closing Date to permit such conversion to become effective as of the Effective Time. Nothing in this Section shall require the Company to make any payment or incur any obligation to a holder of Company Convertible Notes beyond that required by the terms of the applicable Company Convertible Note.

Section 7.08 Company Interim Actions. During the Interim Period, the Company shall take, or cause to be taken, all actions set forth on Section 7.08 of the Company Disclosure Schedules.

Section 7.09 Company Support Agreements. As promptly as reasonably practicable following the date of this Agreement, the Company shall obtain and deliver to Pyrophyte executed Company Support Agreements from Company Shareholders holding, in the aggregate, sufficient Company Capital Stock to approve the matters comprising the Required Company Shareholders’ Consent. The Company shall deliver such executed Company Support Agreements no later than thirty (30) days following the date of this Agreement; provided, that such thirty (30)-day period shall automatically be extended by fifteen (15) days if, as of the end of such thirty (30)-day period, (a) the Company has delivered executed Company Support Agreements from Company Shareholders holding at least forty percent (40%) of the voting power required to approve the applicable matters within each class or voting group whose separate approval is required as part of the Required Company Shareholders’ Consent and (b) the Company is actively pursuing, and continues to use reasonable best efforts to obtain, the remaining Company Support Agreements required by this Section 7.09.

Article VIII
COVENANTS OF PYROPHYTE

Section 8.01 Conduct of Pyrophyte during the Interim Period. During the Interim Period, Pyrophyte shall not, except (i) as expressly contemplated by this Agreement or any other Transaction Document (including, for the avoidance of doubt, in connection with the Domestication and PIPE Financing), (ii) as required by applicable Law, (iii) as set forth on Section 8.01 of the Pyrophyte Disclosure Schedules or (iv) as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) adopt any amendments, supplements, restatements or modifications to the Trust Agreement or Pyrophyte’s Governing Documents;

(b) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of Pyrophyte, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of Pyrophyte or any of its Affiliates, other than, for the avoidance of doubt, pursuant to the Pyrophyte Shareholder Redemption;

(c) adjust, split, combine, consolidate, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any of its Equity Securities or permit the conversion of any Indebtedness into warrants or other Equity Securities;

(d) incur, create, guarantee or assume any Indebtedness in excess of $1,500,000 in the aggregate, other than unsecured non-convertible Indebtedness owed to any of the Sponsor, its equityholders or its Affiliates (solely for working capital purposes) that may be repaid without additional cost or fees upon the Effective Time;

(e) make any loans or advances to, or capital contributions in, any other Person;

(f) (i) merge, consolidate, combine or amalgamate Pyrophyte with any Person or (ii) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(g) enter into, renew or amend in any material respect, any transaction or Contract with a Pyrophyte Related Party other than with respect to Indebtedness expressly permitted by Section 8.01(d);

(h) waive, release, compromise, settle or satisfy any pending or threatened material Proceeding;

(i) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Equity Securities, or grant any additional options, warrants or stock appreciation rights with respect to its Equity Securities, except as set forth in the Sponsor Support Agreement, this Agreement or any other Transaction Document (including with respect to Pyrophyte Shareholder Redemptions) and except for not more than $1,500,000 of Indebtedness that may be convertible into warrants at a price of $1.00 per warrant at the option of the lender;

(j) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Pyrophyte or liquidate, dissolve, reorganize or otherwise wind-up the business or operations of Pyrophyte or resolve to approve any of the foregoing;

(k) make, change or revoke any material Tax election, amend any material Tax Return, adopt or change any material method of accounting with respect to Taxes, enter into any closing agreement with respect to any material Tax, settle or compromise any material Tax claim or assessment, file any material Tax Return in a manner materially inconsistent with past practice, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, change its jurisdiction of tax residency, enter into any Tax sharing or Tax indemnification agreement, or fail to pay any material Taxes when due (including estimated Taxes), except, in each case, in the ordinary course of business or as required by applicable law;

(l) change Pyrophyte’s methods of accounting in any material respect, other than changes that are made in accordance with GAAP standards or otherwise made in accordance with guidance from the SEC or Pyrophyte’s auditors (with respect to matters generally applicable to special purpose acquisition companies);

(m) enter into any Contract with any broker, finder, financial advisor, or investment banker under which such Person is or will be entitled to any brokerage fee or finders’ fee in connection with the Transactions;

(n) enter into any Contract (other than Contracts contemplated by this Agreement) which (i) requires or will reasonably be expected to require payments by Pyrophyte in excess of $200,000 in the aggregate with respect to any single Contract or series of related Contracts, other than any Contract relating to Pyrophyte Transaction Expenses, (ii) is not in the ordinary course of Pyrophyte’s business, or (iii) provides for material obligations of Pyrophyte that will or will reasonably be expected to be performed or complied with following the Closing or under which material liabilities of Pyrophyte will or will reasonably be expected to arise or remain outstanding on or following the Closing, other than any Contract relating to Pyrophyte Transaction Expenses;

(o) engage in any activities or business, other than activities or business (i) currently conducted by Pyrophyte as of the date of this Agreement, (ii) in connection with or incident or related to Pyrophyte’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence or as contemplated by the Pyrophyte SEC Reports, (iii) contemplated by, or incident or related to, this Agreement or the other Transaction Documents, the performance of covenants or agreements hereunder or thereunder or the consummation of the Transactions or (iv) that are (A) administrative or ministerial and (B) immaterial in nature;

(p) (i) adopt or amend any Benefit Plan or (ii) hire any employee; or

(q) enter into any Contract to take, or cause to be taken, any of the actions prohibited under this Section 8.01.

Section 8.02 Trust Account Proceeds. Upon satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article X and provision of notice thereof to the Trustee, which notice Pyrophyte shall provide to the Trustee in accordance with the terms of the Trust Agreement, (a) at the Closing, Pyrophyte shall (i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to the holders of Pyrophyte Shares pursuant to the Pyrophyte Shareholder Redemption, (B) pay the amounts due to the underwriters of Pyrophyte’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement (unless waived), (C) pay the amounts due to the Sponsor, directors and officers of Pyrophyte as repayment of any unpaid Pyrophyte liabilities, (D) pay the Pyrophyte Transaction Expenses, (E) pay all income tax or other tax obligations of Pyrophyte prior to Closing and (F) pay all remaining amounts then available in the Trust Account to Pyrophyte in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise expressly provided in the Trust Agreement.

Section 8.03 SPAC Public Filings.

(a) From the date hereof through the Closing, Pyrophyte will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws, except for any immaterial administrative delay that is promptly cured.

(b) As promptly as practicable after execution of this Agreement, Pyrophyte will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which has been approved by the Company prior to the execution of this Agreement.

Section 8.04 Pyrophyte Securities Listing. From the date hereof through the Closing, Pyrophyte shall use its reasonable best efforts to cause Pyrophyte to remain listed as a public company on, and the Pyrophyte Class A Shares (and, from and after the Domestication, the New Pyrophyte Common Shares) to remain listed on, the applicable Stock Exchange.

Section 8.05 Pyrophyte D&O Indemnification.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of Pyrophyte, as provided in Pyrophyte’s Governing Documents or otherwise in effect as of the date of this Agreement and immediately prior to the Domestication, in either case, solely with respect to any matters occurring on or prior to the Closing, shall survive the Transactions and shall continue in full force and effect from and after the Closing for a period of six (6) years and (ii) Pyrophyte will perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Pyrophyte shall advance expenses in connection with such indemnification as provided in Pyrophyte’s Governing Documents or other applicable agreements as in effect immediately prior to the Domestication. The indemnification and liability limitation or exculpation provisions of Pyrophyte’s Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Closing in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Closing or at any time on or prior to the Closing, were directors or officers of Pyrophyte (the “Pyrophyte D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Pyrophyte D&O Person was a director or officer of Pyrophyte prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.

(b) Pyrophyte shall not have any obligation under this Section 8.05 to any Pyrophyte D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Pyrophyte D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) If Pyrophyte or any of its respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Pyrophyte or the Company shall assume all of the obligations set forth in this Section 8.05.

(d) The Pyrophyte D&O Persons entitled to the indemnification, liability limitation and exculpation set forth in this Section 8.05 are intended to be third-party beneficiaries of this Section 8.05. This Section 8.05 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of Pyrophyte and the Company.

Section 8.06 Merger Sub Shareholder Approval. As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, Pyrophyte, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the other Transaction Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 8.07 Stock Exchange Listing of New Pyrophyte Common Shares. Pyrophyte shall use its reasonable best efforts to cause New Pyrophyte Common Shares issuable in accordance with this Agreement to be approved for listing on the Stock Exchange (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

Section 8.08 Equity Plans. Prior to the Closing Date, the board of directors of Pyrophyte shall approve and adopt, and Pyrophyte shall submit for approval by the Pre-Closing Pyrophyte Holders, the Equity Incentive Plan in a form to be mutually agreed upon by Pyrophyte and the Company (each acting reasonably and in good faith) after the date of this Agreement and prior to the Closing, which shall provide for an initial aggregate share reserve equal to ten percent (10%) of the fully diluted capitalization of Pyrophyte immediately following the Closing, determined in accordance with the Equity Incentive Plan, plus the Company Incentive Pool Shares.

Section 8.09 Section 16 Matters. Prior to the Effective Time, Pyrophyte shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the New Pyrophyte Common Shares that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Pyrophyte to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 8.10 Transaction Expense Cap. Pyrophyte shall cause the Sponsor to pay or otherwise satisfy at or prior to the Closing any Pyrophyte Transaction Expenses in excess of the Pyrophyte Transaction Expense Cap, and no such excess shall reduce the cash otherwise available to the Surviving Company immediately following the Effective Time. Pyrophyte shall pay the Pyrophyte Transaction Expenses not in excess of the Pyrophyte Transaction Expense Cap immediately following and as part of the Closing.

Article IX
JOINT COVENANTS

Section 9.01 Post-Closing Pyrophyte Board of Directors and Officers.

(a) The Parties shall take all such action within their respective power as may be necessary or reasonably appropriate such that effective immediately after the Closing: (i) the board of directors of Pyrophyte shall consist of seven (7) directors, consisting of (A) four (4) independent directors, at least one of whom shall have the requisite qualifications to serve as Chair of the Audit Committee under the applicable Stock Exchange rules, and (B) three (3) inside directors; (ii) the members of the board of directors of Pyrophyte are the individuals determined in accordance with Section 9.01(b); (iii) the members of the compensation committee, audit committee and nominating committee of the board of directors of Pyrophyte are the individuals determined in accordance with Section 9.01(c); and (iv) the officers of Pyrophyte and the Surviving Company (collectively, the “Officers”) are the individuals determined in accordance with Section 9.01(d).

(b) Prior to the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act and in accordance with Section 9.01(a), the Company shall designate the directors that will be on the board of directors of Pyrophyte immediately after the Closing, subject to applicable listing rules of the applicable Stock Exchange and applicable securities Laws.

(c) Prior to the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the Company may designate each director that will serve as a member of the compensation committee, the audit committee or the nominating committee of the board of directors of Pyrophyte immediately after the Closing, subject to applicable listing rules of the applicable Stock Exchange and applicable securities Laws.

(d) The individuals identified on Section 9.01(d) of the Company Disclosure Schedules shall be Officers immediately after the Closing, with each such individual holding the title set forth opposite his or her name. In the event that any such individual identified on Section 9.01(d) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service, or otherwise) to serve as an Officer, then, prior to the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the Company may, with the prior written consent of the Sponsor (such consent not to be unreasonably withheld, conditioned or delayed by the Sponsor), determine another individual to serve as such Officer and, if the Sponsor provides its consent, Section 9.01(d) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as an Officer in lieu of, and to serve with the same title as, the individual so replaced.

Section 9.02 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall: (a) use reasonable best efforts to assemble, prepare and, as soon as practicable following the date of this Agreement, file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as reasonably practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use reasonable best efforts to take, or cause to be taken, and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as practicable the Transactions, including using reasonable best efforts to obtain all material approvals of Governmental Authorities that any of Pyrophyte, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions; provided that in no event shall a Party be obligated to bear any material expense, pay any material fee or grant any material concession in connection with obtaining any such approvals; provided, however, that (A) the HSR Act filing fee and any filing fee required under applicable Foreign Antitrust Laws shall be borne equally by the Company and Pyrophyte; and (B) each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such approvals, and (C) take such other action as may reasonably be necessary or as any other Party may reasonably request to satisfy the conditions of the other Parties set forth in Article X or otherwise to comply with this Agreement. Each Party shall (i) make any appropriate filings pursuant to the HSR Act with respect to the Transactions as promptly as practicable following the date of this Agreement, (ii) make any appropriate filings or take, or cause to be taken, any required actions pursuant to applicable Foreign Antitrust Laws with respect to the Transactions as promptly as practicable following the date of this Agreement and (iii) provide a reasonably complete response (and in the case of a formal request, i.e., a “Second Request,” a substantially compliant response) as promptly as practicable to any requests by any Governmental Authority for additional information and documentary material that may be requested pursuant to the HSR Act or under any applicable Foreign Antitrust Laws. The Parties shall promptly inform each other of any substantive communication between such Party and any Governmental Authority regarding any of the Transactions. Without limiting the foregoing, (a) the Parties agree to request early termination of the applicable waiting period under the HSR Act, and (b) each Party and its respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or under any applicable Foreign Antitrust Laws or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated hereby, except with the prior consent of the other Parties. Nothing in this Section 9.02 obligates any Party or any of its Affiliates to agree to (i) sell, license, or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of the Company, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign, or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except (i) as expressly contemplated by this Agreement or any other Transaction Document, (ii) as required by applicable Law, (iii) as set forth in Section 9.02(a), or (iv) with such other Parties’ prior written consent.

(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Parties shall give counsel for the other Parties a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed material written communication to any Governmental Authority relating to the Transactions. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person, videoconference or by telephone, with any Governmental Authority in connection with the Transactions unless it consults with the other Parties, in advance and, to the extent not prohibited by such Governmental Authority, gives the other Parties the opportunity to attend and participate in such meeting or discussion. Notwithstanding the foregoing, any materials shared may be redacted before being provided to the other Parties (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to avoid disclosure of other competitively sensitive information or to address reasonable privilege or confidentiality concerns.

Section 9.03 Registration Statement/Proxy Statement; Pyrophyte Special Meeting.

(a) Registration Statement/Proxy Statement.

(i) As promptly as practicable following the delivery of the Closing Company Financial Statements, Pyrophyte and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by any of the Parties), and Pyrophyte shall file with the SEC, the Registration Statement/Proxy Statement (it being understood that the Registration Statement/Proxy Statement shall include a proxy statement/prospectus which will be used for the Special Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with, and as required by, Pyrophyte’s Governing Documents, applicable Law and any applicable rules and regulations of the SEC or the Stock Exchange). Each of Pyrophyte and the Company shall use its reasonable best efforts to (A) cause the Registration Statement/Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company, the provision of financial statements for the Company for all periods, and in the form, required to be included in the Registration Statement/Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (B) promptly notify the other Parties of, reasonably cooperate with each other Party with respect to and respond promptly to, any comments of the SEC or its staff; (C) have the Registration Statement/Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (D) keep the Registration Statement/Proxy Statement effective through the Closing in order to permit the consummation of the Transactions. Without limiting the generality of the foregoing, the Company and Pyrophyte shall reasonably cooperate in connection with the preparation for inclusion in the Registration Statement/Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required for the Registration Statement/Proxy Statement. Notwithstanding anything to the contrary contained herein, the filing fees payable to the SEC in connection with the Registration Statement/Proxy Statement shall be borne equally by the Company and Pyrophyte.

(ii) Pyrophyte and Merger Sub, on the one hand, and the Company, on the other hand, shall promptly furnish to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 9.03(a) or for including in any other statement, filing, notice or application made by or on behalf of Pyrophyte to the SEC or the Stock Exchange in connection with the Transactions contemplated, including using reasonable best efforts to deliver customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC or to be submitted in connection therewith as described in Section 9.06(h). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement/Proxy Statement, then (A) such Party shall promptly inform, in the case of Pyrophyte, the Company, or, in the case of the Company, Pyrophyte, thereof; (B) such Party shall prepare and mutually agree upon with, in the case of Pyrophyte, the Company, or, in the case of the Company, Pyrophyte (such agreement not to be unreasonably withheld, conditioned or delayed by any Party), an amendment or supplement to the Registration Statement/Proxy Statement; (C) Pyrophyte shall file such mutually agreed upon amendment or supplement with the SEC; and (D) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing Pyrophyte Holders. Pyrophyte shall promptly advise the Company of the time of effectiveness of the Registration Statement/Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of New Pyrophyte Common Shares for offering or sale in any jurisdiction, and Pyrophyte shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(iii) Each of the Parties shall use its reasonable best efforts to ensure that none of the information related to such Party or any of such Party’s Representatives supplied by such Party or on such Party’s behalf for inclusion or incorporation by reference in the Registration Statement/Proxy Statement will, at the time the Registration Statement/Proxy Statement is filed with the SEC, at each time at which it is amended or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b) Pyrophyte Special Meeting. As promptly as reasonably practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, Pyrophyte shall (i) duly give notice of an extraordinary general meeting of Pyrophyte, which may also be the annual general meeting of the Pyrophyte shareholders if applicable (the “Special Meeting”), (ii) cause the proxy statement included in the Registration Statement/Proxy Statement to be mailed to the Pyrophyte shareholders and (iii) duly convene and hold the Special Meeting, in each case, in accordance with the Governing Documents of Pyrophyte and applicable Law, for the purposes of obtaining the Required Pyrophyte Shareholder Approval and, if applicable, any approvals related thereto and providing its shareholders with the opportunity to elect to effect a Pyrophyte Shareholder Redemption. Pyrophyte shall, through its board of directors, subject to the fiduciary duties of directors under applicable Law, recommend to its shareholders the (i) adoption and approval of this Agreement and the other Transaction Documents to which Pyrophyte is a party and the Transactions and include such recommendation in the Registration Statement/Proxy Statement (the “Business Combination Proposal”); (ii) adoption and approval of any other proposals as either the SEC or Stock Exchange (or the respective staff members thereof) may indicate are necessary in its comments to the Registration Statement/Proxy Statement or in correspondence related thereto, and of any other proposals reasonably agreed by Pyrophyte and the Company as necessary or appropriate in connection with the consummation of the Transactions; (iii) adoption and approval of the Merger, along with the documents relating thereto and the transactions contemplated thereby (the “Merger Proposal”); (iv) adoption and the approval of the Domestication (the “Domestication Proposal”); (v) the adoption and approval of the Post-Closing Certificate of Incorporation and the Post-Closing Bylaws (the “Charter Proposal”); (vi) the adoption and approval of the Equity Incentive Plan; (vii) the adoption and approval, on a non-binding, advisory basis, of certain differences between the Governing Documents of Pyrophyte as in effect as of such time and the Post-Closing Certificate of Incorporation and the Post-Closing Bylaws; and (viii) the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses (i) through (vi) together, the “Transaction Proposals”); provided that Pyrophyte may postpone or adjourn the Special Meeting (A) to solicit additional proxies for the purpose of obtaining the Pyrophyte Shareholder Approval, or (B) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that Pyrophyte has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Pyrophyte Holders prior to the Special Meeting; provided, further, that, (i) with respect to adjournments permitted by clauses (A) or (B), Pyrophyte shall use commercially reasonable efforts to adjourn the Special Meeting on a date that is no more than fifteen (15) Business Days following the most recently adjourned meeting or thirty (30) Business Days after the original date of the Special Meeting or, with the consent of the Company, on a date that is beyond the Termination Date and (ii) with respect to adjournments permitted by clause (B), Pyrophyte shall adjourn the Special Meeting on a date that is no more than ten (10) days following the original date of the Special Meeting or, with the consent of the Company, on a later date. Subject to the fiduciary duties of the directors of Pyrophyte under applicable Law, the board of directors of Pyrophyte shall not withdraw, amend, qualify or modify the recommendation to its shareholders that is contemplated by this Section 9.03(b).

Section 9.04 Financing. During the Interim Period, each of Pyrophyte and the Company shall use its reasonable best efforts to arrange and obtain the PIPE Financing and/or the Company Financings on terms and conditions mutually agreeable to Pyrophyte and the Company, with the consummation of such PIPE Financing or Company Financings to occur immediately prior to, and subject to, the consummation of the Merger. Without limiting the foregoing, the Parties shall use commercially reasonable efforts to (a) consummate the transactions contemplated by the Company Financings or PIPE Financing; (b) satisfy in all material respects on a timely basis all conditions and covenants applicable to it in the Contracts for the Company Financings or PIPE Financing and otherwise comply with their obligations thereunder; (c) in the event that all conditions in the Contracts for the Company Financings or PIPE Financing (other than conditions whose satisfaction is controlled by a Party or its Affiliates and other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate the transactions contemplated by the Contract; (d) confer with each other regarding timing of the closing of transactions contemplated thereby; and (e) enforce their rights under the Contracts for the Company Financings or PIPE Financing in the event that all conditions in such Contracts (other than conditions whose satisfaction is controlled by a Party or any of its Affiliates and other than conditions that by their nature are to be satisfied at the Closing) have been satisfied.

Section 9.05 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any nonpublic information to any Person in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) make any filings with the SEC in connection with a public offering of any Equity Securities or other securities of the Company (or any Subsidiary or successor of the Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than Pyrophyte or Merger Sub) to do or seek to do any of the foregoing. The Company agrees to (A) notify Pyrophyte promptly (within 24 hours) upon receipt of any Company Acquisition Proposal by the Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal), and (B) keep Pyrophyte reasonably informed on a current basis (within 24 hours) of any modifications to such offer or information.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Pyrophyte shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Pyrophyte Acquisition Proposal; (ii) furnish or disclose any nonpublic information to any Person in connection with, or that could reasonably be expected to lead to, a Pyrophyte Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Pyrophyte Acquisition Proposal; (iv) make any filings with the SEC in connection with a public offering of any Equity Securities or other securities of Pyrophyte (or any Subsidiary or successor of Pyrophyte); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than the Company) to do or seek to do any of the foregoing. Pyrophyte agrees to (A) notify the Company promptly (within 24 hours) upon receipt of any Pyrophyte Acquisition Proposal, and to describe the material terms and conditions of any such Pyrophyte Acquisition Proposal in reasonable detail (including the identity of the Person making such Pyrophyte Acquisition Proposal), and (B) keep the Company reasonably informed on a current basis (within 24 hours) of any modifications to such offer or information.

Section 9.06 Tax Matters.

(a) Notwithstanding anything to the contrary contained herein, each Party shall pay its transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions as required by applicable Law. Each Party shall also, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, Pyrophyte or the Company will join in the execution of any such Tax Returns. Notwithstanding anything to the contrary contained herein, Pyrophyte shall pay all transfer taxes required to be paid in connection with the Domestication and the Pyrophyte Shareholder Redemption (including, for the avoidance of doubt, any Taxes pursuant to Section 4501 of the Code (the excise tax on repurchases of corporate stock) in connection with the Pyrophyte Shareholder Redemptions).

(b) The Parties intend that (i) the Domestication shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and (ii) the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code. The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 9.06(b) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority. No Party shall settle or otherwise resolve any challenge to the Intended Tax Treatment by any Governmental Authority without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed).

(c) The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

(d) No Party shall, and no Party shall permit or cause its Affiliates to, take or cause to be taken any action, or knowingly fail to take or cause to be taken any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Transactions from qualifying for the Intended Tax Treatment.

(e) Each of the Parties shall (and shall cause its Affiliates to) cooperate reasonably, as and to the extent reasonably requested by any other Party, in connection with the filing of relevant Tax Returns, and any Tax Proceeding. Such cooperation shall include the retention and (upon the other Party’s reasonable request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax Proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and making available to the shareholders of Pyrophyte prior to the Transactions information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising (i) if applicable, as a result of Pyrophyte’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period ending on or prior to the Closing, including timely providing (A) a PFIC Annual Information Statement to enable such holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable period, and (B) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such taxable period and (ii) under Section 367(b) of the Code and the Treasury Regulations promulgated thereunder as a result of the Domestication. All such information required to be provided under this Section 9.06(e) shall be provided no later than thirty (30) days prior to the applicable filing deadline (including extensions) for the relevant Tax Return.

(f) At or prior to the Closing, the Company shall deliver or cause to be delivered to Pyrophyte (i) a certificate of the Company certifying that the Company is not, and has not been, a United States real property holding corporation, within the meaning of Section 897 of the Code, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and (ii) a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

(g) (i) Each Company Shareholder that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Exchange Agent a properly completed and duly executed IRS Form W-9; and (ii) each Company Shareholder that is not a “United States person” shall deliver to the Exchange Agent a properly completed and duly executed applicable IRS Form W-8.

(h) If, in connection with the preparation and filing of the Registration Statement/Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection, Pyrophyte and the Company shall deliver to both Ashurst Perkins Coie US LLP (or other tax counsel retained by Pyrophyte of national standing) and Nelson Mullins Riley & Scarborough LLP, customary Tax representation letters satisfactory to each of such counsel, dated and executed as of the date the Registration Statement/Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement/Proxy Statement, and, if required, Ashurst Perkins Coie US LLP (or other tax counsel retained by Pyrophyte of national standing) shall furnish an opinion, subject to customary assumptions and limitations, with respect to the Intended Tax Treatment as it applies to the Domestication and, if required, Nelson Mullins Riley & Scarborough LLP shall furnish an opinion, subject to customary assumptions and limitations, with respect to the Intended Tax Treatment as it applies to the Merger.

Section 9.07 Confidentiality; Access to Information; Publicity.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference and shall apply to such disclosures. The Confidentiality Agreement shall survive the Closing in accordance with its terms.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Pyrophyte and its Representatives during normal business hours reasonable access to the directors, officers, books and records and properties of the Company (in a manner so as to not interfere with the normal business operations of the Company). Notwithstanding the foregoing, the Company shall not be required to provide to Pyrophyte or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which the Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in the case of each of clauses (A) through (D), the Company shall use reasonable best efforts to provide (1) such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (2) such information in a manner without violating such privilege, doctrine, Contract, obligation or Law); (ii) if such information is not reasonably available to the Company, or (iii) if the Company, on the one hand, and Pyrophyte or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), as promptly as reasonably practicable provide written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, Pyrophyte shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records and properties of Pyrophyte (in a manner so as to not interfere with the normal business operations of Pyrophyte). Notwithstanding the foregoing, Pyrophyte shall not be required to provide to the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which Pyrophyte is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding obligation of Pyrophyte with respect to confidentiality, nondisclosure or privacy or (D) jeopardize protections afforded to Pyrophyte under the attorney-client privilege or the attorney work product doctrine (provided that, in the case of each of clauses (A) through (D), Pyrophyte shall use reasonable best efforts to provide (1) such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (2) such information in a manner without violating such privilege, doctrine, Contract, obligation or Law); or (ii) if Pyrophyte, on the one hand, and the Company or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Pyrophyte shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

(d) Subject to Section 9.03 and Section 9.07(e), none of the Parties or any of their respective Affiliates shall issue any press release or make any public announcement or other communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of, prior to the Closing, the Company and Pyrophyte or, after the Closing, the Sponsor, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that each Party, the Sponsor and their respective Representatives may issue or make, as applicable, any such press release, public announcement or other communication (i) if such press release, public announcement or other communication is required by applicable Law, in which case, (A) prior to the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (1) if the disclosing Person is Pyrophyte or a Representative of Pyrophyte, reasonably consult with the Company in connection therewith and provide the Company with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith or (2) if the disclosing Party is the Company or a Representative of the Company, reasonably consult with Pyrophyte in connection therewith and provide Pyrophyte with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith or (B) after the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (1) if the disclosing Person is the Sponsor or a Representative of the Sponsor, reasonably consult with Pyrophyte in connection therewith and provide Pyrophyte with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith and (2) if the disclosing Person is Pyrophyte, the Company or a Representative thereof, reasonably consult with the Sponsor in connection therewith and provide the Sponsor with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith; (ii) to the extent such press release, public announcement or other communication contains only information previously disclosed in accordance with this Section 9.07(d); and (iii) to Governmental Authorities in connection with any consents required to be made under this Agreement, the other Transaction Documents or in connection with the Transactions. Notwithstanding anything to the contrary in this Section 9.07(d) or otherwise in this Agreement, the Parties agree that Pyrophyte, the Sponsor and their respective Representatives may provide general information about the subject matter of this Agreement, the other Transaction Documents and the Transactions to any direct or indirect former, current or prospective investor or in connection with normal fundraising or related marketing or informational or reporting activities.

(e) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Pyrophyte prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, Pyrophyte shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Pyrophyte shall consider such comments in good faith. The Company, on the one hand, and Pyrophyte, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Pyrophyte, as applicable) a press release announcing the consummation of the Transactions (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by Pyrophyte and the Company prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Pyrophyte shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and Pyrophyte prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Pyrophyte, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing. Except as otherwise expressly permitted by this Section 9.07, other than the Signing Press Release and the Closing Press Release, the Parties agree that neither they nor their Representatives shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the Company and Pyrophyte.

Section 9.08 Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

Section 9.09 Shareholder Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, each Party shall notify the other Parties in writing promptly after learning of any stockholder demands or other stockholder Proceedings (including derivative claims) relating to the Transaction Documents or the Transactions (collectively, the “Transaction Litigation”) commenced against such Party or any of its Representatives (in their capacity as a representative of such Party) or Subsidiaries. Each Party shall (a) keep the other Parties reasonably informed regarding any Transaction Litigation, (b) give the other Parties the opportunity to, at their own cost and expense, participate in (but not control) the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other Parties in connection with the defense, settlement and compromise of any such Transaction Litigation, (c) give due consideration to the other Parties’ advice with respect to such litigation and not settle any such Transaction Litigation if and to the extent all such settlement payments exceed $300,000 in the aggregate without the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed, and (d) reasonably cooperate with the other Parties with respect to any such Transaction Litigation.

Section 9.10 Required Company Shareholders’ Consent. As promptly as reasonably practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the Company shall use its reasonable best efforts to obtain the Required Company Shareholders’ Consent.

Article X
CONDITIONS TO OBLIGATIONS

Section 10.01 Conditions to Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a) the applicable waiting period or consent under the HSR Act and any applicable Foreign Antitrust Law relating to the Transactions shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable, and any agreement with the Federal Trade Commission, the Department of Justice Antitrust Division or any other Governmental Authority responsible for enforcing the HSR Act or any Foreign Antitrust Laws shall have expired or been terminated;

(b) no Governmental Order or Law issued by any court of competent jurisdiction or other Governmental Authority or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect;

(c) the Registration Statement/Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement/Proxy Statement shall be in effect, and no proceeding seeking such a stop order shall have been initiated or threatened by the SEC and remain pending;

(d) the New Pyrophyte Common Shares shall have been approved for listing on the applicable Stock Exchange, subject only to official notice of issuance thereof;

(e) the Required Pyrophyte Shareholder Approval shall have been obtained; and

(f) the Required Company Shareholders’ Consent shall have been obtained and continue to be in full force and effect.

Section 10.02 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a) (i) Pyrophyte shall not have received any notice of non-compliance from the NYSE and (ii) Pyrophyte shall satisfy all applicable initial and continuing listing requirements of the applicable Stock Exchange;

(b) (i) the Pyrophyte Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 6.13(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of Merger Sub in Article V and Pyrophyte in Article VI (other than the Pyrophyte Fundamental Representations and the representations and warranties set forth in Section 6.13(a)) contained in this Agreement shall be true and correct (without giving effect to any limitations as to “materiality” or “Pyrophyte Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Pyrophyte Material Adverse Effect;

(c) the covenants and agreements of Pyrophyte contained in this Agreement to be performed prior to the Closing shall have been performed in all material respects;

(d) since the date of this Agreement, no Pyrophyte Material Adverse Effect shall have occurred or be reasonably expected to occur;

(e) Pyrophyte’s applicable Governing Documents shall have been amended and restated in the forms of the Post-Closing Certificate of Incorporation and the Post-Closing Bylaws, in each case, in a form prepared by the Company and as consented to in writing by Pyrophyte (such consent not to be unreasonably withheld, conditioned or delayed);

(f) the size and composition of the board of directors of Pyrophyte shall have been composed as contemplated pursuant to Section 9.01;

(g) the Net Closing Cash shall be at least equal to $30,000,000; and

(h) at or prior to the Closing, Pyrophyte shall have delivered, or caused to be delivered, to the Company the following documents:

(i) a certificate, signed by an officer of Pyrophyte, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.02(b), Section 10.02(c) and Section 10.02(d) have been fulfilled; and

(ii) the Registration Rights Agreement duly executed by the Sponsor, in a form and substance reasonably satisfactory to the Company.

Section 10.03 Additional Conditions to Obligations of Pyrophyte. The obligations of Pyrophyte to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Pyrophyte of the following further conditions:

(a) (i) the Company Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.19 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); and (iii) the representations and warranties of the Company set forth in Article IV (other than the Company Fundamental Representations and the representations and warranties set forth in Section 4.19) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred; and

(d) at or prior to the Closing, the Company, as applicable, shall have delivered, or caused to be delivered, to Pyrophyte the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 10.03(a), Section 10.03(b) and Section 10.03(c) are satisfied, in a form and substance reasonably satisfactory to Pyrophyte;

(ii) the Registration Rights Agreement duly executed by the Major Company Shareholders, in a form and substance reasonably satisfactory to Pyrophyte;

(iii) a Company Lock-Up Agreement duly executed by each Locked-Up Company Person, substantially in the form attached hereto as Exhibit C; and

(iv) a termination agreement duly executed by the Company and each applicable Company Shareholder, terminating the Company Shareholder Agreements, in a form and substance reasonably satisfactory to Pyrophyte.

Section 10.04 Frustration of Conditions. The Parties agree that the Company may not rely on the failure of any condition set forth in this Article X to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 9.02, or a breach of this Agreement. Pyrophyte may not rely on the failure of any condition set forth in this Article X to be satisfied if such failure was proximately caused by Pyrophyte’s or Merger Sub’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 9.02, or a breach of this Agreement.

Article XI
TERMINATION/EFFECTIVENESS

Section 11.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the Company and Pyrophyte;

(b) by Pyrophyte by giving written notice to the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 10.03(a) or Section 10.03(b) would not be satisfied at the Closing and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Pyrophyte, and (ii) the Termination Date; provided, however, that Pyrophyte is not then in material breach of this Agreement so as to prevent the condition to Closing set forth in either Section 10.02(a) or Section 10.02(c) from being satisfied;

(c) by the Company by giving written notice to Pyrophyte, if any of the representations or warranties set forth in Article V or Article VI shall not be true and correct or if Pyrophyte or Merger Sub has failed to perform any covenant or agreement on the part of Pyrophyte or Merger Sub set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 10.02(a) or Section 10.02(c) would not be satisfied at the Closing and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Pyrophyte and (ii) the Termination Date; provided, however, that the Company is not then in material breach of this Agreement so as to prevent the condition to Closing set forth in Section 10.03(a) or Section 10.03(b) from being satisfied;

(d) by either Pyrophyte or the Company by giving written notice to the other Party, if the Transactions shall not have been consummated on or prior to May 31, 2027 (the “Termination Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 11.01(d) shall not be available to Pyrophyte if Pyrophyte’s or Merger Sub’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date and (ii) the right to terminate this Agreement pursuant to this Section 11.01(d) shall not be available to the Company if the Company’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date;

(e) by either Pyrophyte or the Company by giving written notice to the other Party, if any Governmental Authority shall have issued a Governmental Order or taken any other action enjoining, restraining or otherwise prohibiting the Transactions beyond the Termination Date and such Governmental Order or other action shall have become final and non-appealable;

(f) by either Pyrophyte or the Company by giving written notice to the other Party, if the Special Meeting has been held (including any adjournment or postponement thereof), has concluded, the Pre-Closing Pyrophyte Holders have duly voted and the Required Pyrophyte Shareholder Approval was not obtained;

(g) by Pyrophyte by giving written notice to the Company, (i) if a Company Shareholder party to a Company Support Agreement has failed to perform any covenant or agreement on the part of such Company Shareholder set forth in the Company Support Agreement such that the condition to Closing set forth in Section 10.01(f) would not be satisfied at the Closing, unless the Company has delivered one or more additional Company Support Agreements sufficient to cause such condition to be capable of satisfaction, and such failure is not cured or cannot be cured within the earlier of (x) thirty (30) days after written notice thereof is delivered to the Company and (y) the Termination Date or (ii) if the Company is in breach of Section 7.09;

(h) by Pyrophyte by giving written notice to the Company, if the Required Company Shareholders’ Consent is, at any time after the Required Company Shareholders’ Consent has been obtained pursuant to Section 9.10, no longer valid or is otherwise revoked or rescinded at any time; or

(i) by the Company at any time if the Pyrophyte Shares are no longer listed on the NYSE by giving written notice to Pyrophyte.

Section 11.02 Effect of Termination. Except as otherwise set forth in this Section 11.02 or Section 12.14, in the event of the termination of this Agreement pursuant to Section 11.01, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of (a) Section 7.02 (Trust Account Waiver), Section 9.07 (Confidentiality; Access to Information; Publicity), this Section 11.02 (Effect of Termination), Article XII (Miscellaneous) and Section 1.01 (Definitions) (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties, and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with its terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 11.01 shall not affect any Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or actual and intentional fraud by a Party solely and exclusively with respect to the making of any representation or warranty by it in Article IV, Article V or Article VI (as applicable).

Article XII
MISCELLANEOUS

Section 12.01 Waiver. The Company (prior to the Closing) or the Sponsor (after the Closing) may (a) extend the time for the performance of any of the obligations or other acts of Pyrophyte set forth herein, (b) waive any inaccuracies in the representations and warranties of Pyrophyte set forth herein or (c) waive compliance by Pyrophyte with any of the agreements or conditions set forth herein. Pyrophyte may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights, powers or privileges hereunder shall not constitute a waiver of such rights, powers or privileges, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 12.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) or recognized overnight courier (upon receipt thereof) to the other Parties as follows:

(a) If, prior to the Closing, to Pyrophyte or Merger Sub:

Pyrophyte Acquisition Corp. II
3262 Westheimer Road, Suite 706

Houston, Texas 77098
Attn: Sten L. Gustafson
Email: sten.gustafson@pyrophytespac.com

with a copy (which shall not constitute notice) to:

Ashurst Perkins Coie US LLP
1155 Avenue of the Americas, 22nd Floor

New York, NY 10036
Attn: Elliott Smith
Email: elliott.smith@ashurstperkins.com

(b) If to the Company, or from and after the Closing, to Pyrophyte (as the post-Closing public company) or the Surviving Company:

Sakuu Corporation

5550 Hellyer Ave

San Jose, CA 95138
Attn: Robert Bagheri
Email: robert.bagheri@sakuu.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
901 15th Street NW

Washington, DC 20005
Attn: Michael K. Bradshaw, Jr.
Email: mike.bradshaw@nelsonmullins.com

or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

Section 12.03 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 12.03 shall be null and void, ab initio.

Section 12.04 Rights of Third Parties. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 7.03 and Section 8.05, the last sentence of this Section 12.04, Section 12.15 and Section 12.16, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of Section 9.01, Section 9.07(d), Section 12.01 and Section 12.09 and of any other section of this Agreement that expressly provides Sponsor a right.

Section 12.05 Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all unpaid Company Transaction Expenses and Pyrophyte shall pay, or cause to be paid, all unpaid Pyrophyte Transaction Expenses and (b) if the Closing occurs, then Pyrophyte shall pay, or cause to be paid, all unpaid Company Transaction Expenses and all unpaid Pyrophyte Transaction Expenses.

Section 12.06 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.07 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in Sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Pyrophyte Disclosure Schedules corresponding to any Section or subsection of Article IV (in the case of the Company Disclosure Schedules) or Article V and Article VI (in the case of the Pyrophyte Disclosure Schedules) shall be deemed to have been disclosed with respect to every other Section and subsection of Article IV (in the case of the Company Disclosure Schedules) or Article V and Article VI (in the case of the Pyrophyte Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article IV, Article V or Article VI may include matters that are not required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 12.08 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Documents and that certain Confidentiality Agreement in effect among the Parties (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the Parties, except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.

Section 12.09 Amendments. This Agreement may be amended or modified only by a written agreement executed and delivered by (a) Pyrophyte, on the one hand, and the Company, on the other hand, prior to the Closing and (b) Pyrophyte, after the Closing; provided, however, that none of the provisions that survive the Closing in respect of which the Sponsor is an express third-party beneficiary pursuant to this Agreement shall be amended or modified without the prior written consent of the Sponsor. This Agreement may not be modified or amended, except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 12.09 shall be void, ab initio.

Section 12.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 12.11 Governing Law. This Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and any claim, action, suit, dispute, or controversy arising out of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law principle, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware (except that the Laws of the Cayman Islands shall also apply to the Domestication).

Section 12.12 Consent to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, any federal court within the State of Delaware) for the purposes of any Proceeding (a) arising under this Agreement or under any other Transaction Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any other Transaction Document or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding (i) arising under this Agreement or under any other Transaction Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any other Transaction Document or any of the Transactions, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 12.12 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 12.02 shall be effective service of process for any such Proceeding.

Section 12.13 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.13.

Section 12.14 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any other Transaction Document in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any other Transaction Document and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.01, this being in addition to any other remedy to which they are entitled under this Agreement or any other Transaction Document, and (b) the right of specific enforcement is an integral part of the Transactions and, without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any other Transaction Document and to enforce specifically the terms and provisions of this Agreement or any other Transaction Document in accordance with this Section 12.14 shall not be required to provide any bond or other security in connection with any such injunction.

Section 12.15 Non-Recourse. Subject in all respects to the last sentence of this Section 12.15, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except with respect to a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative of any of the foregoing shall have any Liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Parties under this Agreement or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 12.15 shall limit, amend or waive any rights or obligations of any party to any Transaction Document with respect to the other parties thereto.

Section 12.16 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall survive the Closing, and all of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall terminate and expire upon the occurrence of the Closing (and there shall be no Liability after the Closing in respect thereof), in each case, except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing and (b) this Article XII.

Section 12.17 Acknowledgements.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the representations and warranties of the Company in Article IV constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby; (iii) the representations and warranties of Pyrophyte and Merger Sub in Article V and Article VI constitute the sole and exclusive representations and warranties of Pyrophyte and Merger Sub; (iv) except for the representations and warranties of the Company in Article IV and the representations and warranties of Pyrophyte and Merger Sub in Article V and Article VI, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of such Party or its Subsidiaries or the Transactions and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or its Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (v) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the representations and warranties of the Company in Article IV and the representations and warranties of Pyrophyte and Merger Sub in Article V and Article VI, and the other representations and warranties expressly made by a Person in the Sponsor Support Agreement, the Company Support Agreements, the Registration Rights Agreement and the Company Lock-Up Agreements. The foregoing does not limit any rights of any Party pursuant to any Transaction Document against any other Party pursuant to such Transaction Document to which it is a party or of which it is an express third party beneficiary. Except as otherwise expressly set forth in this Agreement, Pyrophyte understands and agrees that any assets, properties and business of the Company are furnished “as is,” “where is” and subject to and except for the representations and warranties of the Company in Article IV or as provided in any certificate delivered in accordance with Section 10.03(d)(i) with all faults and without any other representation or warranty of any nature whatsoever. Nothing in this Section 12.17(a) shall relieve any Party of liability in the case of actual and intentional fraud committed by such Party.

(b) Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Proceedings and causes of action it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses prior to the Closing or relating to the subject matter of this Agreement, the Schedules, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise. Each Party acknowledges and agrees that it will not assert, institute or maintain any Proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 12.17. Notwithstanding anything herein to the contrary, nothing in this Section 12.17(b) shall preclude any Party or its Affiliates from seeking any remedy (including equitable remedies) for fraud by any Party or any of its Affiliates. Each Party shall have the right to enforce this Section 12.17 on behalf of any Person that would be benefitted or protected by this Section 12.17 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 12.17 shall limit, modify, restrict or operate as a waiver with respect to (i) any rights any Party may have under any agreement entered into at or prior to Closing in connection with the Transactions or (ii) any rights or remedies available at Law or in equity with respect to any covenant or obligation that by its terms survives Closing or is to be performed after the Closing.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

PYROPHYTE ACQUISITION CORP. II

By:	/s/ Bernard Duroc-Danner
Name:	Bernard Duroc-Danner
Title:	Chairman and Chief Executive Officer

PYROPHYTE MERGER SUB, INC.

By:	/s/ Bernard Duroc-Danner
Name:	Bernard Duroc-Danner
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

SAKUU CORPORATION

By:	/s/ Robert Bagheri
Name:	Robert Bagheri
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

EXHIBIT A
Form of Company Support Agreement

[Filed separately.]

A-1

EXHIBIT B
Form of Sponsor Support Agreement

[Filed separately.]

B-1

EXHIBIT C
Form of Company Lock-Up Agreement

COMPANY LOCK-UP AGREEMENT

This COMPANY LOCK-UP AGREEMENT (this “Agreement”), dated as of [●], 2027, is made by and among Pyrophyte Acquisition Corp. II, a Cayman Islands exempted company limited by shares (“Pyrophyte”) and the undersigned person who will be issued Pyrophyte Shares (as defined below) and/or holder (the “Company Shareholder”) of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and/or Bridge Preferred Stock, in each case, par value $0.0001 per share (“Company Preferred Shares”), and/or shares of Common Stock, par value $0.0001 per share (“Company Common Shares”), as applicable (collectively, the “Company Shares”), of Sakuu Corporation, a Delaware corporation (the “Company”). Pyrophyte and the Company Shareholder shall be referred to herein from time to time collectively as the “Parties” and, individually, as a “Party”. Capitalized terms used but not otherwise defined herein, including capitalized terms used in any provision incorporated herein pursuant to Section 3(d) hereof, shall have the meanings ascribed to such terms in the Combination Agreement (as defined below).

WHEREAS, Pyrophyte, Pyrophyte Merger Sub, Inc., a Delaware corporation, and the Company entered into that certain Business Combination Agreement, dated as of October 14, 2026 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, and including the schedules and exhibits thereto, all substantially in the form provided to the Company Shareholder on the date hereof, the “Combination Agreement”);

WHEREAS, pursuant to the Combination Agreement, at the Effective Time, each Company Common Share (including any Company Common Shares issuable upon the conversion of Company Preferred Shares) will be converted into the right to receive a number of shares of common stock, par value $0.0001 per share, of Pyrophyte (“Pyrophyte Shares”), equal to the Exchange Ratio, upon the terms and subject to the conditions set forth in the Combination Agreement;

WHEREAS, as of the date hereof, the Company Shareholder is the record and beneficial owner of the number of Company Shares set forth on the signature page hereto and, as a result of the Merger, the Company Shareholder will become entitled to receive in respect of such Company Shares a number of Pyrophyte Shares as determined in accordance with the Combination Agreement (such Pyrophyte Shares, together with any other Equity Securities of Pyrophyte that the Company Shareholder acquires record or beneficial ownership of after the date hereof, collectively, the “Restricted Securities”); and

WHEREAS, the Company Shareholder acknowledges and agrees that Pyrophyte would not have entered into and agreed to consummate the transactions contemplated by the Combination Agreement, including the Merger, without the Company Shareholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Lock-Up Provisions.

(a) The Company Shareholder hereby agrees not to, without the prior written consent of Pyrophyte, (1) Transfer any Restricted Securities from and after the Closing and until the date that is twelve (12) months after the date of the Closing (the “Lock-Up Period”); provided, that the Restricted Securities may be Transferred (as defined below) prior to the end of the Lock-Up Period if the closing share price of the Pyrophyte Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions) for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred fifty (150) days after the Closing and (2) from and after the execution of the Combination Agreement and until the end of the Lock-Up Period, directly or indirectly, engage in any short sales or other hedging or derivative transactions in respect of the Restricted Securities; provided that the foregoing restrictions shall not apply to the Transfer of any or all of the Restricted Securities owned by the Company Shareholder made in respect of a Permitted Transfer (as defined below); provided, further, that in the case of a Permitted Transfer under clauses (A)-(G), it shall be a condition to such Transfer that the transferee executes and delivers to Pyrophyte an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to the Company Shareholder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement.

As used herein, “Transfer” shall mean (i) the sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, loan, placing of a lien or other encumbrance on, grant of any option, right or warrant to purchase or other disposal of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, in each case with respect to any security, including any Restricted Security, (ii) entry into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, including any Restricted Security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement or disclosure of any action or intention to effect any transaction specified in clause (i) or (ii).

As used in this Agreement, the term “Permitted Transfer” shall mean a Transfer made:

(A) in the case of the Company Shareholder being an individual, by gift to a member of the individual’s immediate family, or to a trust or other estate planning vehicle, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person;

(B) as a bona fide gift, or to a charitable organization or educational institution;

(C) in the case of the Company Shareholder being an individual or a trust, by virtue of laws of descent and distribution upon death of the Company Shareholder;

(D) in the case of the Company Shareholder being an individual, by operation of law pursuant to orders of a court or regulatory agency, a qualified domestic relations order or negotiated divorce settlement;

(E) in the case of the Company Shareholder being an entity or trust, to its affiliates, subsidiaries, partners, limited partners, managers, members, equityholders, shareholders, trustors or beneficiaries, or to any investment fund or other entity that controls, is controlled by, manages, is managed by or is under common control with the undersigned (including, for the avoidance of doubt, if the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership and, if the undersigned is a trust, to a trustor or beneficiary of the trust);

(F) in the case of the Company Shareholder being an entity, to the Company Shareholder’s officers or directors, any affiliate or family member of any of the Company Shareholder’s officers or directors;

(G) in the case of a Company Shareholder being an entity or trust, by virtue of applicable Law or the Company Shareholder’s organizational documents upon liquidation or dissolution of the Company Shareholder;

(H) in connection with the consummation of a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Pyrophyte’s shareholders having the right to exchange their Pyrophyte Shares for cash, securities or other property;

(I) to the Company pursuant to any contractual arrangement in effect on the date of the Agreement that provides for the repurchase of the Restricted Securities by the Company, provided that such Transfer is not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Lock-Up Period in connection with any such Transfer (other than Form 13F filings filed with the SEC);

(J) in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, Pyrophyte Shares; provided that (i) any such Pyrophyte Shares received by the Company Shareholder shall be subject to the terms of this Agreement and (ii) such Transfer is not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Lock-Up Period (other than Form 13F filed with the SEC);

(K) so long as the Restricted Securities remain subject to this Agreement, to a nominee or custodian of a person or entity to whom a Transfer would be permissible under clauses (A) through (I) above; and

(L) pursuant to a bona fide tender offer for shares of Pyrophyte’s capital stock, merger, consolidation or other similar transaction made to all holders of Pyrophyte’s securities involving a Change of Control (as defined below) of Pyrophyte (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the Company Shareholder may agree to transfer, sell, tender or otherwise dispose of Pyrophyte Shares or other securities in connection with such transaction) that has been approved by the Board of Directors of Pyrophyte; provided that, in the event that such Change of Control transaction is not consummated, this clause (L) shall not be applicable and the Company Shareholder’s shares and other securities shall remain subject to the restrictions contained in this Agreement; provided, that in the case of any Transfer pursuant to clauses (A) through (H), such Transfer is not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Lock-Up Period (other than (1) any required filings on Form 13F, or Schedule 13G under the Exchange Act, and (2) in the case of any Transfer pursuant to clauses (A) and (B), any Form 4 or Form 5 required to be filed under the Exchange Act if the Holder is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition).

Further, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Pyrophyte Shares shall not be a Transfer, provided that (i) such plan does not provide for the transfer of Pyrophyte Shares during the Lock-Up Period and (ii) no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period.

For purposes of this Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions following the Closing Date, to a person or group of affiliated persons, of Pyrophyte’s voting securities if, after such transfer, such person or group of affiliated persons would hold in excess of 50% of the outstanding voting securities of Pyrophyte (or the surviving entity), provided that, for the avoidance of doubt, the Business Combination shall not constitute a Change of Control.

(b) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Pyrophyte shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pyrophyte may impose stop-transfer instructions with respect to the Restricted Securities of the Company Shareholder (and Permitted Transferees thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate or book-entry interest evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], 2027, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, the Company Shareholder shall retain all of its rights as a shareholder of Pyrophyte during the Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Restricted Securities.

(e) At any time during the Lock-Up Period, Pyrophyte may, to the extent not prohibited by applicable Law, waive compliance by the Company Shareholder with any of the agreements or conditions for the benefit of Pyrophyte set forth herein, as applicable; provided, that any such waiver shall be valid only if set forth in a written instrument signed on behalf of Pyrophyte.

2. Representations and Warranties of Company Shareholder. The Company Shareholder represents and warrants to Pyrophyte as follows:

(a) The Company Shareholder is (i) an exempted company, corporation, limited liability company, partnership or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable) or (ii) an individual.

(b) If the Company Shareholder is not an individual, the Company Shareholder has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of the Company Shareholder. If the Company Shareholder is an individual, the signature on this Agreement is genuine and such Company Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company Shareholder and constitutes the valid, legal and binding agreement of the Company Shareholder (assuming this Agreement has been, upon execution hereof, duly authorized, executed and delivered by the other Parties hereto), enforceable against the Company Shareholder in accordance with its terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) The execution and delivery of this Agreement by the Company Shareholder does not, and the performance by the Company Shareholder of its obligations hereunder will not, (i) violate any provision of, or result in the breach of, any Law to which the Company Shareholder is subject or by which any property or asset of the Company Shareholder is bound, (ii) if the Company Shareholder is an entity, conflict with or result in a violation of the Governing Documents of the Company Shareholder, or (iii) violate any provision of or result in breach, default or acceleration under any Contract (including any Lien on any Pyrophyte Shares) binding upon the Company Shareholder and, if the Company Shareholder is an entity, its Equity Securities, or require any consent or approval that has not been given or other action that has not been taken by any Person, except in the case of clause (i) or (iii) directly above, as would not reasonably be expected to prevent, enjoin or materially delay the performance by the Company Shareholder of its obligations under this Agreement.

(d) No consent, notice, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Company Shareholder with respect to the Company Shareholder’s execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act or any consents, notices, approval, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Company Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) As of the date hereof, there are no Proceedings pending against the Company Shareholder or, to the knowledge of the Company Shareholder, threatened against the Company Shareholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Company Shareholder of its obligations under this Agreement.

3. Miscellaneous.

(a) Effectiveness; Termination. This Agreement, and all of the representations, warranties, agreements and covenants contained herein (including any rights arising out of any breach of any of such representations, warranties, agreements and covenants), shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (i) the end of the Lock-Up Period, and (ii) the written agreement of Pyrophyte and the Company Shareholder. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 3(a) shall not affect any liability on the part of any Party for a breach of any covenant or agreement set forth in this Agreement prior to such termination. The provisions of Section 3 of this Agreement, including this Section 3(a), shall survive any termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective Permitted Transferees and permitted successors and assigns. This Agreement and all obligations of the Company Shareholder are personal to the Company Shareholder and may not be transferred or delegated by the Company Shareholder (except to a Permitted Transferee) at any time without the prior written consent of Pyrophyte. Pyrophyte may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of the Company Shareholder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The Parties expressly agree that Sections 12.11 (Governing Law), 12.12 (Consent to Jurisdiction) and 12.13 (Waiver of Jury Trial) of the Combination Agreement shall apply to this Agreement as if fully stated herein, mutatis mutandis.

(e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) (a) in the case of Pyrophyte, in accordance with Section 12.02 of the Combination Agreement and (b) in the case of the Company Shareholder, to the address set forth below the Company Shareholder’s name on the signature page to this Agreement, in each case or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(f) Amendment. Except as provided in Section 3, this Agreement may be amended or modified only by a written agreement executed and delivered by Pyrophyte and the Company Shareholder, and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 3(f) shall be void, ab initio.

(g) Entire Agreement. This Agreement, together with the other agreements referenced herein, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Combination Agreement or any other Transaction Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, obligations or remedies of Pyrophyte or the Company Shareholder under any other agreement between Pyrophyte or the Company Shareholder or any certificate or instrument executed by any Party in favor of any other Party, and nothing in any other agreement, certificate or instrument shall limit any of the rights, obligations or remedies of Pyrophyte or the Company Shareholder under this Agreement.

(h) Further Assurances. From time to time, at another Party’s written request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall use commercially reasonable efforts to execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(i) Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors, accountants and other representatives or consultants, shall be paid by the Party incurring such fees or expenses.

(j) Construction; Interpretation. The term “this Agreement” means this Company Lock-Up Agreement, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Sections are to Sections of this Agreement; and (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time. When calculating the period of time before which, within which or following which any action under this Agreement is required to be done, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

(k) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(l) Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Proceeding for breach of this Agreement may only be made against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and persons that are expressly identified as the Parties, and none of the Pyrophyte Related Parties or the Shareholder Related Parties (as defined below) shall have any liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein. No party shall have any right of recovery in respect hereof against any Pyrophyte Related Party or Shareholder Related Party, as applicable, and no personal liability shall attach to any Pyrophyte Related Party or Shareholder Related Party through such applicable party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Proceeding or otherwise. The provisions of this Section 3(m) are intended to be for the benefit of, and are enforceable by, the Pyrophyte Related Parties and the Shareholder Related Parties and each such Person shall be an express third-party beneficiary of this Section 3(m). This Section 3(m) shall be binding on all successors and assigns of the parties. As used herein, “Shareholder Related Party” means any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Company Shareholder, or any Affiliate, family member or representative of any of the foregoing, and the respective successors and assigns of the foregoing Persons.

(n) Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

(o) No Presumption Against Drafting Party. Each of the Parties acknowledges that it has participated jointly in the negotiation and drafting of this Agreement and has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PYROPHYTE ACQUISITION CORP. II

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

[SHAREHOLDER]

By:
Name:
Title:

Series A Preferred Stock:
Series A-1 Preferred Stock:
Series A-2 Preferred Stock:
Series A-3 Preferred Stock:
Series B Preferred Stock:
Series B-1 Preferred Stock:
Bridge Preferred Stock:
Common Stock:

Address for Notice:

Attention:
Facsimile:
E-mail: